Filed pursuant to Rule 424(b)(5)
Registration No. 333-238700

Prospectus Supplement

(To Prospectus dated July 7, 2020)

18,124,400 Ordinary Shares

CHINA XIANGTAI FOOD CO. LTD.

We are offering 18,124,400 ordinary shares, par value US$0.01 per share, of China Xiangtai Food Co., Ltd. (the “Company”, “China Xiangtai”, “we”, “us” or “our”),

In a concurrent private placement, we are also selling warrants to purchase up to 18,124,400 ordinary shares of China Xiangtai Food Co., Ltd. (the “Warrants”). Each Warrant entitles the holder thereof to purchase one ordinary share at an exercise price per share of US$1.008. The Warrants are exercisable sixty (60) days after the date of issuance and expire five (5) years from the date of issuance. There will be no trading market for the Warrants. The Warrants and the ordinary shares underlying the Warrants are being offered pursuant to an exemption from the registration requirements of the Securities Act of 1933 (as amended, the “Securities Act”) provided in Regulation S promulgated thereunder.

The sales of our ordinary shares and Warrants will be made in accordance with that certain securities purchase agreement, dated as of January 28, 2022 (the “Securities Purchase Agreement”), and that certain amendment to such securities purchase agreement, dated January 30, 2022, by and among us and the investors named therein.

Our ordinary shares are traded on the Nasdaq Capital Market under the symbol “PLIN”. On January 28, 2022, the last reported sales price of our ordinary shares on the Nasdaq Capital Market was $1.05 per share. During the year ended December 31, 2021, the high and low closing prices were US$3.01 and US$0.74 per ordinary share. We have experienced price volatility in our ordinary shares. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Ordinary Shares—The market price of our ordinary shares may be volatile or may decline regardless of our operating performance” in our annual report on Form 20-F for the fiscal year ended June 30, 2021 (the “2021 Annual Report”), which is incorporated by reference into this prospectus supplement.

As of January 28, 20202, there were a total of 58,492,054 ordinary shares issued and outstanding. The aggregate market value of our outstanding ordinary shares held by non-affiliates, or public float, as of January 28, 2022, was US$148,786,488.27, which was calculated based on 49,430,727 ordinary shares held by non-affiliates and the per ordinary share price of US$3.01, which was the closing price of our ordinary shares on Nasdaq on December 10, 2021.

We are an “emerging growth company” as defined in the Jumpstart Our Business Act of 2012, as amended, and a “foreign private issuer” as defined under Rule 405 under the Securities Act, and Rule 3b-4c under the Exchange Act of 1934, as amended, and, as such, will be subject to reduced public company reporting requirements.

We have retained Univest Securities, LLC to act as our placement agent in connection with this offering. The placement agent is not purchasing or selling any of the securities offered pursuant to this prospectus supplement and the accompanying prospectus. See “Plan of Distribution” beginning on page S-41 of this prospectus supplement for more information regarding these arrangements.

	Per ordinary share		Total
Public offering price	US$	0.8900	US$	16,130,716
Placement agent’s fees and commissions(1)	US$	0.0490	US$	887,189.38
Proceeds to us, before expenses(2)	US$	0.8411	US$	15,244,432.8

(1)	We will pay the placement agent a cash fee of five and a half percent (5.5%) on the gross proceeds raised in this offering. We have also agreed to issue to the placement agent warrants to purchase up to 906,220 ordinary shares (the “Placement Agent’s Warrants”), or five percent (5%) of the aggregate number of ordinary shares sold in this offering, for an aggregate purchase price of $100. In addition, we have agreed to reimburse the placement agent for accountable expenses up to US $75,000 and to pay the placement agent a non-accountable expense allowance equal to one percent (1%) of the gross proceeds of this offering, which amounts are not included in the table above. See “Plan of Distribution” beginning on page S-41 of this prospectus supplement for more information regarding the compensation payable to and our other arrangements with the placement agent.

(2)	We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent’s fees, will be approximately US$415,526.62, which include reimbursement of placement agent’s accountable expenses, payment of placement agent’s non-accountable expense allowance, and our legal, printing costs and various other fees and expenses.

Investing in our securities being offered pursuant to this prospectus supplement involves a high degree of risk. You should carefully read and consider the ‘‘Risk Factors’’ beginning on page S-27 of this prospectus supplement before you make your investment decision.

China Xiangtai Food Co., Ltd. is a holding company incorporated in the Cayman Islands. As a holding company with no material operations of our own, we conduct a substantial majority of our operations through our operating entities established in the People’s Republic of China (“China” or the “PRC”), including our indirect subsidiaries and the consolidated variable interest entities, or VIEs, in China.

We control and receive the economic benefits of the VIEs’ business operations through certain contractual arrangements (the “VIE Agreements”) with variable interest entities (VIEs) based in China and this VIE structure involves unique risks to investors. Neither we nor our subsidiaries own any shares in these VIEs. Instead, we control and receive the economic benefits of the VIEs’ business operation through the VIE Agreements, we are regarded as the primary beneficiary of the VIEs.  The VIE structure is used to provide investors with exposure to foreign investment in China-base companies where Chinese law prohibits direct foreign investments in the VIEs. For a description of our corporate structure and the VIE Agreements, see “Prospectus Summary - Corporate History and Structure” beginning on page S-4 of this prospectus supplement. As a result of the VIE Agreements, we are the primary beneficiary of the VIEs for accounting purposes. We have consolidated the financial results of the VIEs in our consolidated financial statements in accordance with U.S. GAAP. As of the date of this prospectus supplement, the VIE Agreements have not been tested in a court of law. If the Chinese regulatory authorities disallow the VIE structure in the future, it will likely result in a material change in our operation and financial performance. It could also result in a material change in the value of our securities, causing the value of such securities to significantly decline or become worthless. For a detailed description of the risks relating to the VIE structure, see “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure and Operation” in the 2021 Annual Report.

The securities offered in this prospectus supplement and the accompany prospectus are those of the Cayman Islands holding company. You may never hold equity interests in the VIEs in China.

Additionally, we are subject to certain legal and operational risks associated with our operations in China. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and therefore, these risks may result in a material change in our subsidiaries’ and the VIEs’ operations, significant depreciation of the value of our ordinary shares, or a complete hinderance of our ability to offer or continue to offer our securities to investors and cause the value of such securities to significantly decline or be worthless. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. We, our subsidiaries, and the VIEs are not currently required to obtain permission from any of the PRC authorities to operate and issue our ordinary shares to foreign investors. We, our subsidiaries, and the VIEs are not required to obtain permission or approval in connection with the VIEs’ operations from the China Securities Regulatory Commission (“CSRC”) or Cyberspace Administration of China (“CAC”) or any other governmental agency, nor have we or our subsidiaries or the VIEs received any denial for the VIEs’ operations. However. since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange. See “Prospectus Supplement Summary—Permission Required from PRC Authorities” on page S-18 of this prospectus supplement and “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in the People’s Republic of China” in the 2021 Annual Report and “Risk Factors—Risks Related to Doing Business in the People’s Republic of China” beginning on page S-30 of this prospectus supplement.

Our ordinary shares may be prohibited from trading on a national exchange under the Holding Foreign Companies Accountable Act, or HFCAA, if the Public Company Accounting Oversight Board (the “PCAOB”) is unable to inspect our auditors for three consecutive years beginning in 2021. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if passed by the U.S. House of Representatives and signed into law, would reduce the period of time for foreign companies to comply with PCAOB audits to two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. Our auditor, WWC, P.C., has been inspected by the PCAOB on a regular basis, with the last inspection conducted during November 2021, and it is not subject to the determinations announced by the PCAOB on December 16, 2021. If trading in our ordinary shares is prohibited under the HFCAA in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our ordinary shares. See “Item 3. Key Information—D. Risk Factors—Risks Related to doing Business in the People’s Republic of China—The recent joint statement by the SEC and the Public Company Accounting Oversight Board (United States), or the ‘PCAOB,’ proposed rule changes submitted by Nasdaq and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering.” in the 2021 Annual Report.

The cash flows that occurred among our Company, our subsidiaries, and the VIEs included the following intercompany borrowings: (i) during the fiscal year ended June 30, 2021, the Company received $162,000 from the VIEs, our subsidiaries received $245,000 from the VIEs and $9,362,000 from the Company, and the VIEs received $9,942,000 from our subsidiaries; (ii) during the fiscal year ended June 30, 2020, the Company received $367,000 from the VIEs, our subsidiaries received $587,000 from the VIEs and $3,935,000 from the Company, and the VIEs received $2,926,000 from our subsidiaries; and (iii) during the fiscal year ended June 30, 2019, our subsidiaries received $454,000 from the VIEs and $4,624,000 from the Company, and the VIEs received $4,613,000 from our subsidiaries and $1,772,000 from the Company. Our Company, our subsidiaries, and the VIEs do not have any plans to distribute earnings or settle amounts owed under the VIE Agreements in the foreseeable future. For more detailed discussion of how cash is transferred among us, our subsidiaries, and the VIEs, see “Prospectus Supplement Summary – Cash Transfers Between Our Company, Our Subsidiaries and the VIEs” beginning on page S-19 of this prospectus supplement and the audited consolidated financial statements and accompany footnotes in the 2021 Annual Report.

As of the date of this prospectus supplement, none of our subsidiaries nor the VIEs has made any dividends or distributions to China Xiangtai and China Xiangtai has not made any dividends or distributions to its shareholders. See “Prospectus Supplement Summary – Dividends or Distributions Made to our Company and U.S. Investors and Tax Consequences” beginning on page S-20 of this prospectus supplement.

We expect to deliver the ordinary shares being offered pursuant to this prospectus supplement on or about February 2, 2022, subject to customary closing conditions.

Neither the Securities and Exchange Commission, the Cayman Islands Monetary Authority, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is January 28, 2022

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

On May 26, 2020, we filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form F-3 (File No. 333-238700), utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective by the SEC on July 7, 2020. Under this shelf registration process, we may, from time to time, in one or more offerings, offer and sell up to US$50,000,000 of any combination, together or separately, of our ordinary shares, par value US$0.01 per share, ordinary shares in the form of share purchase contracts, share purchase units, debt securities, warrants, rights, units, or any combination thereof as described in the accompanying prospectus. We are selling up to 18,124,400 ordinary shares in this offering and as of the date of this prospectus supplement.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus supplement. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. You should read this entire prospectus supplement as well as the accompanying prospectus and the documents incorporated by reference that are described under “Incorporation of Documents by Reference” and “Where You Can Get More Information” in this prospectus supplement and the accompanying prospectus.

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement and the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement. Except as specifically stated, we are not incorporating by reference any information submitted under any Report of Foreign Private Issuer on Form 6-K into this prospectus supplement or the accompanying prospectus.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained herein, therein or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We further note that the representations, warranties, and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you unless you are a party to such agreement. Moreover, such representations, warranties, or covenants were accurate only as of the date when made or expressly referenced therein. Accordingly, such representations, warranties, and covenants should not be relied on as accurately representing the current state of our affairs unless you are a party to such agreement.

S-1

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus supplement to:

•	The “2021 Annual Report” are to the annual report on Form 20-F for the fiscal year ended June 30, 2021 filed by the Company on November 15, 2021, which is incorporated by reference into this prospectus supplement;

•	“China” or the “PRC” are to the People’s Republic of China, excluding Taiwan and the special administrative regions of Hong Kong and Macau for the purposes of this prospectus supplement only;

•	“China Silanchi” are to China Silanchi Holding Limited, an exempted company incorporated under the laws of the British Virgin Islands and a subsidiary of China Xiangtai;

•	“China Xiangtai”, “our company”, the “Company”, “we”, “us”, and “our” are to China Xiangtai Food Co., Ltd., an exempted company incorporated in the Cayman Islands with limited liability;

•	“CQ Pengmei” are to Chongqing Pengmei Supermarket Co., Ltd., a limited liability company organized under the laws of the PRC and a subsidiary of Xiangtai WFOE;

•	“CQ Penglin” are to Chongqing Penglin Food Co., Ltd., a limited liability company organized under the laws of the PRC, which we control via a series of agreements among Xiangtai WFOE, CQ Penglin, and the shareholders of CQ Penglin;

•	“Fu Tong Ge” are to Beijing Fu Tong Ge Technology Co., Ltd., a limited liability company organized under the laws of the PRC, which we control via a series of agreements among Gangyixing WFOE, Fu Tong Ge, and the shareholders of Fu Tong Ge;

•	“GA Yongpeng” are to Guangan Yongpeng Food Co., Ltd. a limited liability company organized under the laws of the PRC and a subsidiary of Xiangtai WFOE;

•	“Gangyixing WFOE” are to Beijing Gangyixing Technology Ltd., a limited liability company organized under the laws of the PRC and a subsidiary of Haochuangge HK;

•	“Haochuangge HK” are to Haochuangge Limited, a company organized under the laws of Hong Kong and a subsidiary of China Silanchi;

•	“JMC” are to Chongqing Ji Mao Cang Feed Co., Ltd., a limited liability company organized under the laws of the PRC, which we control via a series of agreements among Xiangtai WFOE, JMC, and the shareholders of JMC;

•	The “PRC Subsidiaries” are to CQ Pengmei, GA Yongpeng, Gangyixing WFOE and Xiangtai WFOE;

•	The “PRC Operating Entities” are to the PRC Subsidiaries and the VIEs;

•	“RMB” are to the legal currency of China;

•	“SEC” are to the United States Securities and Exchange Commission;

•	“SonicHash Canada” are to SonicHash Inc., a company organized under the laws of Alberta, Canada, and a subsidiary of China Xiangtai;

•	“SonicHash Singapore” are to SonicHash Pte. Ltd., a company organized under the laws of Singapore, and a subsidiary of China Xiangtai;

•	“SonicHash US” are to SonicHash LLC, a Delaware limited liability company and a subsidiary of China Xiangtai;

•	The “VIEs” are to the variable interest entities, Fu Tong Ge, JMC and CQ Penglin;

•	“U.S. dollars,” “$,” “US$,” and “dollars” are to the legal currency of the United States;

•	“Xiangtai BVI” are to WVM Inc., an exempted company organized under the laws of the British Virgin Islands and a subsidiary of China Xiangtai;

•	“Xiangtai HK” are to CVS Limited, a company organized under the laws of Hong Kong and a subsidiary of Xiangtai BVI; and

•	“Xiangtai WFOE” are to Chongqing Jinghuangtai Business Management Consulting Co., Ltd., a limited liability company organized under the laws of the PRC and a subsidiary of Xiangtai HK.

S-2

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and our SEC filings that are incorporated into this prospectus supplement contain or incorporate by reference forward-looking statements. All statements contained in this prospectus supplement, the accompanying prospectus and our SEC filings that are incorporated into this prospectus supplement, other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to of various factors, including, but not limited to, those identified under the section entitled “Item 3. Key Information—3.D. Risk Factors” in the 2021 Annual Report, the section entitled “Risk Factors” beginning on page S-27 of this prospectus supplement, and the section entitled “Risk Factors” beginning on page 14 of the accompanying prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus supplement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be Achieved or occur. Although we believe that the expectations reflected in the forward- looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, we undertake no duty to update any of these forward-looking statements after the date of this prospectus supplement or to conform these statements to actual results or revised expectations.

S-3

PROSPECTUS SUPPLEMENTSUMMARY

The following summary highlights, and should be read in conjunction with, the more detailed information contained elsewhere in this prospectus supplement, the accompanying prospectus, and the documents incorporated therein by reference. You should read carefully the entire documents, including our financial statements and related notes, to understand our business, the securities we are offering, and the other considerations that are important to your decision to invest in the ordinary shares. You should pay special attention to the “Risk Factors” sections beginning on page S-27 of this prospectus supplement, on page 14 of the accompanying prospectus and under the section entitled “Item 3. Key Information—3.D. Risk Factors” in the 2021 Annual Report.

Corporate History and Structure

We are a holding company incorporated in the Cayman Islands on January 23, 2018. As a holding company with no material operations of our own, we primarily conduct our operations through our PRC Subsidiaries and the VIEs in China. We control the VIEs through a series of agreements with the VIEs and the shareholders of the VIEs (collectively, the “VIE Agreements”). Through the VIE Agreements, we control and receive the economic benefits of the VIEs, which enables us to consolidate the financial results of the VIEs in our consolidated financial statements under U.S. GAAP. The VIE structure provides contractual exposure to foreign investment in China-based companies where Chinese law prohibits direct foreign investment in the operating companies. For a description of the agreements, see “—VIE Agreements” beginning on page S-5 of this prospectus supplement. The structure involves unique risks to investors. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure and Operation” in the 2021 Annual Report.

The ordinary shares offered in this prospectus supplement and the accompany prospectus are those of China Xiangtai, the Cayman Islands holding company, instead of shares of the PRC Operating Entities. As a result of the VIE structure, you may never directly hold equity interests in the VIEs.

The following diagram illustrates our corporate structure:

Direct and indirect subsidiaries

China Silanchi was formed on December 12, 2019. It is a subsidiary of China Xiangtai. China Silanchi is currently not engaging in any active business and is merely acting as a holding company.

CQ Pengmei was formed on July 27, 2017 in Chongqing under the laws of the PRC. It is a subsidiary of Xiangtai WFOE. CQ Pengmei engaged in the operation of our supermarkets in Chongqing China, all of which have been discontinued since February 2020.

GA Yongpeng was formed on May 10, 2008 in Chongqing under the laws of the PRC. It is a subsidiary of Xiangtai WFOE. GA Yongpeng used to engage in the slaughtering, processing, packing and selling of various processed meat products. Since April 2021, we have discontinued GA Yongpeng’s slaughtering, processing, packing and selling of meat products. GA Yongpeng is a subsidiary of Xiangtai WFOE.

S-4

Gangyixing WFOE is a PRC wholly foreign owned entity formed on June 28, 2020 in Beijing under the laws of the PRC. It is a subsidiary of Haochuangge HK and a wholly foreign-owned entity under the PRC laws. Gangyixing WFOE is currently not engaging in any active business and is merely acting as a holding company.

Haochuangge HK was formed on January 6, 2020. It is a subsidiary of China Silanchi. Haochuangge HK is currently not engaging in any active business and is merely acting as a holding company.

SonicHash Canada was formed on December 14, 2021 under the laws of Alberta, Canada. It is a subsidiary of China Xiangtai. It plans to engage in cryptocurrency mining in Canada.

SonicHash Singapore was formed on December 16, 2021 under the laws of Singapore. It is a subsidiary of China Xiangtai. It is not currently engaging in any active business and is seeking opportunities in crypto asset mining and blockchain technologies in Singapore.

SonicHash US was formed on December 17, 2021 under the laws of Delaware. It is a subsidiary of China Xiangtai. It is not currently engaging in any active business and is seeking opportunities in crypto asset mining and blockchain technologies in the United States

Xiangtai BVI was formed on February 11, 2015. It is a subsidiary of China Xiangtai. Xiangtai BVI is currently not engaging in any active business and is merely acting as a holding company.

Xiangtai HK was formed on March 4, 2015 under the laws of Hong Kong SAR. It is a subsidiary of Xiangtai BVI. Xiangtai HK is currently not engaging in any active business and is merely acting as a holding company.

Xiangtai WFOE is a PRC wholly foreign owned entity formed on September 1, 2017 in Chongqing under the laws of the PRC. It is a subsidiary of Xiangtai HK and a wholly foreign-owned entity under PRC laws. Xiangtai WFOE is currently not engaging in any active business and is merely acting as a holding company.

VIE Agreements

We conduct some of our business through the VIEs, which we effectively control through the VIE Agreements. The VIE Agreements allow us to:

•	exercise effective control over the VIEs;

•	receive substantially all of the economic benefits of the VIEs; and

•	have an exclusive option to purchase all or part of the equity interests in the VIEs when and to the extent permitted by PRC law.

As a result of the VIE Agreements, we are the primary beneficiary of the VIEs for accounting purposes. We have consolidated the financial results of the VIEs in our consolidated financial statements in accordance with U.S. GAAP. However, as of the date of this prospectus supplement, the VIE agreements have not been tested in a court of law.

Each of the VIE Agreements is described in detail below:

Contractual Arrangements with between Xiangtai WFOE and CQ Penglin,

JMC was formed on March 14, 2012 in Chongqing under the laws of the PRC. JMC is primarily engaged in the sales and distribution of feed raw material and formula solution. JMC has entered into strategic alliances with large grain and oil companies, such as Sinograin, and has obtained general distributorship in Chongqing, Sichuan, and neighboring area in China. JMC does not process the feed and formula solution procured from the suppliers.

The following is a summary of the currently effective contractual arrangements by and among Xiangtai WFOE, CQ Penglin, and the shareholders of CQ Penglin.

Equity Pledge Agreement

Pursuant to certain equity pledge agreements, as amended, among the shareholders who collectively owned all of CQ Penglin, pledges of all of the equity interests in CQ Penglin to Xiangtai WFOE were provided as collateral to secure the obligations of CQ Penglin under the exclusive consulting services and operating agreement. These shareholders may not transfer or assign the pledged equity interests, or incur or allow any encumbrance that would jeopardize Xiangtai WFOE’s interests, without Xiangtai WFOE’s prior approval. In the event of default under the exclusive consulting services and operating agreement, Xiangtai WFOE, as the pledgee, will be entitled to certain rights and entitlements, including the priority in receiving payments by the evaluation or proceeds from the auction or sale of whole or part of the pledged equity interests of CQ Penglin. The agreement will terminate at the date these shareholders have transferred all of their pledged equity interests pursuant to an equity option agreement.

S-5

Voting Rights Proxy and Financial Supporting Agreement

Pursuant to certain voting rights proxy and financial supporting agreements, as amended, the shareholders of CQ Penglin have given Xiangtai WFOE an irrevocable proxy to act on their behalf on all matters pertaining to CQ Penglin and to exercise all of their rights as shareholders of CQ Penglin, including the right to attend shareholders meetings, to exercise voting rights and to transfer all or a part of their equity interests in CQ Penglin. In consideration of such granted rights, Xiangtai WFOE has agreed to provide the necessary financial support to CQ Penglin, whether or not CQ Penglin incurs loss, and to not request repayment if CQ Penglin is unable to do so. The agreements shall remain in effect until October 8, 2047.

Technical Consultation and Services Agreement

Pursuant to certain technical consultation and services agreement between Xiangtai WFOE and CQ Penglin, as amended, Xiangtai WFOE has been engaged as exclusive provider of management consulting services to CQ Penglin. For such services, CQ Penglin has agreed to pay service fees based on all of its net income to Xiangtai WFOE, or Xiangtai WFOE has the obligation to absorb all of the losses of CQ Penglin.

The technical consultation and services agreement, as amended, remains in effect until October 8, 2047. The agreement can be extended only if Xiangtai WFOE gives its written consent of extension of the agreement before its expiration. Xiangtai WFOR may terminate this agreement at any time by giving 30 day’s prior written notice to CQ Penglin. CQ Penglin shall not terminate this Agreement prior to its expiration date unless Xiangtai WFOE commits gross negligence, or a fraudulent act, against CQ Penglin. Either party can terminate this agreement if the other party goes into liquidation or is prohibited to conduct business by the governmental authority.

Business Cooperation Agreement

Pursuant to a business cooperation agreement between Xiangtai WFOE and CQ Penglin, as amended, Xiangtai WFOE has the exclusive right to provide CQ Penglin with technical support, business support and related consulting services, including but not limited to technical services, business consultations, equipment or property leasing, marketing consultancy, system integration, product research and development, and system maintenance. In exchange, Xiangtai WFOE is entitled to a service fee that equals all of the net income of CQ Penglin determined by U.S. GAAP. The service fees may be adjusted based on the services rendered by Xiangtai WFOE in that month and the operational needs of CQ Penglin.

The business cooperation agreement, as amended, remains in effect unless Xiangtai WFOE commits gross negligence, or a fraudulent act, against CQ Penglin. Nevertheless, Xiangtai WFOE shall have the right to terminate this agreement upon giving 30 days’ prior written notice to CQ Penglin at any time. The agreement shall remain effective until it is terminated by Xiangtai WFOE or is compelled to terminate under PRC laws and regulations.

Equity Option Agreement

Pursuant to certain equity option agreements, as amended, among Xiangtai WFOE, CQ Penglin and its shareholders. CQ Penglin’s shareholders jointly and severally grant Xiangtai WFOE an option to purchase their equity interests in CQ Penglin. The purchase price shall be the lowest price then permitted under applicable PRC laws. If the purchase price is greater than the registered capital of CQ Penglin, the CQ Penglin shareholders are required to immediately return any amount in excess of the registered capital to Xiangtai WFOE or its designee. Xiangtai WFOE may exercise such option at any time until it has acquired all equity interests of CQ Penglin, and may transfer the option to any third party. The agreements will terminate at the date on which all of these shareholders’ equity interests of CQ Penglin have been transferred to Xiangtai WFOE or its designee.

Contractual Arrangements between Xiangtai WFOE and JMC

JMC was formed on March 14, 2012 in Chongqing under the laws of the PRC. JMC is primarily engaged in the sales and distribution of feed raw material and formula solution. JMC has entered into strategic alliances with large grain and oil companies, such as Sinograin, and has obtained general distributorship in Chongqing, Sichuan, and neighboring area in China. JMC does not process the feed and formula solution procured from the suppliers.

The following is a summary of the currently effective contractual arrangements by and among Xiangtai WFOE, JMC, and the shareholders of JMC.

S-6

Equity Pledge Agreement

Under an equity pledge agreement among Xiangtai WFOE, JMC and the shareholders of JMC dated April 3, 2020, a shareholder who owned 51% equity interest of JMC pledged his 51% equity interests in JMC to Xiangtai WFOE to guarantee JMC’s performance of relevant obligations and indebtedness under the technical consultation and services agreement. In addition, the 51% shareholder of JMC completed the registration of the equity pledge under the agreement with the appropriate local authority. If JMC breaches its obligations under the technical consultation and services agreement, Xiangtai WFOE, as pledgee, will be entitled to certain rights, including the right to sell the pledged equity interests. This pledge will remain effective until all the guaranteed obligations are performed.

Voting Rights Proxy and Financial Support Agreement

Under a voting rights proxy and financial support agreement among Xiangtai WFOE, JMC and a shareholder who owned 51% equity interest of JMC, dated April 3, 2020, the 51% JMC shareholder irrevocably appointed Xiangtai WFOE as its attorney-in-fact to exercise on such shareholder’s behalf any and all rights that such shareholder has in respect of his 51% equity interests in JMC, including but not limited to the power to vote on his behalf on all matters of JMC requiring shareholder approval in accordance with the articles of association of JMC. The proxy agreement is for a term of 20 years and can be extended by Xiangtai WFOE unilaterally by prior written notice to the other parties.

Technical Consultation and Services Agreement

Pursuant to a technical consultation and services agreement between JMC and Xiangtai WFOE dated April 3, 2020, Xiangtai WFOE has the exclusive right to provide consultation services to JMC relating to JMC’s business, including but not limited to business consultation services, human resources development, and business development. Xiangtai WFOE exclusively owns any intellectual property rights arising from the performance of this agreement. For such services, JMC agrees to pay service fees determined based on 51% of their net income to Xiangtai WFOE or Xiangtai WFOE has the obligation to absorb 51% of the losses of JMC. This agreement will be effective for 20 years, and can be extended if Xiangtai WFOE gives its written consent of the extension of this agreement before the expiration of this agreement and JMC shall agree with this extension without reserve. Xiangtai WFOE may terminate this agreement at any time by giving a 30 days’ prior written notice to JMC.

Equity Option Agreement

Under the equity option agreement among Xiangtai WFOE, JMC and a shareholder who owned 51% equity interest of JMC dated April 3, 2020, each of the shareholders of JMC irrevocably granted to Xiangtai WFOE or its designee an option to purchase at any time, to the extent permitted under PRC law, all or a portion of such shareholder’s 51% equity interests in JMC. Also, Xiangtai WFOE or its designee has the right to acquire any and all of the assets of JMC. Without Xiangtai WFOE’s prior written consent, JMC’s shareholders cannot transfer their equity interests in JMC and JMC cannot transfer its assets. The acquisition price for the shares or assets will be the minimum amount of consideration permitted under the PRC law at the time of the exercise of the option. This pledge will remain effective until all options have been exercised.

Contractual Arrangements between Gangyixing WFOE and Fu Tong Ge

Fu Tong Ge was formed on November 29, 2019 under the laws of the PRC. Fu Tong Ge does not hold any assets nor have any operation at this moment.  CQ Penglin. JMC, and Fu Tong Ge have been deemed consolidated variable interest entities.

The following is a summary of the currently effective contractual arrangements by and among Gangyixing WFOE, Fu Tong Ge, and the shareholders of Fu Tong Ge.

Equity Pledge Agreement

Pursuant to certain equity pledge agreements dated June 28, 2020, among the shareholders who collectively owned all of Fu Tong Ge, pledges of all of the equity interests in Fu Tong Ge to Gangyixing WFOE were provided as collateral to secure the obligations of Fu Tong Ge under a Technical Consultation and Service Agreement and other control agreements (the “Control Agreements”). These shareholders may not transfer or assign the pledged equity interests, or incur or allow any encumbrance that would jeopardize Gangyixing WFOE’s interests, without Gangyixing WFOE’s prior approval. In the event of default, Gangyixing WFOE, as the pledgee, will be entitled to certain rights and entitlements, including the priority in receiving payments by the evaluation or proceeds from the auction or sale in whole or in part of the pledged equity interests of Fu Tong Ge. The agreement will terminate at the date these shareholders have transferred all of their pledged equity interests pursuant to the terms of the agreement

S-7

Voting Rights Proxy and Financial Support Agreement

Pursuant to certain voting rights proxy and financial supporting agreements dated June 28, 2020, the shareholders of Fu Tong Ge have given Gangyixing WFOE an irrevocable proxy to act on their behalf on all matters pertaining to Fu Tong Ge and to exercise all of their rights as shareholders of Fu Tong Ge, including the right to attend shareholders meetings, to exercise voting rights and to transfer all or a part of their equity interests in Fu Tong Ge. In consideration of such granted rights, Gangyixing WFOE has agreed to provide the necessary financial support to Fu Tong Ge, whether or not Fu Tong Ge incurs loss, and to not request repayment if Fu Tong Ge is unable to do so. The agreements shall remain in effect until June 28, 2040.

Technical Consultation and Services Agreement

Pursuant to certain technical consultation and services agreement between Gangyixing WFOE and Fu Tong Ge dated June 28, 2020, Gangyixing WFOE has been engaged as exclusive provider of management consulting services to Fu Tong Ge. For such services, Fu Tong Ge has agreed to pay service fees based on all of its net income to Gangyixing WFOE, or Gangyixing WFOE has the obligation to absorb all of the losses of Fu Tong Ge.

The technical consultation and services agreement, as amended, remains in effect until June 28, 2040. The agreement can be extended only if Gangyixing WFOE gives its written consent of extension of the agreement before its expiration.

Equity Option Agreement

Pursuant to certain equity option agreements dated June 28, 2020 among Gangyixing WFOE, Fu Tong Ge and its shareholders, Fu Tong Ge’s shareholders, jointly and severally, have granted Gangyixing WFOE an option to purchase their equity interests in Fu Tong Ge. The purchase price shall be the lowest price then permitted under applicable PRC laws. If the purchase price is greater than the registered capital of Fu Tong Ge, the Fu Tong Ge shareholders are required to immediately return any amount in excess of the registered capital to Gangyixing WFOE or its designee. Gangyixing WFOE may exercise such option at any time until it has acquired all equity interests of Fu Tong Ge, and may transfer the option to any third party. The agreements will terminate at the date on which all of these shareholders’ equity interests of Fu Tong Ge have been transferred to Gangyixing WFOE or its designee.

Risks Associated with our Corporate Structure and the VIE Agreements

The VIE Agreements may be less effective than direct ownership and that we may incur substantial costs to enforce the VIE Agreements. For example, the VIEs and their shareholders could breach the VIE Agreements with us by, among other things, failing to conduct their operations in an acceptable manner or taking other actions that are detrimental to our interests. If we had direct ownership of the VIEs, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of the VIEs, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under the current VIE Agreements, we rely on the performance by the VIEs and their shareholders of their obligations under the contracts to exercise control over the VIEs. The shareholders of the consolidated VIEs may not act in the best interests of our company or may not perform their obligations under these contracts. In addition, failure of the VIE shareholders to perform certain obligations could compel the Company to rely on legal remedies available under PRC laws, including seeking specific performance or injunctive relief, and claiming damages, which may not be effective.

All of the VIE Agreements are governed by PRC law. We are subject to risks due to uncertainty of the interpretation and the application of the PRC laws and regulations, including, but not limited to, regulatory review of overseas listing of PRC companies through a special purpose vehicle, and the validity and enforcement of the VIE Agreements. In the event we are unable to enforce these VIE Agreements, we may not be able to exert effective control over our operating entities and we may be precluded from operating our business. We are also subject to the risks of uncertainty about any future actions of the PRC government in this regard that could disallow the VIE structure, which would likely result in a material change in our operations and the value of our ordinary shares may depreciate significantly or become worthless. We may also be subject to sanctions imposed by PRC regulatory agencies, including the Chinese Securities Regulatory Commission, or CSRC, if we fail to comply with their rules and regulations. In addition, there is uncertainty as to whether the courts of the Cayman Islands or the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure and Operation” in the 2021 Annual Report.

Business Overview

China Xiangtai Food Co., Ltd. is a Cayman Islands exempted company and conducts business in China through the PRC Operating Entities. The following description of our business is a description of the business of the PRC Operating Entities.

The PRC Operating Entities engage in feed raw material (soybean meal and soybean oil) wholesale and retail in China since April 2020, when China Xiangtai and Xiangtai WFOE entered into a Share Purchase Agreement with JMC and a shareholder of JMC. Pursuant to the Share Purchase Agreement, China Xiangtai issued to a JMC shareholder, who owns 51% of JMC’s equity interest, a total of 2,000,000 duly authorized, fully paid and nonassessable ordinary shares of China Xiangtai, valued at a price of $3.71 per share, which was the closing price of the Company’s ordinary share on February 4, 2020, for an aggregate purchase price of $7,420,000, subject to certain milestones set forth in the Share Purchase Agreement, in exchange for the JMC shareholder and JMC entering into certain VIE agreements with Xiangtai WFOE. These VIE agreements were entered into on April 3, 2020. Pursuant to the VIE agreements, Xiangtai WFOE has the right to control, manage and operate JMC in return for a service fee equal to 51% of JMC’s after-tax net income. See “—VIE Agreements” beginning on page S-5 of this prospectus supplement for a summary of the VIE Agreements.

S-8

JMC purchases feed raw material from manufacturers and retail to animal husbandry businesses, feed solution manufacturers and trading companies. JMC has established a long-term relationship with Sinograin, a state-owned grain and oil company in China, and has been one of the distributors of Sinograin’s “Fu Dou Lai” brand soybean meal in Chongqing, Sichuan, and neighboring area in China. JMC does not process the soybean meal and soybean oil procured from the suppliers. The sales and marketing activities are conducted through JMC’s direct sales force. JMC maintains close contact with our customers to monitor customer requirements and offer additional products or services to meet their needs.

Our sales and marketing activities are conducted through our direct sales force. We maintain close contact with our customers, which allow us to monitor customer requirements and offer additional products or services to meet their needs.

Discontinued Operations

Prior to April 2021, the PRC Operating Entities engaged in the pork processing business and had operations across key sections of the industry value chain, including slaughtering, packing, distribution, wholesale, and retail of a variety of fresh pork meat and parts. Prior to February 2020, the PRC Operating Entities operated a grocery store in Chongqing, China that sold our pork and meat products and other consumer goods. In February 2020, the grocery store operation was discontinued. In April 2021, the pork processing business was discontinued.

Operation of Grocery Store

In July 2018, we acquired CQ Pengmei and opened two grocery stores in Chongqing in November 2017 that offered a variety of consumer goods. One of the grocery stores was closed in August 2018 due to the landlord’s failure to meet the fire safety requirements. We filed a lawsuit against the landlord for breach of the store operating lease. The lawsuit is still ongoing. In February 2020, due to the increase in inventory purchase cost and the quarantine restrictions as a result of the COVID-19 pandemic in China, we closed the other grocery store.

Meat Processing

We used to engage in the slaughtering, packing, distribution, wholesale, and retail of a variety of fresh pork meat and parts through CQ Penglin and GA Yongpeng. We used to sell fresh pork to distributors, who then sold to pork vendors in farmers’ markets. Due to the African Swine fever affecting China in October 2018, the supply of hogs decreased. Also, starting from March 2019, the Chongqing government started requiring all local slaughtering houses to only purchase hogs from hog farms in Chongqing, which further limited the supply of hogs. The decrease in supply increased the price of hogs and increased our cost of per unit slaughtering and processing. Starting in January 2020, due to the COVID-19 pandemic and quarantine measures, our sales volume in farmers markets decreased. We were operating at losses during the fiscal year ended June 30, 2020 and 2021. In addition, in March 2021, we ceased operation of the slaughtering and food processing facilities as a result of a legal dispute between CQ Penglin and Chongqing Puluosi Small Mortgage Co., Ltd. The food processing facility was sealed by the court and is subject to a lien. The court ordered the sale of this facility to enforce the court verdict against CQ Penglin. The slaughtering facility is subject to the same lien pursuant to the same court order, and pursuant to which order the facility cannot be sold, transferred or otherwise disposed without approval of the court. See “Item 4. Information on the Company – 4.B. Business Overview – Legal Proceedings – Chongqing Puluosi Small Mortgage Co., Ltd. v. Chongqing Penglin Food Co., Ltd” in the 2021 Annual Report. As a result, in April 2021, we discontinued the meat processing business.

Recent Development

November 2021 Offering

On November 22, 2021, the Company entered into a securities purchase agreement (the “2021 Securities Purchase Agreement”) with certain non-affiliated investors pursuant to which the Company agreed to sell 17,175,412 ordinary shares, par value $0.01 per share, in a registered direct offering and warrants to purchase up to 17,175,412 ordinary shares (the “2021 Investor Warrants”) in a concurrent private placement, for gross proceeds of approximately $16.5 million (the “November 2021 Offering”). The purchase price for each ordinary share and the corresponding 2021 Investor Warrant is US$0.96. The 2021 Investor Warrants became exercisable on January 23, 2022, which is 60 days from the date of issuance, and expire on November 24, 2026. The 2021 Investor Warrants have an exercise price of $1.008 per share, which is 105% of the purchase price. Each 2021 Investor Warrant is subject to anti-dilution provisions to reflect share dividends and splits or other similar transactions, as described in the 2021 Investor Warrants.

The 17,175,412 ordinary shares were issued to the purchasers in a registered direct offering and registered under the Securities Act, pursuant to a prospectus supplement filed with the SEC on November 23, 2021 to the Company’s currently effective registration statement on Form F-3 (File No. 333-238700), which was initially filed with the SEC on May 26, 2020 and declared effective by the SEC on July 7, 2020. The 2021 Investor Warrants were issued to the Purchasers in a concurrent private placement pursuant to an exemption from the registration requirements of the Securities Act provided in Regulation S promulgated thereunder.

S-9

The November 2021 Offering was conducted pursuant to a placement agency agreement, dated November 22, 2021, between the Company and Univest Securities, LLC. Univest Securities, LLC agreed to use its “reasonable best efforts” to solicit offers to purchase the Shares and the 2021 Investor Warrants. The Company agreed to pay Univest Securities, LLC a total cash fee equal to five point five percent (5.5%) of the aggregate gross proceeds raised in the November 2021 Offering. The Company also agreed to reimburse Univest Securities, LLC for all travel and other out-of-pocket expenses, including the reasonable fees, costs and disbursements of its legal fees which shall be limited to, in the aggregate, US $75,000. The Company further agreed that, in addition to the accountable expenses, it would pay Univest Securities, LLC a non-accountable expense allowance equal to one percent (1%) of the aggregate gross proceeds raised in the November 2021 Offering.

Additionally, the Company agreed to issue to Univest Securities, LLC warrants for the purchase of 858,771 ordinary shares (equal to 5% of the aggregate number of ordinary shares sold to in the November 2021 Offering), with an exercise price of $0.96 per share (equal to 100% of the offering price in the November 2021 Offering). Such warrants are first exercisable on May 24, 2022, which is six months after the closing of the November 2021 Offering, and expire on November 24, 2026.

Furthermore, the Company granted Univest Securities, LLC a right of first refusal, for a period of twelve months from the closing of the November 2021 Offering, to provide investment banking services to the Company on an exclusive basis in all matters for which investment banking services are sought by the Company (such right, the "Right of First Refusal"), which right is exercisable in the placement agent's sole discretion. For these purposes, investment banking services shall include, without limitation, (a) acting as lead manager for any underwritten public offering; (b) acting as exclusive placement agent, initial purchaser or financial advisor in connection with any private offering of securities of the Company; and (c) acting as financial advisor in connection with any sale or other transfer by the Company, directly or indirectly, of a majority or controlling portion of its capital stock or assets to another entity, any purchase or other transfer by another entity, directly or indirectly, of a majority or controlling portion of the capital stock or assets of the Company, and any merger or consolidation of the Company with another entity. The Right of First Refusal may be terminated by the Company for “cause,” which shall mean a material breach by the placement agent of the terms of its engagement letter with the Company or a material failure by the placement agent to provide the services as contemplated by such engagement letter.

The November 2021 Offering closed on November 24, 2021.

The Company agreed in the 2021 Securities Purchase Agreement that it would not issue any ordinary shares or ordinary share equivalents for 60 days following the closing of the November 2021 Offering subject to certain exceptions. The Company also agreed that it will not issue any ordinary shares or ordinary share equivalents involve in a variable rate transaction (as defined in the 2021 Securities Purchase Agreement) until no purchaser holds any of the 2021 Investor Warrants.

Concurrently with the execution of the 2021 Securities Purchase Agreement, the officers and directors of the Company and shareholders of the Company holding 10% or more of the Company’s ordinary shares entered into lock-up agreements (the “Lock-Up Agreements”) pursuant to which they have agreed, among other things, not to sell or dispose of any ordinary shares which are or will be beneficially owned by them for ninety (90) days following the closing of the November 2021 Offering.

Bitcoin Mining

As part of our growth strategies, we have been actively seeking opportunities to deploy emerging technologies, including crypto asset mining and blockchain technologies with diversified expansion strategy recently. In particular, we plan to engage in Bitcoin mining. We will use specialized computers, known as miners, to generate Bitcoins, a digital asset (also known as a cryptocurrency). The miners use application specific integrated circuit (“ASIC”) chips. These chips enable the miners to apply greater computational power, or “hash rate”, to provide transaction verification services (known as solving a block) which helps support the Bitcoin blockchain. For every block added, the Bitcoin blockchain awards a Bitcoin award equal to a set number of Bitcoins per block. These Bitcoin awards are subject to “halving,” whereby the Bitcoin award per block is reduced by half in order to control the supply of Bitcoins on the market. When Bitcoin was first launched in 2009, miners were awarded 50 Bitcoins if they first solved a new block; this award was halved to 25 Bitcoins per new block in 2012, and halved again in 2016 to 12.5 Bitcoins per new block. Most recently, in May 2020, the then prevailing reward of 12.5 Bitcoins per new block was halved to 6.25 Bitcoins. This reward rate is expected to next halve during 2024 to 3.125 Bitcoins per new block and will continue to halve at approximately four-year intervals until all potential 21 million Bitcoins have been mined. Miners with a greater hash rate have a higher chance of solving a block and receiving a Bitcoin award.

On December 15, 2021, SonicHash Canada entered into a sales and purchase agreement with Mineone Inc., pursuant to which SonicHash Canada purchased 742 units of cryptocurrency mining equipment for a total purchase price of $6,999,200, excluding tax. SonicHash Canada has paid the purchase price and the cryptocurrency mining equipment has been delivered to a facility in Alberta, Canada and will be deployed for Bitcoin mining in the future. SonicHash Canada is actively looking for a hosting partner to manage the miners’ facility.

S-10

On January 6, 2022, SonicHash US entered into a sales and purchase agreement with HashCow LLC (“HashCow”), pursuant to which SonicHash US purchased 600 units of cryptocurrency mining equipment for a total purchase price of $5,995,640, payable within 5 business days from the date of the agreement. The miners are expected to be delivered in February 2022 to a facility located in Carthage, NY. The facility will be maintained by Petawatt Holdings LLC (“YCD”). Pursuant to the Main Service Agreement by and between YCD and SonicHash US dated December 23, 2021, YCD will provide managerial and maintenance services at its facilities, including but not limited to rack space, electrical power, internet connection. The agreement is effective for a term of 12 months and is automatically renewed for 12 months thereafter. SonicHash US will pay YCD an electricity fee of $0.08 per KW and a one-time fee of $99 per unit. YCD can terminate the agreement with a 90 days’ advance notice to SonicHash US. In the event that YCD terminates the agreement without a reasonable reason, YCD shall be responsible for any costs and damages of SonicHash US. If SonicHash US terminates the agreement without a reasonable reason, SonicHash US shall pay the electricity bill of three months as a fine. If SonicHash US determines that the effectiveness and profitability is lower than 5%, SonicHash US can terminate the agreement and YCD shall be responsible for any costs and damages of SonicHash US.

We do not have miners for cryptocurrencies other than Bitcoin. We do not and will not have any cryptocurrency operations in China.

In connection with the new business, Jiaming Li joined the Company as the President to replace the former President Xiaohui Wu, Erick W. Rengifo joined as the Chief Strategy Officer and a director to replace the former director Yun Xia, on December 6, 2021, and Jinghai Jiang joined as the Chief Operating Officer on December 13, 2022. The biographies of Jiaming Li, Erick W. Rengifo and Jinghai Jiang are as follows:

Jiaming Li, age 33

Dr. Jiaming Li is the founder of a crypto mining fund management company, MineOne Partners Limited. Before jumping into the crypto world, he was a partner of TCC Capital, and previously served as the CEO of the Asset Management Center of Sinatay Insurance Co., Ltd, there he managed USD $11.6 billion in assets, focusing on fixed income, equity/debt investment and real estate. He was also the lead of Silverbirch Hotel & Resorts acquisition valued in USD $1.2 billion. Dr. Jiaming Li is a Ph.D. in Economics and Finance from Fordham University in New York, and a postdoctoral fellow from Peking University in China.

Erick W. Rengifo, age 51

Dr. Erick W. Rengifo is a professor of economics at Fordham University in New York. He is the founder of Terra Global Asset Management LLC, a Registered Investment Advisor, and Terra Fintech LLC, a technology firm cataloged by SEC as a large trader. Dr. Rengifo specializes in full latency trading spectrum, algorithmic and mathematical/statistical strategies, as well as active and passive portfolio management. He has several years of research experience in Blockchain technology and its applications as well as significant experience in cryptocurrencies. Dr. Erick W. Rengifo is a PhD in Economics from the Catholic University of Louvain in Belgium. He serves in the Investment Committee of Fordham University Endowment and, has been consultant in issues related to capital markets, risk management, mining law and operations, among others. Dr. Rengifo believes that the new experienced and specialized officers will strengthen the Company’s internal governance, improve internal control, and enhance the Company’s overall image in the global capital markets, the most important is to increase net profit and shareholder value.

Jinghai Jiang, age 42

Mr. Jiang has been involved in blockchain technology since 2016, when he founded Haiyuan Culture Development Limited and Qisuan Technology Limited to research and apply blockchain technology. Mr. Jiang also created the online community "Big Cabbage Blockchain" and has published multiple white papers to teach blockchain technology and the cryptocurrency business. Furthermore, Mr. Jiang has invested in over ten data centers whose combined capacity totals 1030MW. Mr. Jinghai Jiang graduated with a degree in Industrial Automation from Wuxi Radio and Television University in 2000.

Legal Proceedings

Our subsidiaries and VIEs are subject to various legal proceedings and claims, including contractual disputes and other commercial disputes, including as described below. Although it is not feasible to predict the outcome of these matters, we believe, unless otherwise indicated below, given the information currently available, that their ultimate resolution will not have a material adverse effect on our financial condition, results of operations and cash flows.

In addition to the section titled “Item 4. Information on the Company — Legal Proceedings” in the 2021 Annual Report, we had the following legal proceedings:

S-11

Chongqing Puluosi Small Mortgage Co., Ltd. v. Chongqing Penglin Food Co., Ltd.

On January 2, 2018, CQ Penglin and Chongqing Puluosi Small Mortgage Co., Ltd. (“PLS”) entered into a loan agreement (the “PLS Loan Agreement”), pursuant to which PLS agreed to loan CQ Penglin RMB 20,000,000 (the “PLS Loan”) for a term of one year with annual interest rate of 12% and penalty of 50% of the interest due.

On the same day, GA Yongpeng, Zeshu Dai, CEO and Chairwoman of the Company, and her husband, Mingwen Wang, signed a guarantee agreement with PLS, guaranteeing the PLS Loan.

On April 8, 2019, PLS filed a civil complaint at Chongqing Yubei District People’s Court (the “Yubei Court”) and claimed that CQ Penglin should repay principal in the amount of RMB 10,000,000 (the “First Debt”) with interest of RMB 183,333.33 and penalty since November 14, 2018 until the pay-off date.

CQ Penglin defended that action, pursuant to a supplemental agreement executed by PLS, CQ Penglin and other parties in May 2017 and a power of guarantee executed by GLP Finance Leasing (Shanghai) Co., Ltd. (“GLP”), an affiliate of PLS. The First Debt should have been escrowed in an account under the control of Chongqing Bentong Technology Co., Ltd. (“Chongqing Bentong”), designated by GLP, as a guarantee. When the PLS Loan expired, Chongqing Bentong should have wired back the First Debt to CQ Penglin, which should be used to repay PLS. However, CQ Penglin had not received the First Debt from Chongqing Bentong and therefore did not repay the First Debt to PLS.

The case was heard by the Yubei Court on June 19, 2019. On November 13, 2019, the Yubei Court issued a civil mediation letter. The Yubei Court confirmed that CQ Penglin owed PLS a principal of RMB 8,500,000 and interest of RMB 183,333.33, interest penalty (the interest penalty should be calculated based on RMB 8.5 million with 12% interest per year plus 50% interest penalty from November 14, 2018 to the pay-off date) and compound interest (from November 14, 2018 to the pay-off date, calculating based on outstanding interest and interest penalty with 12% interest per year plus 50% interest penalty). Accordingly, RMB 2 million of principal was due before December 31, 2019, RMB 2 million of principal was due before March 31, 2020, RMB 2 million of principal was due before May 31, 2020, RMB 2.5 million of principal, RMB 183,333.33 interest, constituting the total of outstanding interest penalty and compound interest, was due before August 31, 2020 by CQ Penglin to PLS and GA Yongpeng, Mingwen Wang and Zeshu Dai was to be jointly liable for the repayment of the First Debt. CQ Penglin was also required to pay PLS’s attorney’s fee of RMB 250,000, a property guarantee fee of RMB 13,800 and a court fee of RMB 43,900 to PLS before August 31, 2020.

In June 2019, CQ Penglin, GA Yongpeng and other defendants received another civil complaint from PLS, in which PLS complained that CQ Penglin should repay principal RMB 20,000,000 (the “Second Debt”) with interest and a penalty until the pay-off date.

On November 14, 2019, the Intermediate Court issued a civil mediation letter, according to which the Intermediate Court confirmed that CQ Penglin owed PLS principal of RMB 20,000,000, interest of RMB 893,333.33 as of January 2, 2019, compound interest RMB 22,400 within the loan period (the interest calculated based on RMB 20 million with 18% compound interest per year since January 3, 2019), PLS’s attorney’s fee of RMB 500,000, court fee of RMB 74,775 and a property guarantee fee of RMB 22,600. Accordingly, RMB 3 million of principal was due before December 31, 2019, RMB 3 million of principal was due before March 31, 2020, RMB 3 million of principal was due before May 31, 2020, and all of the remaining balance was due before August 31, 2020 by CQ Penglin to PLS and GA Yongpeng, Mingwen Wang, and Zeshu Dai was jointly liable for the repayment of the Second Debt.

On July 27, 2020, in connection with the First Debt and the Second Debt, the court imposed a high level consuming restriction letter on CQ Penglin and Zeshu Dai, the Chairwoman of the Board of Xiangtai Cayman and the legal representative of CQ Penglin.

On March 5, 2021, pursuant to a court order, CQ Penglin suspended its operation within its facilities located in Fulin, Chongqing. The court ordered the sale of CQ Penglin’s facilities to enforce the repayment of the Second Debt and liens attached to assets owned by CQ Penglin. The facility has a processing area of 4,000 square meters, 7 large refrigeration houses of 2,200 square meters, offices and dormitories of 3,000 square meters, and boiler rooms of 200 square meters. The facility was used to produce the Company’s processed meat products, including sausage, bacon, spam, cured pork, and soy sauce braised meats.

In connection with the same legal claim discussed above, the court also attached a lien against a facility of GA Yongpeng located in Linshui County, Sichuan Province, pursuant to which the facility cannot be sold, transferred or otherwise disposed without approval of the court. The facility has a processing area of 28,000 square meters, and is used for hog slaughtering by the company.

As of the date of this prospectus supplement, CQ Penglin has paid RMB 2,250,000 to PLS for the First Debt. RMB 7,750,000 of the First Debt was outstanding. For the Second Debt, Zeshu Dai has paid RMB 849,990.35 to PLS, Mingwen Wang has paid RMB 343,123.67 to PLS and the Intermediate Court has ordered the seizure of RMB 31,712.25 from CQ Penglin’s account as part of the Second Debt’s repayment. RMB 18,775,173.73 of the Second Debt was outstanding as of the date of this prospectus supplement.

S-12

Yong Li v. Chongqing Fu Yong Sheng Food Supermarket Co., Ltd. & Guang’an Yongpeng Food Co., Ltd.

On May 7, 2018, Chongqing Fu Yong Sheng Food Supermarket Co., Ltd. (“FYS Supermarket”), GA Yongpeng and Yong Li signed an agreement (the “Agreement”), according to which, FYS Supermarket agreed to buy supermarket equipment owned by Yong Li, for a total price of approximately RMB 1.8 million. FYS Supermarket paid Yong Li RMB 100,000 upon signing the Agreement and agreed to pay the remaining RMB 1.7 million before October 18, 2018, with interest at a rate of 1.5% per month for any balance paid thereafter. GA Yongpeng, an indirect subsidiary of the Company, served as the guarantor for FYS Supermarket in the Agreement.

After the Agreement was signed, Chongqing Yangshida Real Estate Development Co., Ltd. (“Yang Shi Da”) provided FYS Supermarket with a copy of a leasing agreement between itself and Yong Li dated July 4, 2017, claiming that it was the actual owner of the equipment and that Yong Li only had the right to use and not the legal titles to the equipment. Accordingly, Yang Shi Da advised FYS Supermarket to hold the payment to Yong Li. Yang Shi Da also agreed that FYS Supermarket could use the equipment for free.

After FYS Supermarket suspension of the payment, Yong Li filed for pretrial property preservation to the Chongqing Nan’an District People’s Court (the “Nan’an Court”) and Nan’an Court granted pretrial property preservation on November 6, 2018 to freeze GA Yongpeng’s bank account in the amount of RMB 42,920.92. Subsequently, Yong Li filed a lawsuit to the Nan’an Court, requesting FYS Supermarket to pay RMB 1,805,000 yuan, and GA Yongpeng to assume joint liability.

On March 18, 2019, FYS Supermarket and GA Yongpeng sued Yong Li to revoke the agreement on the grounds of Yong Li’s alleged fraudulent representation. On March 21, 2019, FYS Supermarket and GA Yongpeng applied to the Nan’an Court to suspend Yong Li’s lawsuit against them.

On June 11, 2020, Nan’an Court ruled to dismiss the FYS Supermarket and GA Yongpeng’s claim against Yong Li and ruled that FYS Supermarket shall pay Yong Li RMB1,700,000 and the monthly interests rate at 1.5% for the transfer fee and the losses, and Yong Li’s attorney fee in the amount of RMB 20,000. GA Yongpeng shall bear joint and several liability for the above repayment. FYS Supermarket and GA Yongpeng were also required to pay property guarantee fee in the amount of RMB 5,000 and court fee in the amount of RMB 21,045.

On July 14, 2021, Yong Li, FYS Supermarket, GA Yongpeng, Yushaung Yang, Yan Liao and Yong Wang entered into a settlement agreement, pursuant to which FYS Supermarket, GA Yongpeng, Yushaung Yang, Yan Liao and Yong Wang agreed to, jointly and severally, pay RMB 550,000 to Yong Li, RMB 200,000 shall be paid on or before July 30, 2021, RMB 200,000 shall be paid on or before August 30, 2021, and RMB 150,000 shall be paid on or before September 30, 2021. On November 26, 2021, GA Yongpeng has made a payment of RMB 400,000 to Yong Li pursuant to the settlement agreement. As of the date of this prospectus supplement, GA Yongpeng has made no further payment.

Yonghong Chen v. Chongqing Pengmei Supermarket Co., Ltd. v. Hong Zhou & Qingfu Liu

On January 2, 2019, Yonghong Chen sued CQ Pengmei regarding a lease dispute where CQ Pengmei was the lessor and Yonghong Chen was the lessee. In the complaint, Yonghong Chen sought damages in the amount of RMB110,000. CQ Pengmei added Hong Zhou and Qingfu Liu, who leased the property to CQ Pengmei, as third parties to this case.

On April 28, 2020, Chongqing City Beibei District People’s Court (“Beibei Court”) issued a judgement that CQ Pengmei shall return the Performance Bond of RMB 3,750 back to Yonghong Chen; CQ Pengmei shall return the rent of RMB 2,022.22 back to Yonghong Chen; CQ Pengmei shall compensate Yonghong Chen for the loss of RMB 13,882.86 in commodity extrusion, RMB 5,408 in decoration and decoration advertising expenses, and RMB 16,500 for the loss of work, which totals RMB 35,790.86; and CQ Pengmei shall also be responsible for RMB 840 out of RMB 1,250 of the litigation costs.

On May 19, 2020, CQ Pengmei has appealed the case to the Intermediate Court. On July 8, 2020, the Intermediate Court made a judgement that CQ Pengmei shall return the Performance Bond of RMB 3,750 back to Yonghong Chen; CQ Pengmei shall return the rent of RMB 2,022.22 back to Yonghong Chen; CQ Pengmei shall compensate Yonghong Chen for the loss of RMB 13,882.86 in commodity extrusion, RMB 5,408 in decoration and decoration advertising expenses, which totals RMB 19,290.86.

On August 3, 2020, the Beibei Court implemented an excessive spending restriction order on CQ Pengmei.

On December 27, 2018, Hong Zhou and Qingfu Liu sued CQ Pengmei regarding a lease dispute and sought damages in the amount of RMB 797,440 with interests and RMB 10,000 the use of a transformer. Hong Zhou and Qingfu Liu was the lessor and CQ Pengmei was the lessee. On June 18, 2019, CQ Pengmei counterclaimed Hong Zhou and Qingfu Liu for breach of the lease agreement and asked for a total compensation of RMB 2,106,813. On August 28, 2020, Beibei Court ruled to dismiss CQ Pengmei’s counterclaim against Hong Zhou and Qingfu Liu and made the judgement that the lease agreement between CQ Pengmei and Hong Zhou and Qingfu Liu should have terminated on December 31, 2018; CQ Pengmei shall pay the rent of RMB 233,536 to Hong Zhou and Qingfu Liu; CQ Pengmei shall pay occupancy expenses of RMB 11,392 to Hong Zhou and Qingfu Liu; CQ Pengmei shall pay liquidated damages to Hong Zhou and Qingfu Liu, which shall be calculated with RMB 233,536 as the principal and 15% annual interest rate starting from January 2, 2019 until the rent is paid off.

On September 22, 2020, CQ Pengmei has appealed the case to the Intermediate Court. As of the date of this prospectus supplement, the Intermediate Court has not scheduled a trial.

S-13

Chongqing Beibei Chouzhou Town Bank Co. Ltd. v. Penglin Wang, Mingwen Wang, Chongqing Pengmei Supermarket Co., Ltd., Chongqing Penglin Food Co., Ltd., and Chongqing Education Financing Guarantee Co. Ltd.

On June 4, 2020, Chongqing Beibei Chouzhou Town Bank Co. Ltd.(“Chouzhou Town Bank”) sued CQ Pengmei to repay the loan of Chouzhou Town Bank RMB2,395,058.92 in principal and RMB 20,142.45 in interest.

On September 25, 2020, the Beibei Court issued a civil mediation letter, according to which CQ Pengmei shall repay Chouzhou Town Bank the principal of RMB 2,380,064.92 and RMB 20,142.45 in interest. Accordingly, RMB110,000 of principal and RMB93,446.25 of the interest will be due before October 21, 2020, all the remaining balance shall be repaid for at least RMB100,000 at 21th of each month since November 2020, the repayment shall be completed no later than May 21, 2022. Since November 2020 to May 2022, the interest rate of CQ Pengmei shall pay to Chouzhou Town Bank rises by 50%, which shall be paid before 21th of each month. Penglin Wang, Mingwen Wang, Zeshu Dai, Chongqing Education Financing Guarantee Co. Ltd. and CQ Penglin shall bear joint and several liability for the above repayment.

As of February 18, 2021, CQ Pengmei has paid off all of the debt in the amount of RMB2,398,125.72 to Chouzhou Town Bank and the case has been closed.

Chongqing Dadukou Rongxing Town Bank Co. Ltd. v. Penglin Wang, Mingwen Wang, Chongqing Mingwen Food Co., Ltd., Chongqing Penglin Food Co., Ltd., Yong Wang, Chongqing Fu Yong Sheng Food Supermarket Co., Ltd., Guang’an Yongpeng Food Co., Ltd., Zeshu Dai, and Chongqing Pengmei Supermarket Co., Ltd.

On August 12, 2020, Chongqing Dadukou Rongxing Town Bank Co. Ltd. (“Dadukou Rongxing”) sued CQ Penglin at the Chongqing Dadukou District People’s Court (the “Dadukou Court”) in connection with a loan agreement dated September 20, 2018 between Dadukou Rongxing and CQ Penglin. In the complaint, Dadukou Rongxin requested CQ Penglin to repay the loan of Dadukou Rongxing in the amount of RMB6, 629,447.34, which consists of RMB5,493,839.49 of principal and RMB1,135,607.85 of interest. Penglin Wang, a director of the Company, Mingwen Wang, Chongqing Mingwen Food Co., Ltd., FYS Supermarket, GA Yongpeng, Zeshu Dai, and CQ Pengmei shall bear joint and several liability for the above repayment.

On April 28, 2021, the court ruled in favor of the plaintiff. CQ Penglin shall pay an aggregate of RMB 6,663,550.34 in principal, interest and interest penalty. As of the date of this prospectus supplement, CQ Penglin has not made any payment.

Chongqing Puluosi Small Mortgage Co., Ltd. v. Zili Zhang and Chongqing Pengmei Supermarket Co., Ltd.

On August 4, 2020, PLS sued Zili Zhang in connection with a loan agreement between PLS and Zili Zhang dated December 21, 2017. In the complaint, PLS requested Zili Zhang to repay the principal of RMB2,550,000 and the interest of RMB703,870 and CQ Pengmei to bear joint and several liability for the above repayment. On May 17, 2021, the court heard the case. On June 21, 2021, the court issued the verdict. Zili Zhang was ordered to repay PLS principal in the amount of RMB 2,520,000, penalty interest in the amount of RMB 740,025, and interest at an annual rate of 18% from October 21, 2020 until full repayment. CQ Pengmei was ordered to bear joint and several liability for the above repayment. As of the date of this prospectus supplement, neither Zili Zhang nor CQ Pengmei has made any payment.

Chongqing Haobangshou E-Commerce Co., Ltd. v. Chongqing Jinghuangtai Business Management Consulting Co., Ltd., Chongqing Penglin Food Co., Ltd., Guang’an Yongpeng Food Co., Ltd., Chongqing Jinghuangtai Business Management Consulting Co., Ltd. Penglin Wang, Mingwen Wang, and Zeshu Dai

On October 10, 2019, Chongqing Haobangshou E-Commerce Co., Ltd. (“Haobangshou”) entered into a partnership agreement, as supplemented on October 20, 2019 with CQ Penglin, pursuant to which Haobangshou agreed to provide funds to CQ Penglin for purchase of live hogs and CQ Penglin agreed to provide facilities for slaughtering. The parties will share profits of pork sales. On June 28, 2020, CQ Penglin and Haobangshou decided to terminate cooperation. During the term of the agreement, Haobangshoud provided funds in the total amount of RMB 13,140,000 to CQ Penglin. It was agreed that CQ Penglin will pay off the loan within three months from June 28, 2020. On September 25, 2020, CQ Penglin, Zeshu Dai and Mingwen Wang issued a guarantee letter to Haobangshou in connection with repayment of the principal and interest. On June 30, 2021, the court ruled in favor of the Haobangshou. CQ Penglin was ordered to repay RMB 13,140,000 and interest at 12% per annum. Zeshu Dai, Mingwen Wang and Penglin Wang shall bear joint and several liability for the above repayment. As of the date of this prospectus supplement, CQ Penglin has not made any payment.

Xiaolong Lai v. Chongqing Penglin Food Co., Ltd., Mingwen Wang, Zeshu Dai

On May 31, 2018, Mr. Xiaolong Lai waired RMB1,000,000 (approximately $154,800) to a third party, Mr. Yifan Pu. On July 5, 2018, Mr. Xiaolong Lai and CQ Penglin entered into a funding agreement, pursuant to which Mr. Lai agreed to loan RMB1,000,000 to CQ Penglin with an interest in 50% of the principal amount. On the same day, CQ Penglin, Ms. Zeshu Dai and Mr. Mingwen Wang issued a receipt of RMB1,000,000 to Mr. Lai. On September 17, 2019, CQ Penglin issued a note to Mr. Lai stating that CQ Penglin owed Mr. Lai RMB1,500,000, of which RMB1,000,000 was the principal and RMB500,000 was the interest, and that the loan shall extend until November 14, 2019. On the same day, Mr. Wang signed a personal guaranty letter to Mr. Lai stating that Mr. Wang would personally guarantee the repayment of principal and interest. On December 10, 2019, Ms. Zeshu Dai paid RMB200,000 to Mr. Lai. On January 7, 2021, Mr. Lai sued CQ Penglin, Ms. Dai and Mr. Wang. CQ Penglin claimed that it paid Mr. Yifan Pu RMB12,000,000 deposit in connection with another transaction, of which Mr. Pu has only returned RMB7,570,000. CQ Penglin issued the receipt, the note and the guaranty letter because it misunderstood RMB1,000,000 of the amount returned by Mr. Pu was the loan from Mr. Lai. The trial court ruled in favor of Mr. Lai on July 2, 2021. CQ Penglin, Ms. Dai and Mr. Wang appealed on July 12, 2021. On October 8. 2021, the appellate court upheld the trial court’s verdict and ordered CQ Penglin, Ms. Dai and Mr. Wang to pay the principal in the amount of RMB1,000,000 and interest in the rate of 2% per month from January 26, 2019 to August 19, 2020 and four times the LPR in China thereafter. As of the date of this prospectus supplement, CQ Penglin has not made any payment.

S-14

Chongqing Financing Re-guarantee Co., Ltd. v. Chongqing Penglin Food Co., Ltd., Guang’an Yongpeng Food Co., Ltd., Chongqing Mingwen Food Co., Ltd., Chongqing Pengmei Supermarket Co., Ltd., Chongqing Jinghuangtai Business Management Consulting Co., Ltd., Chongqing Fu Yong Sheng Food Supermarket Co., Ltd., Zeshu Dai, Mingwen Wang, Penling Wang, et al.

In September 2018, CQ Penglin entered into a loan agreement with Chongqing Rural Commercial Bank, for a loan in the amount of RMB 18,700,000 for a term from December 22, 2018 to December 6, 2019. CQ Penglin entered into a guarantee agreement pursuant to which Chongqing Financing Re-guarantee Co., Ltd. agreed to serve as the guarantee for the loan. CQ Penglin repaid a total of RMB 1,200,000 in principal during the term of the loan agreement and entered into an extension agreement with Chongqing Rural Commercial Bank in November 2020, pursuant to which CQ Pengling agreed to repay the remainder of the principal by June 30, 2020. In July 2019, Chongqing Financing Re-guarantee Co., Ltd. paid RMB 3,500,000 in principal on behalf of CQ Penglin.

During the period from June 2020 to November 2020, CQ Penglin repaid RMB 1,400,000 in principal and entered into another extension agreement with Chongqing Rural Commercial Bank, pursuant to which CQ agreed to repay the remainder of the principal by March 31, 2021. In December 2020, Chongqing Financing Re-guarantee Co., Ltd. paid RMB 1,600,000 in principal and RMB 145,704.11 in interest on behalf of CQ Penglin.

In March 2021, Chongqing Financing Re-guarantee Co., Ltd. paid RMB 1,000,000 in principal and RMB 203,996 in interest on behalf of CQ Penglin. Subsequently, CQ Penglin repaid RMB10,000 in principal. In June 2021, Chongqing Financing Re-guarantee Co., Ltd paid RMB 9,990,000 in principal and RMB 192,095.32 in interest on behalf of CQ Penglin.

Subsequently, CQ Penglin pledged RMB 1,000,000 and Zeshu Dai pledged her real estate in Beibei, Chongqing, to Chongqing Financing Re-guarantee Co., Ltd. In addition, Guang’an Yongpeng Food Co., Ltd., Chongqing Mingwen Food Co., Ltd., Chongqing Pengmei Supermarket Co., Ltd., Chongqing Jinghuangtai Business Management Consulting Co., Ltd., Chongqing Fu Yong Sheng Food Supermarket Co., Ltd., Zeshu Dai, Mingwen Wang, Penling Wang, Yong Wang, Yuan Liu, Yushuang Yang agreed to guarantee repayment of the Chongqing Rural Commercial Bank.

Chongqing Financing Re-guarantee Co., Ltd. sued CQ Penglin, Zeshu Dai and the loan guarantors. On December 13, 2021, the court ruled in favor of Chongqing Financing Re-guarantee Co., Ltd. CQ Penglin has been ordered to reimburse Chongqing Financing Re-guarantee Co., Ltd. a total of RMB 15,412,627.60, loss in the amount of four times the China Loan Prime Rate (LPR) of RMB 15,412,627.60, and legal fees of Chongqing Financing Re-guarantee Co., Ltd. in a total amount of RMB 148,056.49. The real estate of Zeshu Dai shall be auctioned and Chongqing Financing Re-guarantee Co., Ltd. shall have priority in receiving the proceeds of such sales. The foregoing loan guarantors shall bear joint and several liability for the above-mentioned repayments. As of the date of this prospectus supplement, Zeshu Dai and the loan guarantors have not made any payment.

Summary of Risk Factors

Investing in our ordinary shares involves significant risks. You should carefully consider all of the information in this prospectus supplement before making an investment in our ordinary shares. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully under “Item 3. Key Information—D. Risk Factors” in the 2021 Annual Report and in the section titled “Risk Factors” beginning on page S-27 of this prospectus supplement.

Risks Related to Our Business and Industry (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business and Industry” in the 2021 Annual Report and “Risk Factors—Risks Related to Our Business and Industry” beginning on page S-27 of this prospectus supplement)

•	Our business could be materially harmed by the ongoing coronavirus (COVID-19) pandemic (see page 9 of the 2021 Annual Report);

S-15

•	We might require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all (see page 10 of the 2021 Annual Report);

•	Any perceived or real health risks related to the feed industry could adversely affect our ability to sell our products. If our products become contaminated, we may be subject to product liability claims and product recalls (see page 11 of the 2021 Annual Report);

•	We may incur financial obligation by serving as guarantor for loan borrowed by a related entity (see page 16 of the 2021 Annual Report);

•	Crop disease, severe weather, natural disasters and other conditions affecting the environment, including the effects of climate change, could result in decline in supply and weaken our financial condition (see page 17 of the 2021 Annual Report);

•	Prices of agricultural products and feed raw materials are subject to supply and demand, a market condition which is not predictable (see page 17 of the 2021 Annual Report);

•	We may be liable for improper use or appropriation of personal information provided by our customers (see page 18 of the 2021 Annual Report);

•	If we are unable to successfully implement our Bitcoin mining business plan, it would affect our financial and business condition and results of operations (see page S-27 of this prospectus supplement);

•	Our results of operations are expected to be impacted by significant fluctuation of Bitcoin price (see page S-27 of this prospectus supplement);

•	The Bitcoin which we mine, is subject to halving; the Bitcoin reward for successfully uncovering a block will halve several times in the future and Bitcoin’s value may not adjust to compensate us for the reduction in the rewards we receive from our mining efforts (see page S-30 of this prospectus supplement);

•	We are subject to risks associated with our need for significant electrical power. Government regulators may potentially restrict the ability of electricity suppliers to provide electricity to mining operations, such as ours (see page S-30 of this prospectus supplement);

Risks Related to Our Corporate Structure and Operation (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure and Operation” in the 2021 Annual Report)

•	Substantial uncertainties exist with respect to the interpretation and implementation of PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations (see page 20 of the 2021 Annual Report);

•	The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S exchanges, however, if the VIEs or the holding company were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on any U.S. exchange, which would materially affect the interest of the investors (see page 21 of the 2021 Annual Report);

•	If the PRC government deems that the contractual arrangements in relation to CQ Penglin and JMC, our consolidated variable interest entities, do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations (see page 21 of the 2021 Annual Report);

•	We rely on contractual arrangements with CQ Penglin, JMC and Fu Tong Ge, the consolidated variable interest entities, for a portion of our business operations, which may not be as effective as direct ownership in providing operational control (see page 22 of the 2021 Annual Report);

•	Any failure by CQ Penglin, JMC or Fu Tong Ge, the consolidated variable interest entities, or their respective shareholders to perform their obligations under our contractual arrangements with them would have a material adverse effect on our business (see page 23 of the 2021 Annual Report);

•	The respective shareholders of CQ Penglin, JMC and Fu Tong Ge, the consolidated variable interest entities, may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition (see page 23 of the 2021 Annual Report);

•	Contractual arrangements in relation to CQ Penglin, JMC and Fu Tong Ge, the consolidated variable interest entities, may be subject to scrutiny by the PRC tax authorities and they may determine that we or CQ Penglin, JMC or Fu Tong Ge owe additional taxes, which could negatively affect our financial condition and the value of your investment (see page 24 of the 2021 Annual Report);

•	The laws of the Cayman Islands may not provide our shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States (see page 25 of the 2021 Annual Report);

•	We are a holding company and may rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our ordinary shares (see page 25 of the 2021 Annual Report);

S-16

Risks Related to Doing Business in the People’s Republic of China (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in the People’s Republic of China” in the 2021 Annual Report and “Risk Factors – Risks Related to Doing Business in the People’s Republic of China” beginning on page S-30 of this prospectus supplement)

•	China’s legal system is evolving and has inherent uncertainties that could limit the legal protection available to you (see page 27 of the 2021 Annual Report);

•	Uncertainties in the interpretation and enforcement of Chinese laws and regulations could limit the legal protections available to us (see page 27 of the 2021 Annual Report);

•	Any actions by Chinese government, including any decision to intervene or influence our operations or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to our operations, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless (see page 27 of the 2021 Annual Report);

•	Governmental control of currency conversion may limit our ability to utilize our net revenues effectively and affect the value of your investment (see page 30 of the 2021 Annual Report);

•	PRC regulations relating to offshore investment activities by PRC residents may limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits to us or otherwise expose us or our PRC resident beneficial owners to liability and penalties under PRC law (see page 31 of the 2021 Annual Report);

•	The recent joint statement by the SEC and the Public Company Accounting Oversight Board (United States), or the “PCAOB,” proposed rule changes submitted by Nasdaq and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering (see page 34 of the 2021 Annual Report);

•	The approval of the China Securities Regulatory Commission may be required in connection with this offering, and, if required, we cannot predict whether we will be able to obtain such approval (see page 36 of the 2021 Annual Report);

Risks Related to United States Government Regulations (for a more detailed discussion, see “Risk Factors – Risks Related to United States Government Regulations” beginning on page S-31 of this prospectus supplement)

•	We are subject to an extensive and rapidly-evolving regulatory landscape and any adverse changes to, or our failure to comply with, any laws and regulations could adversely affect our brand, reputation, business, operating results and financial condition (see page S-31 of this prospectus supplement);

•	A particular digital asset’s status as a “security” in any relevant jurisdiction is subject to a high degree of uncertainty and if a regulator disagrees with our characterization of a digital asset, we may be subject to regulatory scrutiny, investigations, fines, and penalties, which may adversely affect our business, operating results and financial condition. Furthermore, a determination that Bitcoin or any other digital asset that we own or mine is a “security” may adversely affect the value of Bitcoin and our business (see page S-32 of this prospectus supplement);

•	Because there has been limited precedent set for financial accounting of Bitcoin and other Bitcoin assets, the determination that we have made for how to account for Bitcoin assets transactions may be subject to change (see page S-34 of this prospectus supplement).

Risks Related to Canadian Government Regulations (for a more detailed discussion, see “Risk Factors – Risks Related to Canadian Government Regulations” beginning on page S-34 of this prospectus supplement)

•	The regulations of Alberta Utilities Commission (“AUC”) may have an adverse impact on our Canadian operations (see page S-34 of this prospectus supplement).

Risks Related to Our Ordinary Shares and this Offering (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Related to Our Ordinary Shares” in the 2021 Annual Report and “Risk Factors – Risks Related to Our Ordinary Shares” beginning on page S-35 of this prospectus supplement)

•	As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq corporate governance listing standards (see page 38 of the 2021 Annual Report);

•	We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our ordinary shares less attractive to investors (see page 39 of the 2021 Annual Report);

•	The market price of our ordinary shares may be volatile or may decline regardless of our operating performance (see page 40 of the 2021 Annual Report);

S-17

•	We do not intend to pay dividends for the foreseeable future (see page 41 of the 2021 Annual Report);

•	We have material weaknesses in our internal control over financial reporting. If any material weakness persists or if we fail to establish and maintain effective internal control over financial reporting, our ability to accurately report its financial results could be adversely affected (see page 41 of the 2021 Annual Report);

You will experience immediate dilution as a result of this offering and may experience future dilution as a result of future equity offerings or other equity issuance. (see page S-35 of this prospectus supplement); and

•	The exercise of the Warrants may further dilute the ordinary shares and adversely impact the price of our ordinary shares (see page S-35 of this prospectus supplement).

Permission Required from PRC Authorities

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies requires an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals to obtain the approval of the China Securities Regulatory Commission, or the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange.

On December 24, 2021, CSRC, together with other relevant government authorities in China issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (“Draft Overseas Listing Regulations”). The Draft Overseas Listing Regulations requires that a PRC domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures of and submit the relevant information to CSRC. The Overseas Issuance and Listing includes direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in PRC seeks to issue and list its shares in the name of an overseas enterprise (“Overseas Issuer”) on the basis of the equity, assets, income or other similar rights and interests of the relevant PRC domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing (“Indirect Overseas Issuance and Listing”) under the Draft Overseas Listing Regulations.

We believe the CSRC’s approval is not required under the M&A Rules for the offering and trading of our ordinary shares on Nasdaq in the context of this offering, given that: (i) our PRC subsidiaries were incorporated as a wholly foreign-owned enterprise by means of direct investment rather than by merger or acquisition of equity interest or assets of a PRC domestic company owned by PRC companies or individuals as defined under the M&A Rules that are our beneficial owners; (ii) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus supplement and accompany prospectus are subject to the M&A Rules; and (iii) no provision in the M&A Rules clearly classifies contractual arrangements as a type of transaction subject to the M&A Rules. As of the date of this prospectus supplement, no relevant laws or regulations in the PRC explicitly require us to seek approval from the CSRC or any other PRC governmental authorities for this offering, nor has our company, any of our subsidiaries or the VIE received any inquiry, notice, warning or sanctions regarding our planned offering from the CSRC or any other PRC governmental authorities. However, since official guidance and related implementation rules have not been issued, there remain some uncertainties as to how the rules will be interpreted or implemented in the context of an overseas offering and the potential impact such modified or new laws and regulations will have on the daily business operation of the PRC Operating Entities. We cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion as we do. The PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that requires our company, the VIE or its subsidiaries to obtain regulatory approval from Chinese authorities before listing in the U.S. If it is determined that CSRC approval is required for this offering, we may face sanctions by the CSRC or other PRC regulatory agencies for failure to seek CSRC approval for this offering. Additionally, if the Draft Overseas Listing Regulations is adopted into law, or if the CSRC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for this offering and any follow-on offering, we may be unable to obtain such approvals and we may face sanctions by the CSRC or other PRC regulatory agencies for failure to seek such approvals which could significantly limit or completely hinder our ability to offer or continue to offer securities to our investors and the securities currently being offered may substantially decline in value and be worthless. See “Item 3. Key Information—D. Risk Factors—Risks Related to doing Business in the People’s Republic of China—The approval of the China Securities Regulatory Commission may be required in connection with this offering, and, if required, we cannot predict whether we will be able to obtain such approval.”

On December 28, 2021, the CAC jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which will take effect on February 15, 2022 and replace the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operator (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

We do not believe that any of our PRC Operating Entities is deemed to be an “Operator” that are required to file for cybersecurity review before listing in the United States, because (i) our PRC Operating Entities' products and services are offered not directly to individual consumers but through our distributors; (ii) our PRC Operating Entities do not possess a large amount of personal information in our business operations; (iii)  data processed by our PRC Operating Entities does not have a bearing on national security and thus may not be classified as core or important data by the authorities; and (iv) as of the date of this prospectus supplement, none of our Company, our subsidiaries, or the VIEs have been informed by any PRC governmental authority of any requirement that it files for a cybersecurity review or a CSRC review. See “Item 3. Key Information—D. Risk Factors—Risks Related to doing Business in the People’s Republic of China—We may be liable for improper use or appropriation of personal information provided by our customers.

S-18

Additionally, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the “Opinions,” which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems, will be taken to deal with the risks and incidents of China-concept overseas listed companies, cybersecurity, data privacy protection requirements, and similar matters. The Opinions and any related implementing rules to be enacted may subject us to compliance requirements in the future. Given the current regulatory environment in the PRC, we are still subject to the uncertainty of different interpretation and enforcement of the rules and regulations in the PRC adverse to us, which may take place quickly with little advance notice. See “Risk Factors—Risks Relating to Doing Business in the PRC—The Opinions recently issued by the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council may subject us to additional compliance requirement in the future” on page S-30 of this prospectus supplement.

Cash Transfers Between Our Company, Our Subsidiaries and the VIEs

As of the date of this prospectus supplement, our Company, our subsidiaries, and the VIEs have not distributed any earnings or settled any amounts owed under the VIE Agreements. Our Company, our subsidiaries, and the VIEs do not have any plan to distribute earnings or settle amounts owed under the VIE Agreements in the foreseeable future.

During the fiscal years ended June 30, 2021, 2020, and 2019, cash transfers and transfers of other assets between our Company, our subsidiaries, and the VIEs were as follows:

For the Fiscal Year Ended June 30, 2021
No.	Transfer From	Transfer To	Approximate Value (US$)	Type
1	Subsidiaries	VIEs	$9,942,000	Cash (Intercompany Borrowing)
2	VIEs	Subsidiaries	$245,000	Cash (Intercompany Borrowing)
3	VIEs	Company	$162,000	Cash (Intercompany Borrowing)
4	Company	Subsidiaries	$9,362,000	Cash (Intercompany Borrowing)

For the Fiscal Year Ended June 30, 2020
No.	Transfer From	Transfer To	Approximate Value (US$)	Type
1	Subsidiaries	VIEs	$2,926,000	Cash (Intercompany Borrowing)
2	VIEs	Subsidiaries	$587,000	Cash (Intercompany Borrowing)
3	VIEs	Company	$367,000	Cash (Intercompany Borrowing)
4	Company	Subsidiaries	$3,935,000	Cash (Intercompany Borrowing)

For the Fiscal Year Ended June 30, 2019
No.	Transfer From	Transfer To	Approximate Value (US$)	Type
1	Subsidiaries	VIEs	$4,613,000	Cash (Intercompany Borrowing)
2	VIEs	Subsidiaries	$454,000	Cash (Intercompany Borrowing)
3	Company	VIEs	$1,772,000	Cash (Intercompany Borrowing)
4	Company	Subsidiaries	$4,624,000	Cash (Intercompany Borrowing)

Our Company is permitted under the laws of the Cayman Islands to provide funding to our subsidiaries incorporated in the British Virgin Islands and Hong Kong through loans or capital contributions without restrictions on the amount of the funds. Our subsidiaries are permitted under the respective laws of the British Virgin Islands and Hong Kong to provide funding to our Company through dividend distribution without restrictions on the amount of the funds.

S-19

Our Company is permitted under PRC laws and regulations to provide funding to the PRC Subsidiaries only through loans or capital contributions and to the VIEs only through loans, subject to satisfaction of applicable government registration and approval requirements.

To make capital contributions to the PRC Subsidiaries, the amount of capital contribution shall be limited to the registered capital of the PRC Subsidiaries. However, the PRC Subsidiaries may increase their registered capital with the local Administration for Market Regulation (AMR) at any time. In practice, under the condition that PRC Subsidiaries are prepared with complete materials, the local AMR will generally approve the application within several business days, and the local bank’s approval for the inward remittances of registered capital can be also completed within a few business days.

To make loans to the PRC Subsidiaries or the VIEs, according to Matters relating to the Macro-prudential Management of Comprehensive Cross-border Financing, or PBOC Circular 9, promulgated by the People’s Bank of China, the total cross-border financing of a company shall be calculated using a risk-weighted approach and shall not exceed an upper limit. The upper limit shall be calculated as capital or assets (for enterprises, net assets shall apply) multiplied by a cross-border financing leverage ratio and multiplied by a macro-prudential regulation parameter. The macro-prudential regulation parameter is currently 1, which may be adjusted by the People’s Bank of China and the State Administration of Foreign Exchange in the future, and the cross-border financing leverage ratio is 2 for enterprises. Therefore, the upper limit of the loans that a PRC company can borrow from foreign companies shall be calculated at 2 times the borrower’s net assets. When the PRC Subsidiaries and the VIEs jointly apply for borrowing foreign debt, the upper limit of borrowing shall be 2 times of the net assets in the consolidated financial statement, and the VIEs shall make a commitment to refrain from borrowing foreign debt in their own respective names.

Furthermore, Xiangtai WFOE and Gangyixing WFOE, as a foreign-invested enterprises, may also choose to calculate the upper limit of foreign debt borrowing based on the surplus between the total investment in projects approved by the verifying departments and the registered capital. We can make loans to Xiangtai WFOE and Gangyixing WFOE within the range of the surplus.

Current PRC regulations permit the PRC Subsidiaries to pay dividends to the subsidiaries in Hong Kong only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of a subsidiary’s board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if we or our subsidiaries are unable to receive all of the revenues from our operations through the current VIE Agreements, we may be unable to pay dividends on our ordinary shares.

See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure and Operation –We are a holding company and may rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our ordinary shares” in the 2021 Annual Report.

Dividends or Distributions Made to our Company and U.S. Investors and Tax Consequences

As of the date of this prospectus supplement, none of our subsidiaries nor the VIEs has made any dividends or distributions to China Xiangtai and China Xiangtai has not made any dividends or distributions to its shareholders.

We plan to retain any earnings for the foreseeable future for our operations. Any future determination to pay cash dividends will be at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements and such other factors as our board of directors deems relevant.

In addition to obtaining financing at the holding company level, China Xiangtai’s ability to pay dividends to its shareholders and to service any debt it may incur may depend upon dividends paid by the PRC Subsidiaries. If any of our subsidiaries incurs debt on its own in the future, the instruments governing such debt may restrict its ability to pay dividends to China Xiangtai.

Subject to the passive foreign investment company rules, the gross amount of distributions we make to investors with respect to our ordinary shares (including the amount of any taxes withheld therefrom) will be taxable as a dividend, to the extent that the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles.

S-20

Holding Foreign Companies Accountable Act (the “HFCAA”)

Our ordinary shares may be prohibited from trading on a national exchange under the HFCAA if the Public Company Accounting Oversight Board (the “PCAOB”) is unable to inspect our auditors for three consecutive years beginning in 2021. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if passed by the U.S. House of Representatives and signed into law, would reduce the period of time for foreign companies to comply with PCAOB audits to two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On December 2, 2021, the U.S. Securities and Exchange Commission (“SEC”) adopted final amendments to its rules implementing the HFCAA. The rules apply to registrants the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate (Commission-Identified Issuers) and require Commission-Identified Issuers identified by the SEC to submit documentation and make disclosures required under the HFCAA. In addition, the final amendments also establish procedures the SEC will follow in (i) determining whether a registrant is a “Commission-Identified Issuer” and (ii) prohibiting the trading on U.S. securities exchanges and in the over-the-counter market of securities of a “Commission-Identified Issuer” under the HFCAA. The final amendments are effective on January 10, 2022. The SEC will begin to identify and list Commission-Identified Issuers on its website shortly after registrants begin filing their annual reports for 2021. Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021, which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: mainland China or Hong Kong, a Special Administrative Region of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. Our auditor, WWC, P.C., has been inspected by the PCAOB on a regular basis, with the last inspection conducted during November 2021, and it is not subject to the determinations announced by the PCAOB on December 16, 2021. If trading in our ordinary shares is prohibited under the HFCAA in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our ordinary shares. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in the People’s Republic of China—The recent joint statement by the SEC and the Public Company Accounting Oversight Board (United States), or the ‘PCAOB,’ proposed rule changes submitted by Nasdaq and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering.” in the 2021 Annual Report.

Selected Condensed Consolidated Financial Schedule

The following tables present selected condensed consolidated financial data of China Xiangtai, its subsidiaries, and the VIEs for the fiscal years ended June 30, 2021, 2020, and 2019, and balance sheet data as of June 30, 2021 and 2020, which have been derived from our audited consolidated financial statements for those years. Please read these in conjunction with the audited consolidated financial statements and accompany footnotes in the 2021 Annual Report.

	VIEs	SUBSIDIARIES	PARENT	TOTAL	ELIMINATING ENTRIES	CONSOLIDATED BALANCE
	June 30,	June 30,	June 30,	June 30,	June 30,	June 30,
	2021	2021	2021	2021	2021	2021
CURRENT ASSETS
Cash and cash equivalents	$4,265	$1,395	$1,943	$7,603	$-	$7,603
Accounts receivable, net	11,142,558	-	-	11,142,558	-	11,142,558
Other receivables – related parties	-	6,126,115	-	6,126,115	(6,126,115)	-
Inventories	229,392	-	-	229,392	-	229,392
Prepayments	1,921,459	-	130,088	2,051,547	-	2,051,547
Intercompany receivables	-	2,232,333	19,163,736	21,396,069	(21,396,069)	-
Current assets of discontinued operations	18,375,858	714,756	-	19,090,614	-	19,090,614
Total current assets	31,673,532	9,074,599	19,295,767	60,043,898	(27,522,184)	32,521,714

OTHER ASSETS
Plant and equipment, net	4,395	-	-	4,395	-	4,395
Deferred tax assets	2,331,145	-	-	2,331,145	-	2,331,145
Other assets of discontinued operations	4,686,008	1,332,566	-	6,018,574	-	6,018,574
Total other assets	7,021,548	1,332,566	-	8,354,114	-	8,354,114

Total assets	$38,695,080	$10,407,165	$19,295,767	$68,398,012	$(27,522,184)	$40,875,828

CURRENT LIABILITIES
Short-term loans – banks	$782,073	$-	-	782,073	-	782,073
Convertible debenture, net	-	-	1,300,000	1,300,000	-	1,300,000
Accounts payable	9,966,193	-	-	9,966,193	-	9,966,193
Other payables and accrued liabilities	21,768	2,597	218,045	242,410	-	242,410
Other payables – related parties	1,483,634	1,025,505	720,809	3,229,948	-	3,229,948
Customer deposits	4,309,819	-	-	4,309,819	-	4,309,819
Customer deposits – related party	5,958	-	-	5,958	-	5,958
Taxes payable	1,034,421	-	-	1,034,421	-	1,034,421
Current liabilities of discontinued operations	21,759,683	2,192,902	-	23,952,585	(6,126,115)	17,826,470
Total current liabilities	39,363,549	3,221,004	2,238,854	44,823,407	(6,126,115)	38,697,292

OTHER LIABILITIES
Loss in excess of investment in subsidiaries	-	-	20,278,567	20,278,567	(20,278,567)	-
Other liabilities of discontinued operations	25,696,344	623,950	-	26,320,294	(22,521,770)	3,798,524
Total other liabilities	25,696,344	623,950	20,278,567	46,598,861	(42,800,337)	3,798,524

Total liabilities	65,059,893	3,844,954	22,517,421	91,422,268	(48,926,452)	42,495,816

SHAREHOLDERS’ EQUITY
Ordinary shares & additional paid-in capital	2,677,059	2,928,884	32,582,965	38,188,908	(5,605,943)	32,582,965
Deferred share compensation	-	-	(21,140)	(21,140)	-	(21,140)
Statutory reserves	909,475	760,892	1,670,367	3,340,734	(1,670,367)	1,670,367
(Accumulated deficit) retained earnings	(30,826,756)	3,615,424	(38,574,620)	(65,785,952)	27,211,332	(38,574,620)
Accumulated other comprehensive (loss) income	(726,257)	(742,989)	1,120,774	(348,472)	1,469,246	1,120,774
Total China Xiangtai Food Co., Ltd. shareholders’ equity	(27,966,479)	6,562,211	(3,221,654)	(24,625,922)	21,404,268	(3,221,654)

NONCONTROLLING INTERESTS	1,601,666	-	-	1,601,666	-	1,601,666

Total liabilities and shareholders’ equity	$38,695,080	$10,407,165	$19,295,767	$68,398,012	$(27,522,184)	$40,875,828

S-21

	VIEs	SUBSIDIARIES	PARENT	TOTAL	ELIMINATING ENTRIES	CONSOLIDATED BALANCE
	June 30,	June 30,	June 30,	June 30,	June 30,	June 30,
	2020	2020	2020	2020	2020	2020
CURRENT ASSETS
Cash and cash equivalents	$901,800	$6,124	$163,640	$1,071,564	$-	$1,071,564
Accounts receivable, net	9,833,936	-	-	9,833,936	-	9,833,936
Other receivables, net	12,747	-	28,940	41,687	-	41,687
Other receivables – related parties	-	5,797,241	-	5,797,241	(5,797,241)	-
Prepayments	1,039,017	-	18,406	1,057,423	-	1,057,423
Intercompany receivables	-	2,225,809	9,963,384	12,189,193	(12,189,193)	-
Current assets of discontinued operations	36,560,042	1,711,282	-	38,271,324	-	38,271,324
Total current assets	$48,347,542	$9,740,456	$10,174,370	$68,262,368	$(17,986,434)	$50,275,934

OTHER ASSETS
Plant and equipment, net	10,121	-	-	10,121	-	10,121
Goodwill	-	5,185,866	-	5,185,866	-	5,185,866
Long-term investments	-	-	19,713,942	19,713,942	(19,713,942)	-
Deferred tax assets	648,768	-	-	648,768	-	648,768
Other assets of discontinued operations	4,303,028	2,925,717	-	7,228,745	-	7,228,745
Total other assets	4,961,917	8,111,583	19,713,942	32,787,442	(19,713,942)	13,073,500

Total assets	$53,309,459	$17,852,039	$29,888,312	$101,049,810	$(37,700,376)	$63,349,434

CURRENT LIABILITIES
Short-term loans – banks	$1,245,489	$-	$-	$1,245,489	$-	$1,245,489
Loans from third parties	-	-	500,000	500,000	-	500,000
Convertible debenture	-	-	4,768,312	4,768,312	-	4,768,312
Accounts payable	5,727,718	-	-	5,727,718	-	5,727,718
Other payables and accrued liabilities	17,007	2,596	390,122	409,725	-	409,725
Other payables – related parties	2,879,867	4,758,524	423,416	8,061,807	(5,797,241)	2,264,566
Customer deposits	1,159,902	-	-	1,159,902	-	1,159,902
Taxes payable	399,276	-	-	399,276	-	399,276
Current liabilities of discontinued operations	28,120,679	503,535	-	28,624,214	(12,363,612)	16,260,602
Total current liabilities	39,549,938	5,264,655	6,081,850	50,896,443	(18,160,853)	32,735,590

OTHER LIABILITIES
Other liabilities of discontinued operations	3,369,279	417,729	-	3,787,008	-	3,787,008
Total other liabilities	3,369,279	417,729	-	3,787,008	-	3,787,008

Total liabilities	42,919,217	5,682,384	6,081,850	54,683,451	(18,160,853)	36,522,598

SHAREHOLDERS’ EQUITY
Ordinary shares & APIC	2,677,059	5,560,112	16,005,122	24,242,293	(8,237,171)	16,005,122
Deferred share compensation	-	-	(47,708)	(47,708)	-	(47,708)
Statutory reserves	909,475	760,892	1,670,367	3,340,734	(1,670,367)	1,670,367
Retained earnings	4,551,486	6,150,108	7,034,899	17,736,493	(10,701,594)	7,034,899
Accumulated other comprehensive loss	(768,152)	(301,457)	(856,218)	(1,925,827)	1,069,609	(856,218)
Total China Xiangtai Food Co., Ltd. shareholders’ equity	7,369,868	12,169,655	23,806,462	43,345,985	(19,539,523)	23,806,462

NONCONTROLLING INTERESTS	3,020,374	-	-	3,020,374	-	3,020,374

Total liabilities and shareholders’ equity	$53,309,459	$17,852,039	$29,888,312	$101,049,810	$(37,700,376)	$63,349,434

S-22

	VIEs	SUBSIDIARIES	PARENT	TOTAL	ELIMINATING ENTRIES	CONSOLIDATED BALANCE

	For the Year Ended June 30, 2021
Operating revenues	$80,498,435	$-	$-	$80,498,435	$-	$80,498,435
Gross profit	$2,997,018	$(10,798,684)	$-	$(7,801,666)	$-	$2,997,018
Loss from operations	$(3,872,881)	$(5,648,809)	$(3,474,225)	$(12,995,915)	$-	$(12,995,915)
Investment loss from VIEs/subsidiaries	$-	$-	$(41,969,501)	$(41,969,501)	$41,969,501	$-
Net loss from continuing operations	(3,007,036)	(5,650,681)	(3,640,018)	(12,297,735)	-	(12,297,735)
Net loss from discontinued operations	(33,789,915)	(995,317)	-	(34,785,232)	-	(34,785,232)
Net loss	$(36,796,951)	(6,645,998)	(45,609,519)	(89,052,468)	41,969,501	(47,082,967)
Less: net loss attributable to non-controlling interest	(1,473,448)	-	-	(1,473,448)	-	(1,473,448)
Net loss attributable to China Xiangtai Food Co. Ltd.	$(35,323,503)	$(6,645,998)	$(45,609,519)	$(87,579,020)	$41,969,501	$(45,609,519)

	VIEs	SUBSIDIARIES	PARENT	TOTAL	ELIMINATING ENTRIES	CONSOLIDATED BALANCE

	For the Year Ended June 30, 2020
Operating revenues	$24,248,765	$-	$-	$24,248,765	$-	$24,248,765
Gross profit	$2,029,237	$-	$-	$2,029,237	$-	$2,029,237
Income (loss) from operations	$1,242,103	$(409,361)	$(3,442,494)	$(2,609,752)	$-	$(2,609,752)
Investment loss from VIEs/subsidiaries	$-	$-	$(952,049)	$(952,049)	$952,049	$-
Net income (loss) from continuing operations	974,302	(415,649)	(3,924,893)	(3,366,240)	-	(3,366,240)
Net loss from discontinued operations	-	(1,033,293)	-	(1,033,293)	-	(1,033,293)
Net income (loss)	$974,302	$(1,448,942)	$(4,876,942)	$(5,351,582)	$952,049	$(4,399,533)
Less: net income attributable to non-controlling interest	477,409	-	-	477,409	-	477,409
Net income (loss) attributable to China Xiangtai Food Co. Ltd.	$496,893	$(1,448,942)	$(4,876,942)	$(5,828,991)	$952,049	$(4,876,942)

	VIEs	SUBSIDIARIES	PARENT	TOTAL	ELIMINATING ENTRIES	CONSOLIDATED BALANCE

	For the Year Ended June 30, 2019
Operating revenues	$-	$-	$-	$-	$-	$-
Cost of revenues	$-	$-	$-	$-	$-	$-
Gross profit	$-	$-	$-	$-	$-	$-
Loss from operations	$-	$(201,745)	$(309,466)	$(511,211)	$-	$(511,211)
Income from VIEs/subsidiaries	$-	$-	$4,673,057	$4,673,057	$(4,673,057)	$-
Net loss from continuing operations	-	(200,905)	(309,466)	(510,371)	-	(510,371)
Net income (loss) from discontinued operations	5,533,912	(659,950)	-	4,873,962	-	4,873,962
Net income (loss)	$5,533,912	$(860,855)	$4,363,591	$9,036,648	$(4,673,057)	$4,363,591

S-23

	VIEs	SUBSIDIARIES	PARENT	TOTAL	ELIMINATING ENTRIES	CONSOLIDATED BALANCE

	For the Year Ended June 30, 2021
Net cash provided by (used in) operating activities	$256,862	$(49,437)	$(10,751,255)	$(10,543,830)	$-	$(10,543,830)
Net cash used in investing activities	-	-	-	-	-	-
Net cash (used in) provided by financing activities	(1,598,445)	(336,946)	10,589,558	8,654,167	-	8,654,167
Effect of exchange rate	91,736	368,098	-	459,834	-	459,834
Net decrease in cash and cash equivalents	(1,249,847)	(18,285)	(161,697)	(1,429,829)	-	(1,429,829)
Cash and cash equivalents, beginning of year	1,330,738	41,382	163,640	1,535,760	-	1,535,760
Cash and cash equivalents, end of year	$80,891	$23,097	$1,943	$105,931	$-	$105,931

	VIEs	SUBSIDIARIES	PARENT	TOTAL	ELIMINATING ENTRIES	CONSOLIDATED BALANCE

	For the Year Ended June 30, 2020
Net cash (used in) provided by operating activities	$(3,782,803)	$3,353,176	$(5,482,392)	$(5,912,019)	$-	$(5,912,019)
Net cash provided by (used in) investing activities	165,033	(5,971)	-	159,062	-	159,062
Net cash provided by (used in) financing activities	4,487,314	(6,056,338)	5,646,032	4,077,008	-	4,077,008
Effect of exchange rate	(17,597)	13,301	-	(4,296)	-	(4,296)
Net increase in cash and cash equivalents	851,947	(2,695,832)	163,640	(1,680,245)	-	(1,680,245)
Cash and cash equivalents, beginning of year	478,791	2,737,214	-	3,216,005	-	3,216,005
Cash and cash equivalents, end of year	$1,330,738	$41,382	$163,640	$1,535,760	$-	$1,535,760

	VIEs	SUBSIDIARIES	PARENT	TOTAL	ELIMINATING ENTRIES	CONSOLIDATED BALANCE

	For the Year Ended June 30, 2019
Net cash used in operating activities	$(2,815,275)	$(2,268,733)	$(183,253)	$(5,267,261)	$-	$(5,267,261)
Net cash provided by investing activities	1,168,959	24,585	-	1,193,544	-	1,193,544
Net cash provided by financing activities	1,832,599	4,634,674	183,253	6,650,526	-	6,650,526
Effect of exchange rate	(11,930)	332,033	-	320,103	-	320,103
Net increase in cash and cash equivalents	174,353	2,722,559	-	2,896,912	-	2,896,912
Cash and cash equivalents, beginning of year	304,438	14,655	-	319,093	-	319,093
Cash and cash equivalents, end of year	$478,791	$2,737,214	$-	$3,216,005	$-	$3,216,005

Corporate Information

Our principal executive offices are located at Xinganxian Plaza, Building B, Suite 21-1, Lianglukou, Yuzhong District, Chongqing, People’s Republic of China 400800. The telephone number of our principal executive offices is +86 (023) 86330158. Our registered office in the Cayman Islands is provided by Corporate Filing Services Ltd. and located at 3rd Floor, Harbour Centre, PO Box 61, Grand Cayman, Kyl-1102, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc. located at 10 E. 40th Street, 10th Floor, New York, NY 10016. Our corporate website is http://irplin.com/. The information contained in our website is not a part of this prospectus supplement.

The SEC maintains an internet site at http://www.sec.gov that contains reports, information statements, and other information regarding issuers that file electronically with the SEC.

Implications of Being an Emerging Growth Company

We qualify as and elect to be an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include, but not limited to:

•	Reduced disclosure about the emerging growth company’s executive compensation arrangements in our periodic reports, proxy statements and registration statements; and

•	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

S-24

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.0 billion in annual revenue, have more than $700 million in market value of our ordinary shares held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three-year period. Except for our consolidated balance sheets, which we include two years of audited financial statements, we have decided to include three years of audited financial statements and three years of related management’s discussion and analysis of financial condition and results of operations disclosure in the 2021 Annual Report.

Implication of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

•	we are not required to provide as many Exchange Act reports or provide periodic and current reports as frequently, as a domestic public company;

•	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

•	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

•	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

•	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

•	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

The Offering

Number of ordinary shares offered by us:	18,124,400 ordinary shares.

Offering Price:	US$0.89 per ordinary share.

Number of ordinary shares outstanding prior to the offering:	58,492,054 ordinary shares

Number of ordinary shares outstanding after the offering:	76,616,454 ordinary shares (assuming no exercise of warrants issued in the November 2021 Offering, the Placement Agent’s Warrants or the Warrants to be issued in this offering)

Gross Proceeds:	US$16,130,716

Use of Proceeds:	We intend to use the net proceeds from this offering for product research and development, marketing and business development, new business assessment and acquisition, talent acquisition and training, and working capital and general corporate purposes. See “Use of Proceeds” on page S-39 of this prospectus supplement for additional information.

Concurrent private placement:	In a concurrent private placement, we are selling to the purchasers of ordinary shares in this offering Warrants to purchase up to 18,124,400 ordinary shares. We will receive gross proceeds from the concurrent private placement transaction solely to the extent such Warrants are exercised for cash. The Warrants will be exercisable 60 days from issuance at an exercise price of US$1.008 per share, subject to certain adjustments, and will expire five (5) years from the date of issuance. The Warrants and the ordinary shares issuable upon the exercise of the Warrants are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Regulation S promulgated under the Securities Act. See “Private Placement of Warrants” beginning on page S-40 of this prospectus supplement.

S-25

Placement Agent:	Univest Securities, LLC

Placement Agent’s Warrants:	We have agreed to issue to the placement agent warrants to purchase up to a total of 906,220 ordinary shares (equal to five percent (5%) of the ordinary shares sold in this offering) for an aggregate purchase price of $100. Such Placement Agent’s Warrants will be exercisable six months from the date of issuance and will expire five (5) years from the commencement of sales of this offering, at a per share price of US$0.89, subject to certain adjustments. See “Plan of Distribution” beginning on page S-41 of this prospectus supplement.

Market for our ordinary shares:	Our ordinary shares are currently listed on The Nasdaq Capital Market under the symbol “PLIN”.

Risk Factors:	See the “Risk Factors” sections beginning on page S-27 of this prospectus supplement, on page 14 of the accompanying prospectus, and under the section entitled “Item 3. Key Information—3.D. Risk Factors” in the 2021 Annual Report.

Lock-up	Each of our officers, directors, and 10% shareholders have agreed not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any ordinary shares or other securities convertible into or exercisable or exchangeable for ordinary shares for a period of 90 days from the date of the lock-up agreement without the prior written consent of the placement agent.

S-26

RISK FACTORS

You should carefully consider the matters described below and in “Risk Factors” in “Item 3. Key Information—D. Risk factors” in the 2021 Annual Report, and all of the information included or incorporated by reference in this prospectus supplement before deciding whether to purchase our ordinary shares. Our business, financial condition and results of operations could be materially and adversely affected by any of these risks or uncertainties. In that case, the trading price of our ordinary shares could decline, and you may lose all or part of your investment. The risks also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Special Notice Regarding Forward-Looking Statements” on page S-3 of this prospectus supplement.

Risks Related to Our Business and Industry

If we are unable to successfully implement our Bitcoin mining business plan, it would affect our financial and business condition and results of operations.

In December 2021, we decided to enter the Bitcoin mining business. There are various risks related to these efforts, including the risk that these efforts may not provide the expected benefits in our anticipated time frame, if at all, and may prove costlier than expected; and the risk of adverse effects to our business, results of operations and liquidity if past and future undertakings, and the associated changes to our business, do not prove to be cost effective or do not result in the cost savings and other benefits at the levels that we anticipate. Our intentions and expectations with regard to the execution of our business plan, and the timing of any related initiatives, are subject to change at any time based on management’s subjective evaluation of our overall business needs. If we are unable to successfully execute our business plan, whether due to failure to realize the anticipated benefits from our business initiatives in the anticipated time frame or otherwise, we may be unable to achieve our financial targets.

Our results of operations are expected to be impacted by significant fluctuation of Bitcoin price.

The price of Bitcoin has experienced significant fluctuations over its relatively short existence and may continue to fluctuate significantly in the future. Bitcoin prices ranged from approximately US$3,757 per coin as of December 31, 2018, US$7,184 per coin as of December 31, 2019, US$28,972 per coin as of December 31, 2020, to US$46,197 per coin as of December 7, 2021 according to Blockchain.info.

As we start to engage in Bitcoin mining, we expect our results of operations to continue to be affected by the Bitcoin price. Any future significant reductions in the price of Bitcoin will likely have a material and adverse effect on our results of operations and financial condition. We cannot assure you that the Bitcoin price will remain high enough to sustain our operation or that the Bitcoin price will not decline significantly in the future. Furthermore, fluctuations in the Bitcoin price can have an immediate impact on the trading price of our ordinary shares even before our financial performance is affected, if at all.

Various factors, mostly beyond our control, could impact the Bitcoin price. For example, the usage of Bitcoins in the retail and commercial marketplace is relatively low in comparison with the usage for speculation, which contributes to Bitcoin’s price volatility. Additionally, the reward for Bitcoin mining will decline over time. The most recent halving event occurred in May 2020 and next one to occur will be four years later, which may further contribute to Bitcoin price volatility.

If, pursuant to our hosting service contracts with hosting service providers, hosting service providers cannot or will not supply sufficient electric power or services for us to operate our miners or if such agreements are terminated, we may be required to relocate some or all of our miners to an alternative facility, which may have a less advantageous cost structure and our business and results of operations may suffer as a result.

We have entered into hosting service contract in connection with our miners’ facility in the United States. We are actively looking for a host service provider for our miners’ facility in Canada. If we are unable to secure sufficient power supply from the current hosting service providers, or if the current hosting service providers are unable to supply sufficient electric power, we may be forced to seek out alternative mining facilities and may be forced to accept less advantageous terms. Further, during relocation to a new mining facility, we will not be able to operate our miners and therefore we will not be able to generate revenue. Should this occur, our operations may be disrupted, which may have a material adverse effect on our operations.

S-27

The development and acceptance of cryptographic and algorithmic protocols governing the issuance of and transactions in cryptocurrencies is subject to a variety of factors that are difficult to evaluate.

The use of cryptocurrencies to, among other things, buy and sell goods and services and complete transactions, is part of a new and rapidly evolving industry that employs Bitcoin assets based upon a computer-generated mathematical and/or cryptographic protocol. Large-scale acceptance of cryptocurrencies as a means of payment has not occurred, and may never occur. The growth of this industry in general, and the use of Bitcoin, in particular, is subject to a high degree of uncertainty, and the slowing or stopping of the development or acceptance of developing protocols may occur unpredictably. The factors include, but are not limited to:

●	continued worldwide growth in the adoption and use of cryptocurrencies as a medium to exchange;

●	governmental and quasi-governmental regulation of cryptocurrencies and their use, or restrictions on or regulation of access to and operation of the network or similar Bitcoin systems;

●	changes in consumer demographics and public tastes and preferences;

●	the maintenance and development of the open-source software protocol of the network;

●	the increased consolidation of contributors to the Bitcoin blockchain through mining pools;

●	the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies;

●	the use of the networks supporting cryptocurrencies for developing smart contracts and distributed applications;

●	general economic conditions and the regulatory environment relating to cryptocurrencies; and

●	negative consumer sentiment and perception of Bitcoin specifically and cryptocurrencies generally.

The outcome of these factors could have negative effects on our ability to continue as a going concern or to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations as well as potentially negative effect on the value of any Bitcoin or other cryptocurrencies we mine or otherwise acquire or hold for our own account, which would harm investors in our securities.

Banks and financial institutions may not provide banking services, or may cut off services, to businesses that engage in Bitcoin-related activities or that accept cryptocurrencies as payment, including financial institutions of investors in our securities.

A number of companies that engage in Bitcoin and/or other Bitcoin-related activities have been unable to find banks or financial institutions that are willing to provide them with bank accounts and other services. Similarly, a number of companies and individuals or businesses associated with cryptocurrencies may have had and may continue to have their existing bank accounts closed or services discontinued with financial institutions in response to government action.

Subject to such restrictions, we also may be unable to obtain or maintain these services for our business. The difficulty that many businesses in our industry and in related industries have and may continue to have in finding banks and financial institutions willing to provide them services may now, and in the future, decrease the usefulness of cryptocurrencies as a payment system, harm public perception of cryptocurrencies and decrease their usefulness.

The usefulness of cryptocurrencies as a payment system and the public perception of cryptocurrencies could be damaged if banks or financial institutions were to close the accounts of businesses engaging in Bitcoin and/or other Bitcoin-related activities. This could occur as a result of compliance risk, cost, government regulation or public pressure. The risk applies to securities firms, clearance and settlement firms, national stock and derivatives on commodities exchanges, the over-the-counter market, and the Depository Trust Company, which, if any of such entities adopts or implements similar policies, rules or regulations, could negatively affect our relationships with financial institutions and impede our ability to convert cryptocurrencies to fiat currencies. Such factors could have a material adverse effect on our ability to continue as a going concern or to pursue our strategy at all, which could have a material adverse effect on our business, prospects or operations and harm investors.

We may face risks of Internet disruptions, which could have an adverse effect on the price of cryptocurrencies.

A disruption of the Internet may affect the use of cryptocurrencies and subsequently the value of our securities. Generally, cryptocurrencies and our business of mining cryptocurrencies is dependent upon the Internet. A significant disruption in Internet connectivity could disrupt a currency’s network operations until the disruption is resolved and have an adverse effect on the price of cryptocurrencies and our ability to mine cryptocurrencies.

The impact of geopolitical and economic events on the supply and demand for cryptocurrencies is uncertain.

Geopolitical crises may motivate large-scale purchases of Bitcoin and other cryptocurrencies, which could increase the price of Bitcoin and other cryptocurrencies rapidly. This may increase the likelihood of a subsequent price decrease, as crisis-driven purchasing behavior dissipates, adversely affecting the value of our inventory following such downward adjustment. Such risks are similar to the risks of purchasing commodities in general uncertain times, such as the risk of purchasing, holding or selling gold. Alternatively, as an emerging asset class with limited acceptance as a payment system or commodity, global crises and general economic downturn may discourage investment in cryptocurrencies as investors focus their investment on less volatile asset classes as a means of hedging their investment risk.

S-28

As an alternative to flat currencies that are backed by central governments, cryptocurrencies, which are relatively new, are subject to supply and demand forces. How such supply and demand will be impacted by geopolitical events is largely uncertain but could be harmful to us and investors in our ordinary shares. Political or economic crises may motivate large-scale acquisitions or sales of cryptocurrencies either globally or locally. Such events could have a material adverse effect on our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any Bitcoin or any other cryptocurrencies we mine or otherwise acquire or hold for our own account.

There is a lack of liquid markets for cryptocurrencies, and blockchain/Bitcoin-based assets are susceptible to potential manipulation.

Cryptocurrencies that are represented and trade on a ledger-based platform may not necessarily benefit from viable trading markets. Stock exchanges have listing requirements and vet issuers; requiring them to be subjected to rigorous listing standards and rules, and monitor investors transacting on such platform for fraud and other improprieties. These conditions may not necessarily be replicated on a distributed ledger platform, depending on the platform’s controls and other policies. The laxer a distributed ledger platform is about vetting issuers of Bitcoin assets or users that transact on the platform, the higher the potential risk for fraud or the manipulation of the ledger due to a control event. These factors may decrease liquidity or volume or may otherwise increase volatility of investment securities or other assets trading on a ledger-based system, which may adversely affect us. Such circumstances could have a material adverse effect on our ability to continue as a going concern or to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any Bitcoin or other cryptocurrencies we mine or otherwise acquire or hold for our own account and harm investors.

Our Bitcoins may be subject to loss, theft or restriction on access.

There is a risk that some or all of our Bitcoins could be lost or stolen. Cryptocurrencies are stored in platforms commonly referred to as “wallets” by holders of Bitcoins which may be accessed to exchange a holder’s Bitcoin assets. Access to our Bitcoin assets could also be restricted by cybercrime (such as a denial-of-service attack) against a service at which we maintain a hosted hot wallet. A hot wallet refers to any Bitcoin wallet that is connected to the Internet. Generally, hot wallets are easier to set up and access than wallets in cold storage, but they are also more susceptible to hackers and other technical vulnerabilities. Cold storage refers to any Bitcoin wallet that is not connected to the Internet. Cold storage is generally more secure from external attack than hot storage but is not ideal for quick or regular transactions and we may experience lag time in our ability to respond to market fluctuations in the price of our Bitcoin assets. Moreover, cold storage may increase the risk of internal theft or malfeasance. We hold our digital assets in hot or cold wallets through third-party custodians to reduce the risk of external malfeasance, but the risk of loss of our Bitcoin assets cannot be wholly eliminated. If any of our Bitcoin were lost or stolen, it is unlikely that we would ever be able to recover such Bitcoin.

Hackers or malicious actors may launch attacks to steal, compromise or secure cryptocurrencies, such as by attacking the Bitcoin network source code, exchange miners, third-party platforms, cold and hot storage locations or software, or by other means. We may be in control and possession of one of the more substantial holdings of Bitcoins. As we increase in size, we may become a more appealing target of hackers, malware, cyber-attacks or other security threats. Any of these events may adversely affect our operations and, consequently, our investments and profitability. The loss or destruction of a private key required to access our digital wallets may be irreversible and we may be denied access for all time to our Bitcoin holdings or the holdings of others held in those compromised wallets. Our loss of access to our private keys or our experience of a data loss relating to our digital wallets could adversely affect our investments and assets.

Cryptocurrencies are controllable only by the possessor of both the unique public and private keys relating to the local or online digital wallet in which they are held, which wallet’s public key or address is reflected in the network’s public blockchain. We will publish the public key relating to digital wallets in use when we verify the receipt of transfers and disseminate such information into the network, but we will need to safeguard the private keys relating to such digital wallets. To the extent such private keys are lost, destroyed or otherwise compromised, we will be unable to access our Bitcoin rewards and such private keys may not be capable of being restored by any network. Any loss of private keys relating to digital wallets used to store our digital assets could have a material adverse effect on our ability to continue as a going concern or to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any Bitcoin or other digital assets we mine or otherwise acquire or hold for our own account.

The limited rights of legal recourse available to us and our lack of insurance protection for risk of loss of our digital assets exposes us and our shareholders to the risk of loss of our digital assets for which no person may ultimately be held liable and we may not be able to recover our losses.

If we successfully implement our Bitcoin mining strategies, the digital assets will not be insured. Further, banking institutions will not accept our digital assets and such digital assets are, therefore, not insured by the Federal Deposit Insurance Corporation (“FDIC”) or the Securities Investor Protection Corporation (“SIPC”). Therefore, a loss may be suffered with respect to our digital assets which is not covered by insurance and we may not be able to recover any of our carried value in these digital assets if they are lost or stolen or suffer significant and sustained reduction in conversion spot price. If we are not otherwise able to recover damages from a malicious actor in connection with these losses, our business and results of operations may suffer, which may have a material negative impact on our share price. Currently, we do not have any insurance to cover our digital assets or mining equipment. The market for such insurance is in the early stages and we intend to purchase such insurance in the future. Any losses may have an adverse effect on our results of operations.

S-29

The Bitcoin which we mine, is subject to halving; the Bitcoin reward for successfully uncovering a block will halve several times in the future and Bitcoin’s value may not adjust to compensate us for the reduction in the rewards we receive from our mining efforts.

Halving is a process designed to control the overall supply and reduce the risk of inflation in cryptocurrencies using a Proof-of-Work consensus algorithm. At a predetermined block, the mining reward is cut in half, hence the term “halving.” For Bitcoin, the reward was initially set at 50 Bitcoin currency rewards per block and this was cut in half to 25 in November 28, 2012 at block 210,000 and again to 12.5 on July 9, 2016 at block 420,000. The next halving for Bitcoin occurred in May 2020 at block 630,000 when the reward was reduced to 6.25. This process will reoccur until the total amount of Bitcoin currency rewards issued reaches 21 million, which is expected around 2140. If the award of Bitcoin rewards for solving blocks and transaction fees are not sufficiently high, we may not have an adequate incentive to continue mining and may cease our mining operations. Halving may result in a reduction in the aggregate hash rate of the Bitcoin network as the incentive for miners decreases. Miners ceasing operations would reduce the collective processing power on the network, which would adversely affect the confirmation process for transactions (i.e., temporarily decreasing the speed at which blocks are added to a blockchain until the next scheduled adjustment in difficulty for block solutions) and make Bitcoin networks more vulnerable to a malicious actor or botnet obtaining control in excess of 50 percent of the processing power active on a blockchain, potentially permitting such actor or botnet to manipulate a blockchain in a manner that adversely affects the network and our activities. A reduction in confidence in the confirmation process or processing power of the network could result and be irreversible. Such events could have a material adverse effect on our ability to continue to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any Bitcoin or other digital assets we mine, whether now or in the future, or otherwise acquire or hold for our own account. While Bitcoin prices have had a history of price fluctuations around the halving of its Bitcoin rewards, there is no guarantee that the price change will be favorable or would compensate for the reduction in mining reward. If a corresponding and proportionate increase in the trading price of Bitcoin does not follow these anticipated halving events, the revenue we earn from our mining operations would see a corresponding decrease, which would have a material adverse effect on our business and operations.

We are subject to risks associated with our need for significant electrical power. Government regulators may potentially restrict the ability of electricity suppliers to provide electricity to mining operations, such as ours.

The operation of a Bitcoin or other Bitcoin mine can require massive amounts of electrical power. Further, our mining operations can only be successful and ultimately profitable if the costs, including electrical power costs, associated with mining a Bitcoin are lower than the price of a Bitcoin. As a result, any mine we establish can only be successful if we can obtain sufficient electrical power for that mine on a cost-effective basis, and our establishment of new mines requires us to find locations where that is the case. There may be significant competition for suitable mine locations, and government regulators may potentially restrict the ability of electricity suppliers to provide electricity to mining operations in times of electricity shortage or may otherwise potentially restrict or prohibit the provision or electricity to mining operations.

Any shortage of electricity supply or increase in electricity cost in a jurisdiction may negatively impact the viability and the expected economic return for Bitcoin mining activities in that jurisdiction. In addition, the significant consumption of electricity may have a negative environmental impact, including contribution to climate change, which may give rise to public opinion against allowing the use of electricity for Bitcoin mining activities or government measures restricting or prohibiting the use of electricity for Bitcoin mining activities.

Risks Related to Doing Business in the People’s Republic of China

The Opinions recently issued by the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council may subject us to additional compliance requirement in the future.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions, which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies. These opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-based overseas-listed companies and the demand for cybersecurity and data privacy protection. The aforementioned policies and any related implementation rules to be enacted may subject us to additional compliance requirement in the future. As the Opinions were recently issued, official guidance and interpretation of the Opinions remain unclear in several respects at this time. Therefore, we cannot assure you that we will remain fully compliant with all new regulatory requirements of the Opinions or any future implementation rules on a timely basis, or at all.

S-30

Risks Related to United States Government Regulations

We are subject to an extensive and rapidly-evolving regulatory landscape and any adverse changes to, or our failure to comply with, any laws and regulations could adversely affect our brand, reputation, business, operating results and financial condition.

Our Bitcoin mining business may be or may become subject to extensive laws, rules, regulations, policies, orders, determinations, directives, treaties, and legal and regulatory interpretations and guidance in the markets in which we operate, including those typically applied to financial services and banking, securities, commodities, the exchange, and transfer of digital assets, cross-border and domestic money and cryptocurrency transmission businesses, as well as those governing data privacy, data governance, data protection, cybersecurity, fraud detection, payment services (including payment processing and settlement services), consumer protection, antitrust and competition, bankruptcy, tax, anti-bribery, economic and trade sanctions, anti-money laundering, and counter-terrorist financing. Many of these legal and regulatory regimes were adopted prior to the advent of the internet, mobile technologies, digital assets, and related technologies. As a result, they often do not contemplate or address unique issues associated with digital assets, are subject to significant uncertainty, and vary widely across U.S. federal, state, and local jurisdictions. These legal and regulatory regimes, including the laws, rules, and regulations thereunder, evolve frequently and may be modified, interpreted, and applied in an inconsistent manner from one jurisdiction to another, and may conflict with one another. Moreover, the relative novelty and evolving nature of our business and the significant uncertainty surrounding the regulation of digital assets requires us to exercise our judgement as to whether certain laws, rules, and regulations apply to us, and it is possible that governmental bodies and regulators may disagree with our conclusions. To the extent we have not complied with such laws, rules, and regulations, we could be subject to significant fines, limitations on our business, reputational harm, and other regulatory consequences, as well as criminal penalties, each of which may be significant and could adversely affect our business, operating results and financial condition.

In addition to existing laws and regulations, various governmental and regulatory bodies, including legislative and executive bodies, in the United States, as well as in other countries may adopt new laws and regulations, or new interpretations of existing laws and regulations may be issued by such bodies or the judiciary, which may adversely impact the development and use of digital assets as a whole, digital asset mining operations, and our legal and regulatory status in particular by changing how we operate our business, how our operations are regulated, and what products or services we and our competitors can offer, requiring changes to our compliance and risk mitigation measures, imposing new licensing requirements or new costs of doing business, or imposing a total ban on certain activities or transactions with respect to digital assets, as has occurred in certain jurisdictions in the past.

If laws or regulations or their respective interpretation change, we may become subject to ongoing examinations, oversight, and reviews by U.S. federal and state regulators, which would have broad discretion to audit and examine our business if we become subject to their oversight. Adverse changes to, or our failure to comply with, any laws and regulations have had, and may continue to have, an adverse effect on our reputation and brand and our business, operating results and financial condition.

We are subject to extensive environmental, health and safety laws and regulations that may expose us to significant liabilities for penalties, damages or costs of remediation or compliance.

Our operations and properties are subject to extensive laws and regulations governing occupational health and safety, the discharge of pollutants into the environment or otherwise relating to health, safety and environmental protection requirements in the United States. These laws and regulations may impose numerous obligations that are applicable to our operations, including acquisition of a permit or other approval before conducting construction or regulated activities; restrictions on the types, quantities and concentration of materials that can be released into the environment; limitation or prohibition of construction and operating activities in environmentally sensitive areas, such as wetlands; imposing specific health and safety standards addressing worker protection; and imposition of significant liabilities for pollution resulting from our operations, including investigation, remedial and clean-up costs. Failure to comply with these requirements may expose us to fines, penalties and/or interruptions in our operations that could have a material adverse effect on our financial position, results of operations and cash flows. Certain environmental laws may impose strict, joint and several liability for costs required to clean up and restore sites where hazardous substances have been disposed or otherwise released into the environment, even under circumstances where the hazardous substances were released by prior owners or operators or the activities conducted and from which a release emanated complied with applicable law. Moreover, it is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by noise or the release of hazardous substances into the environment.

The trend in environmental regulation has been to place more restrictions and limitations on activities that may be perceived to impact the environment, and thus there can be no assurance as to the amount or timing of future expenditures for environmental regulation compliance or remediation. New or revised regulations that result in increased compliance costs or additional operating restrictions could have a material adverse effect on our financial position, results of operations and cash flows.

S-31

The regulatory and legislative developments related to climate change, may materially adversely affect our brand, reputation, business, operating results and financial condition.

A number of governments or governmental bodies have introduced legislation or are contemplating legislative and regulatory changes in response to various climate change interest groups and the potential impact of climate change. Given the very significant amount of electrical power required to operate digital asset mining machines, as well the environmental impact of mining for the rare earth metals used in the production of mining servers, the digital asset mining industry may become a target for future environmental and energy regulation. United States legislation and increased regulation regarding climate change could impose significant costs on us and our suppliers, including costs related to increased energy requirements, capital equipment, environmental monitoring and reporting, and other costs to comply with such regulations. Specifically, imposition of a carbon tax or other regulatory fee in a jurisdiction where we operate or on electricity that we purchase could result in substantially higher energy costs, and due to the significant amount of electrical power required to operate cryptocurrency mining machines, could in turn put our facilities at a competitive disadvantage. Any future climate change regulations could also negatively impact our ability to compete with companies situated in areas not subject to such limitations. Given the political significance and uncertainty around the impact of climate change and how it should be addressed, we cannot predict how legislation and regulation will affect our financial condition, operating performance and ability to compete. Furthermore, even without such regulation, increased awareness and any adverse publicity in the global marketplace about potential impacts on climate change by us or other companies in our industry could harm our reputation. Any of the foregoing could have a material adverse effect on our financial position, results of operations and cash flows.

A particular digital asset’s status as a “security” in any relevant jurisdiction is subject to a high degree of uncertainty and if a regulator disagrees with our characterization of a digital asset, we may be subject to regulatory scrutiny, investigations, fines, and penalties, which may adversely affect our business, operating results and financial condition. Furthermore, a determination that Bitcoin or any other digital asset that we own or mine is a “security” may adversely affect the value of Bitcoin and our business.

The SEC and its staff have taken the position that certain digital assets fall within the definition of a “security” under the U.S. federal securities laws. The legal test for determining whether any given digital asset is a security, as described below, is a highly complex, fact-driven analysis that may evolve over time, and the outcome is difficult to predict. Our determination that the digital assets we hold are not securities is a risk-based assessment and not a legal standard or one binding on regulators. The SEC generally does not provide advance guidance or confirmation on the status of any particular digital asset as a security. Furthermore, the SEC’s views in this area have evolved over time and it is difficult to predict the direction or timing of any continuing evolution. It is also possible that a change in the governing administration or the appointment of new SEC commissioners could substantially impact the views of the SEC and its staff. Public statements made by senior officials at the SEC indicate that the SEC does not intend to take the position that Bitcoin is a security (as currently offered and sold). However, such statements are not official policy statements by the SEC and reflect only the speakers’ views, which are not binding on the SEC or any other agency or court and cannot be generalized to any other digital asset. As of the date of this prospectus supplement, with the exception of certain centrally issued digital assets that have received “no-action” letters from the SEC staff, Bitcoin and Ethereum, or ETH, are the only digital assets which senior officials at the SEC have publicly stated are unlikely to be considered securities. As a Bitcoin mining company, we do not believe we are an issuer of any “securities” as defined under the federal securities laws. Our internal process for determining whether the digital assets we hold or plan to hold is based upon the public statements of the SEC and existing case law. The digital assets we hold or plan to hold, other than Bitcoin and ETH, may have been created by an issuer as an investment contract under the Howey test, SEC v. Howey Co., 328 U.S. 293 (1946), and may be deemed to be securities by the SEC. However, the Company was not the issuer that created these digital assets and is holding them on an interim basis until liquidated. Should the SEC state that Bitcoin, ETH or USD Coin assets we hold should be deemed to be securities, we may no longer be able to hold any of these digital assets. It will then likely become difficult or impossible for such digital asset to be traded, cleared or custodied in the United States through the same channels used by non-security digital assets, which in addition to materially and adversely affecting the trading value of the digital asset is likely to cause substantial volatility and significantly impact its liquidity and market participants’ ability to convert the digital asset into U.S. dollars. Our inability to exchange Bitcoin for fiat or other digital assets (and vice versa) to administer our treasury management objectives may decrease our earnings potential and have an adverse impact on our business and financial condition.

Under the Investment Company Act of 1940, as amended, a company may fall within the definition of an investment company under section 3(c)(1)(A) thereof if it is or holds itself out as being engaged primarily, or proposes to engage primarily in the business of investing, reinvesting or trading in securities, or under section 3(a)(1)(C) thereof if it is engaged or proposes to engage in business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire “investment securities” (as defined) having a value exceeding 40% of its total assets (exclusive of government securities and cash items) on an unconsolidated basis. There is no authoritative law, rule or binding guidance published by the SEC regarding the status of digital assets as “securities” or “investment securities” under the Investment Company Act. Although we believe that we are not engaged in the business of investing, reinvesting, or trading in investment securities, and we do not hold ourselves out as being primarily engaged, or proposing to engage primarily, in the business of investing, reinvesting or trading in securities, to the extent the digital assets which we mine, own, or otherwise acquire may be deemed “securities” or “investment securities” by the SEC or a court of competent jurisdiction, we may meet the definition of an investment company. If we fall within the definition of an investment company under the Investment Company Act, we would be required to register with the SEC. If an investment company fails to register, it likely would have to stop doing almost all business, and its contracts would become voidable. Generally non-U.S. issuers may not register as an investment company without an SEC order.

The classification of a digital asset as a security under applicable law has wide-ranging implications for the regulatory obligations that flow from the mining, sale and trading of such assets. For example, a digital asset that is a security in the United States may generally only be offered or sold in the United States pursuant to a registration statement filed with the SEC or in an offering that qualifies for an exemption from registration. Persons that effect transactions in digital assets that are securities in the United States may be subject to registration with the SEC as a “broker” or “dealer.”

S-32

There can be no assurances that we will properly characterize any given digital asset as a security or non-security for purposes of determining which digital assets to mine, hold and trade, or that the SEC, or a court, if the question was presented to it, would agree with our assessment. We could be subject to judicial or administrative sanctions for failing to offer or sell digital assets in compliance with the registration requirements, or for acting as a broker or dealer without appropriate registration. Such an action could result in injunctions, cease and desist orders, as well as civil monetary penalties, fines, and disgorgement, criminal liability, and reputational harm. For instance, all transactions in such supported digital asset would have to be registered with the SEC, or conducted in accordance with an exemption from registration, which could severely limit its liquidity, usability and transactability. Further, it could draw negative publicity and a decline in the general acceptance of the digital asset. Also, it may make it difficult for such digital asset to be traded, cleared, and custodied as compared to other digital assets that are not considered to be securities.

Enactment of the Infrastructure Investment and Jobs Act of 2021 (the “Infrastructure Act”) may have an adverse impact on our business and financial condition.

On November 15, 2021, President Joseph R. Biden signed the Infrastructure Act. Section 80603 of the Infrastructure Act modifies and amends the Internal Revenue Code of 1986 (the “Code”) by requiring brokers of digital asset transactions to report their customers to the Internal Revenue Service, or IRS. This provision was included to enforce the taxability of digital asset transactions. Section 80603 defines “broker” as “any person who (for consideration) is responsible for regularly providing any service effectuating transfers of digital assets on behalf of another person.” That could potentially include miners, validators, and developers of decentralized applications. These functions play a critical role in our business and in the functioning of the blockchain ecosystem. Importantly, these functions have no way of identifying their anonymous users. Indeed, Bitcoin’s blockchain was designed for anonymity.

This reporting requirement does not take effect until January 1, 2023 and thus affects tax returns filed in 2024. The implementation of these requirements will require further guidance from the federal government. Disclosing the identity of our Bitcoin mining operations and associated accounts to ensure they can be taxed by the IRS could cause a significant devaluing of our business, the Bitcoin currency, and the entire digital asset market. Additionally, noncompliance with this provision could lead to significant fines and/or regulatory actions against our Company.

Our interactions with a blockchain and mining pools may expose us to SDN or blocked persons or cause us to violate provisions of law that did not contemplate distributive ledger technology.

The Office of Financial Assets Control of the U.S. Department of Treasury (“OFAC”) requires us to comply with its sanction program and not conduct business with persons named on its specially designated nationals (“SDN”) list. However, because of the pseudonymous nature of blockchain transactions we may inadvertently and without our knowledge engage in transactions with persons named on OFAC’s SDN list or from countries on OFAC’s sanctioned countries’ list. We also rely on a third-party mining pool service provider for our mining revenue payments and other participants in the mining pool, unknown to us, may also be persons from countries on OFAC’s SDN list or from countries on OFAC’s sanctioned countries list. Our Company’s policy prohibits any transactions with such SDN individuals or persons from sanctioned countries, but we may not be adequately capable of determining the ultimate identity of the individual with whom we transact with respect to selling Bitcoin assets. Moreover, federal law prohibits any U.S. person from knowingly or unknowingly possessing any visual depiction commonly known as child pornography. Recent media reports have suggested that persons have imbedded such depictions on one or more blockchains. Because our business requires us to download and retain one or more blockchains to effectuate our ongoing business, it is possible that such digital ledgers contain prohibited depictions without our knowledge or consent. To the extent government enforcement authorities enforce these and other laws and regulations that are impacted by decentralized distributed ledger technology, we may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which could harm our reputation and affect the value of our ordinary shares.

If regulatory changes or interpretations of our activities require our registration as a money services business (“MSB”) under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, or otherwise under state laws, we may incur significant compliance costs, which could be substantial or cost-prohibitive. If we become subject to these regulations, our costs in complying with them may have a material negative effect on our business and the results of our operations.

To the extent that our activities cause us to be deemed an MSB under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, we may be required to comply with FinCEN regulations, including those that would mandate us to implement anti-money laundering programs, make certain reports to FinCEN and maintain certain records.

To the extent that our activities cause us to be deemed a “money transmitter” (“MT”) or equivalent designation, under state law in any state in which we operate (currently, Nebraska, Georgia and Texas), we may be required to seek a license or otherwise register with a state regulator and comply with state regulations that may include the implementation of anti-money laundering programs, maintenance of certain records and other operational requirements. Such additional federal or state regulatory obligations may cause us to incur extraordinary expenses, possibly affecting an investment in our securities in a materially adverse manner. Furthermore, the Company and our service providers may not be capable of complying with certain federal or state regulatory obligations applicable to MSBs and MTs. If we are deemed to be subject to and determine not to comply with such additional regulatory and registration requirements, we may act to leave a particular state or the U.S. completely. Any such action would be expected to materially adversely affect our operations.

S-33

Current regulation of the exchange of Bitcoins under the CEA by the CFTC is unclear; to the extent we become subject to regulation under the CFTC in connection with our exchange of Bitcoin, we may incur additional compliance costs, which may be significant.

Current legislation, including the Commodities Exchange Act of 1936, as amended (the “CEA”), is unclear with respect to the exchange of Bitcoins. Changes in the CEA or the regulations promulgated thereunder, as well as interpretations thereof and official promulgations by the Commodity Futures Trading Commission (“CFTC”), which oversees the CEA, may impact the classification of Bitcoins and therefore may subject them to additional regulatory oversight by the CFTC.

Presently, Bitcoin derivatives are not excluded from the definition of a “commodity future” by the CFTC. We cannot be certain as to how future regulatory developments will impact the treatment of Bitcoins under the law. Bitcoins have been deemed to fall within the definition of a commodity and, we may be required to register and comply with additional regulation under the CEA, including additional periodic report and disclosure standards and requirements. Moreover, we may be required to register as a commodity pool operator or as a commodity pool with the CFTC through the National Futures Association. Such additional registrations may result in extraordinary, non-recurring expenses, thereby materially and adversely impacting an investment in us. If we determine not to comply with such additional regulatory and registration requirements, we may seek to curtail our U.S. operations. Any such action would be expected to materially adversely affect our operations. As of the date of this prospectus supplement, no CFTC orders or rulings are applicable to our business.

Because there has been limited precedent set for financial accounting of Bitcoin and other Bitcoin assets, the determination that we have made for how to account for Bitcoin assets transactions may be subject to change.

Because there has been limited precedent set for the financial accounting of cryptocurrencies and related revenue recognition and no official guidance has yet been provided by the Financial Accounting Standards Board, the Public Company Accounting Oversight Board or the SEC, it is unclear how companies may in the future be required to account for Bitcoin transactions and assets and related revenue recognition. A change in regulatory or financial accounting standards could result in the necessity to change our accounting methods and restate our financial statements. Such a restatement could adversely affect the accounting for our newly mined Bitcoin rewards and more generally negatively impact our business, prospects, financial condition and results of operation. Such circumstances would have a material adverse effect on our ability to continue as a going concern or to pursue our business strategy at all, which would have a material adverse effect on our business, prospects or operations as well as and potentially the value of any cryptocurrencies we hold or expects to acquire for our own account and harm investors.

Risks Related to Canadian Government Regulations

The regulations of Alberta Utilities Commission (“AUC”) may have an adverse impact on our Canadian operations.

The Alberta Utilities Commission (“AUC”) is the Province of Alberta’s electric generation regulatory agency. The AUC regulates and oversees the development of and generation of electricity under the Hydro and Electric Act (the “Act”). The AUC ensures that proposed electric generation activities are in the public interest while considering related environmental and social issues. As such, the AUC must approve all cryptocurrency miners seeking to develop their own electric generation in Alberta, unless their operations are exempt.

The AUC requires a formal application and approval for all generation plants over 10 MW. An application to the AUC is not required when all of the following criteria are met:

1.	The power generation capacity is less than 10 megawatts;

2.	The operator generates electricity solely for their own use;

3.	No person is directly and adversely affected by the powerplant;

4.	The powerplant complies with the AUC noise control rules; and

5.	There is no adverse effect on the environment.

We are actively looking for a hosting partner for our miners’ facility in Alberta, Canada to provide electrical power to our miners’ operation. If our hosting partner fails to meet the AUC requirements in the future, it may be required to discontinue operations and we may have to look for an alternative site to accommodate our miners. If we are not able to find an alternative with acceptable fees, our result of operation will be adversely impact.

S-34

Risks Related to Our Ordinary Shares and this Offering

Since our management will have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

Our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to influence how the proceeds are being used. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results, and cash flow.

You will experience immediate dilution as a result of this offering and may experience future dilution as a result of future equity offerings or other equity issuances.

We believe that purchaser of ordinary shares in this offering will experience an immediate dilution relative to net tangible book value per ordinary share. Our net tangible book value on June 30, 2021 was US$(3,221,654), or US$(0.08) per ordinary share. After giving effect to the sale of our ordinary shares of approximately US$14,828,000 in this offering at an offering price of US$0.89 per ordinary share, and after deducting the placement agent’s fees and estimated offering expenses payable by us in connection with this offering (including reimbursement of placement agent’s accountable expenses, payment of the placement agent’s non-accountable expense allowance, and the Company’s legal, printing and other various costs, fees and expenses), our as adjusted net tangible book value as of June 30, 2021 would have been US$26,696,346, or US$0.35 per ordinary share. This represents an immediate increase in net tangible book value of US$0.22 per ordinary share to our existing shareholders and an immediate decrease in net tangible book value of US$0.61 per ordinary share to the investor participating in this offering.

We may in the future issue additional ordinary shares or other securities convertible into or exchangeable for our shares. We cannot assure you that we will be able to sell our ordinary shares or other securities in any other offering or other transactions at a price per shares that is equal to or greater than the price per share paid by the investor in this offering. The price per shares at which we sell additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares in future transactions may be higher or lower than the price per share in this offering. If we do issue any such additional ordinary shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other shareholders.

The exercise of the Warrants may further dilute the ordinary shares and adversely impact the price of our ordinary shares.

As of the date of this prospectus supplement, we had 58,492,054 ordinary shares issued and outstanding. Up to an additional 34,029,345 ordinary shares (approximately 58.17% of our issued and outstanding shares as of the date of this prospectus supplement) may be issued pursuant to the exercise of the Warrants offered in this offering and the warrants sold in the November 2021 Offering. Such issuance will cause a reduction in the proportionate ownership and voting power of all other shareholders. Additionally, we cannot assure you that the holder of the Warrants will be able to sell the ordinary shares at a price per shares that is equal to or greater than the exercise price paid by such holder.

Securities analysts may not cover our ordinary shares and this may have a negative impact on the market price of our ordinary shares.

The trading market for our ordinary shares will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over independent analysts (provided that we have engaged various non-independent analysts). We do not currently have and may never obtain research coverage by independent securities and industry analysts. If no independent securities or industry analysts commence coverage of us, the trading price for our ordinary shares would be negatively impacted. If we obtain independent securities or industry analyst coverage and if one or more of the analysts who covers us downgrades our ordinary shares, changes their opinion of our ordinary shares or publishes inaccurate or unfavorable research about our business, our share price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our ordinary shares could decrease and we could lose visibility in the financial markets, which could cause the price and trading volume of our ordinary shares to decline.

Because we do not expect to pay dividends in the foreseeable future, you must rely on the price appreciation of our ordinary shares for return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our shares as a source for any future dividend income.

S-35

Our board of directors has complete discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions, and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our shares will likely depend entirely upon any future price appreciation of our ordinary shares. There is no guarantee that our ordinary shares will appreciate in value or even maintain the price at which you purchased the ordinary shares. You may not realize a return on your investment in our shares and you may even lose your entire investment in our ordinary shares.

There is no public market for the Warrants offered in the concurrent private placement.

There is no established public trading market for the Warrants being offered in the concurrent private placement. We do not intend to apply to list the Warrants on Nasdaq or any other trading market. Accordingly, the liquidity of the Warrants will be limited.

The Warrants are speculative in nature.

The Warrants being offered in the concurrent private placement do not confer any rights of ordinary share ownership on its holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire ordinary shares at a fixed price for a limited period of time. Specifically, commencing on the 61st day after the date of issuance, holders of the warrants may exercise their right to acquire ordinary shares at an exercise price of US$1.008 per share, subject to certain adjustments, prior to five (5) year anniversary of the date of issuance. Moreover, following this offering and the concurrent private placement, the market value of the Warrants, if any, is uncertain. There can be no assurance that the market price of the ordinary shares will equal or exceed the exercise price of the Warrants at any given time, and consequently, whether it will be profitable for holders of the Warrants to exercise the Warrants.

Techniques employed by short sellers may drive down the market price of our ordinary shares.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a security short. These short attacks have, in the past, led to selling of shares in the market.

Public companies listed in the United States that have a substantial majority of their operations in China have been the subject of short selling. Much of the scrutiny and negative publicity regarding this practice has centered on allegations of a lack of effective internal control over financial reporting resulting in financial and accounting irregularities and mistakes, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result, many of these companies are now conducting internal and external investigations into the allegations and, in the interim, are subject to shareholder lawsuits and/or SEC enforcement actions.

We may in the future be the subject of unfavorable allegations made by short sellers. Any such allegations may be followed by periods of instability in the market price of our ordinary shares and negative publicity. If and when we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would expect to strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable federal or state law or issues of commercial confidentiality. Such a situation could be costly and time-consuming and could distract our management from growing our business. Even if such allegations are ultimately proven to be groundless, allegations against us could severely impact our business operations and shareholder’s equity, and the value of any investment in our ordinary shares could be greatly reduced or rendered worthless.

S-36

CAPITALIZATION AND INDEBTNESS

The following table sets forth our capitalization as of June 30, 2021:

•	on an actual basis, as derived from our audited consolidated financial statements as of June 30, 2021, which are incorporated by reference into this prospectus supplement;

•	on an as adjusted basis to give effect to (i) the issuance of 600,000 shares on August 24, 2021 to Jiaping Zhou, a shareholder of JMC pursuant to the issuance schedule in the SPA dated April 3, 2020, and (ii) the issuance and sale of the 17,175,412 ordinary shares in the November 2021 Offering, after deducting estimated offering fees and expenses paid by us (including placement agent’s fees, reimbursement of placement agent’s accountable expenses, payment of the placement agent’s non-accountable expense allowance, and our legal, printing and other various costs, fees and expenses);

•	on an as further adjusted basis to give effect to the issuance of 18,124,400 ordinary shares in this offering, after deducting estimated fees and expenses paid by us in connection with registering the Warrant Shares.

You should read this table together with our consolidated financial statements and notes included in the information incorporated by reference into this prospectus supplement.

	As of June 30, 2021
	Actual	As Adjusted (unaudited)	As Further Adjusted (unaudited)
	US$	US$	US$
Shareholders’ Equity
Ordinary shares, $0.01 par value, 150,000,000 shares authorized, 40,716,642 shares issued and outstanding, actual, 58,492,054 shares issued and outstanding, proforma as adjusted, and 76,616,654 shares issued and outstanding, proforma as adjusted as further adjusted	$407,167	$584,921	$766,165
Additional paid-in capital	$32,175,798	$47,088,044	$61,734,800
Deferred share compensation	$(21,140)	$(21,140)	$(21,140)
Statutory reserves	$1,670,367	$1,670,367	$1,670,367
(Accumulated deficit) retained earnings	$(38,574,620)	$(38,574,620)	$(38,574,620)
Accumulated other comprehensive income (loss)	$1,120,774	$1,120,774	$1,120,774
Total shareholders’ (deficit) equity	$(3,221,654)	$11,868,346	$26,696,346
Total capitalization	$(3,221,654)	$11,868,346	$26,696,346

S-37

DILUTION

If you invest in our ordinary shares, your interest in our ordinary shares will be diluted to the extent of the difference between the offering price per ordinary share and the pro forma net tangible book value per ordinary share after this offering. Dilution results from the fact that the price per ordinary share offered hereby is substantially in excess of the book value per ordinary share attributable to the existing shareholders for our presently outstanding ordinary shares. Our net tangible book (deficit) value attributable to shareholders as of June 30, 2021 was US$(3,221,654), or approximately US$(0.08) per ordinary share.

We will have 76,616,454 ordinary shares outstanding upon completion of this offering, assuming no exercise of the warrants issued in the November 2021 Offering, the Placement Agent’s Warrants or the Warrants to be issued in this offering. Our pro forma as adjusted net tangible book value of our ordinary shares as of June 30, 2021 gives effect to (i) the issuance of 600,000 shares to Jiaping Zhou, a shareholder of JMC pursuant to the issuance schedule in the SPA dated April 3, 2020, (ii) the sale of the 17,175,412 ordinary shares in the November 2021 Offering, and (iii) the sale of 18,124,400 ordinary shares at the offering price of US$0.89 per share in this offering, prior to deducting the placement agent’s fees and estimated offering expenses (including reimbursement of placement agent’s accountable expenses, payment of the placement agent’s non-accountable expense allowance, and our legal, printing and other various costs, fees and expenses), and does not take into consideration any other changes in our net tangible book value after June 30, 2021, will be approximately US$26,696,346, or US$0.35 per share. This would result in dilution to investors in this offering of approximately US$0.61 per share, or approximately 63.7%. Net tangible book value per share would increase to the benefit of present shareholders by US$0.22 per share attributable to the purchase of the ordinary shares by investors in this offering.

Offering
(US$)
Public offering price	$0.89
Net tangible book value per share before this offering	$(3,221,654)
Increase per share attributable to payments by new investors	$0.15
Pro forma net tangible book value per share after this offering	$26,696,346
Dilution per share to new investors	$0.61

The following table summarizes as of June 30, 2021, on a pro forma basis, as described above, the number of ordinary shares, the total consideration and the average price per share (1) paid to us by our existing shareholders, (2) issued 600,000 shares on August 24, 2021 to Jiaping Zhou, a shareholder of JMC pursuant to the issuance schedule in the SPA dated April 3, 2020, (3) issued 17,175,412 ordinary shares in the November 2021 Offering, and (4) issued 18,124,400 ordinary shares in this offering at an offering price of US$0.89 per share, before deducting estimated offering expenses payable by us:

	Ordinary Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount (US$)	Percent	Per Share (US$)
Existing shareholders	58,492,054	76.3%	$32,582,965	66.9%	$0.56
New investors	18,124,400	23.7%	$16,130,716	33.1%	$0.89
Total	76,616,454	100.0%	$48,713,681	100.0%	$0.64

To the extent that we issue additional ordinary shares in the future, there will be further dilution to the persons being issued ordinary shares in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of such securities could result in further dilution to our shareholders.

S-38

USE OF PROCEEDS

We estimate that the net proceeds from this offering of our ordinary shares will be approximately US$14,828,000 after deducting the Placement’s Agent fees and the estimated offering expenses payable by us (including reimbursement of placement agent’s accountable expenses, payment of the placement agent’s non-accountable expense allowance, and the Company’s legal, printing and other various costs, fees and expenses). We may need to remit some or all of the net proceeds from this offering to China before we will be able to use the funds to grow our business.

We plan to use the net proceeds of this offering to acquire other businesses or companies to grow our customer base, to expand into new markets, to provide new product lines and to diversify our business. The target business may or may not be in the same line of business as we are currently in. We may also use the net proceeds for working capital needs, which may include investment in product development, sales and marketing activities, team development, capital expenditures, improvement of corporate facilities and other general and administrative matters. The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus supplement. We intend to use the net proceeds of this offering as follows.

Estimated Amount of Net Proceeds
Description of Use
New business assessment and acquisition	$10,790,000
Product research and development	$1,400,000
Marketing and business development	$1,400,000
Working capital	$1,238,000
Total	$14,828,000

The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations, and the rate of growth, if any, of our business. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering.

In using the proceeds of this offering, we are permitted under PRC laws and regulations as an offshore holding company to provide funding to our wholly foreign-owned subsidiary in China only through loans or capital contributions and to a consolidated variable interest entity only through loans, subject to the filings with government authorities and limit on the amount of capital contributions and loans.

To make capital contributions to our PRC subsidiaries, Xiangtai WFOE and Gangyixing WFOE, the amount of capital contribution shall be limited to the registered capital of our PRC subsidiaries. However, our PRC subsidiaries may increase their registered capital with the local Administration for Market Regulation (AMR) at any time. In practice, under the condition that our PRC subsidiaries are prepared with complete materials, the local AMR will generally approve the application within several business days, and the local bank’s approval for the inward remittances of registered capital can be also completed within a few business days.

To make loans to our PRC subsidiaries or the VIEs, according to Matters relating to the Macro-prudential Management of Comprehensive Cross-border Financing, or PBOC Circular 9 promulgated by the People’s Bank of China, the total cross-border financing of a company shall be calculated using a risk-weighted approach and shall not exceed an upper limit. The upper limit shall be calculated as capital or assets (for enterprises, net assets shall apply) multiplied by a cross-border financing leverage ratio and multiplied by a macro-prudential regulation parameter. The macro-prudential regulation parameter is currently 1, which may be adjusted by the People’s Bank of China and the State Administration of Foreign Exchange in the future, and the cross-border financing leverage ratio is 2 for enterprises. Therefore, the upper limit of the loans that a PRC company can borrow from foreign companies shall be calculated at 2 times the borrower’s net assets. When our PRC subsidiaries and the VIEs jointly apply for borrowing foreign debt, the upper limit of borrowing shall be 2 times of the net assets in the consolidated financial statement, and the VIEs shall make a commitment to refrain from borrowing foreign debt in their own respective names.

Furthermore, our PRC subsidiaries, as a foreign-invested enterprises, may also choose to calculate the upper limit of foreign debt borrowing based on the surplus between the total investment in projects approved by the verifying departments and the registered capital. We can make loans to our PRC subsidiaries within the range of the surplus.

S-39

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering 18,124,400 ordinary shares. We are authorized to issue 150,000,000 ordinary shares of $0.01 par value per share. As of the date of this prospectus supplement, there are 58,492,054 ordinary shares issued and outstanding. The material terms and provisions of our ordinary shares are described under the caption “Description of Ordinary Shares” beginning on page 16 of the accompanying prospectus.

PRIVATE PLACEMENT OF WARRANTS

Concurrently with the sale of ordinary shares in this offering, we will issue and sell to the investors in this offering Warrants to purchase up to an aggregate of 18,124,400 ordinary shares at an exercise price equal to US$1.008 per share.  Each Warrant will be exercisable 60 days after issuance and will expire five (5) years from the date of issuance.

The exercise price of the Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our ordinary shares and also upon any distributions of assets, including cash, stock or other property to our shareholders. The terms of the Warrants may make it difficult for us to raise additional capital at prevailing market terms in the future.

A holder may not exercise any of the Warrants, and the Company may not issue ordinary shares upon exercise of any of the Warrants if, after giving effect to the exercise, a holder together with its “attribution parties,” would beneficially own in excess of 9.99%, of the number of ordinary shares outstanding immediately after giving effect to the issuance of ordinary shares issuable upon the exercise of the Warrants.

The Warrants and the ordinary shares issuable upon exercise of the Warrants will be issued and sold without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Regulation S promulgated under Securities Act and in reliance on similar exemptions under applicable state laws. Accordingly, the investors may exercise the Warrants and sell the underlying ordinary shares only pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act, or another applicable exemption under the Securities Act.

There is no established trading market for the Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Warrants on any national securities exchange or other trading market.

We are required within 45 days of the date of the Securities Purchase Agreement to file a registration statement providing for the resale of the ordinary shares issued and issuable upon the exercise of the Warrants. We are required to use commercially reasonable efforts to cause such registration statement to become effective within 75 days of the closing of this offering and to keep such registration statement effective at all times until no purchaser as identified on the signature pages to the Securities Purchase Agreement owns any Warrants or our ordinary shares upon exercise thereof.

S-40

PLAN OF DISTRIBUTION

Univest Securities, LLC which we refer to as the placement agent, has agreed to act as the exclusive placement agent in connection with this offering pursuant to a placement agency agreement, dated January 28, 2022, and an amendment to such placement agency agreement, dated January 30, 2022. The placement agent is not purchasing or selling ordinary shares offered by this prospectus supplement, nor is the placement agent required to arrange the purchase or sale of any specific number or dollar amount of ordinary shares but has agreed to use its best efforts to arrange for the sale of all of the ordinary shares offered hereby. We have entered into the Securities Purchase Agreement, dated January 28, 2022, as amended on January 30, 2022, with the investors pursuant to which we will sell to the investors 18,124,400 ordinary shares in this takedown from our shelf registration statement. We will only sell to investors who have entered into the Securities Purchase Agreement with us. We negotiated the price for the securities offered in this offering with the investors. The factors considered in determining the price included the recent market price of our ordinary shares, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenues.

We expect to deliver the ordinary shares being offered pursuant to this prospectus supplement on or about February 2, 2022, subject to customary closing conditions.

We have agreed to pay the placement agent a placement agent fee equal to five and half percent (5.5%) of the gross proceeds of the offering. We also agreed to reimburse the placement agent for its out-of-pocket accountable expenses relating to the offering in an amount not to exceed an aggregate of US$75,000. Additionally, we have agreed to pay to the placement agent a non-accountable expense allowance equal to one percent (1%) of the gross proceeds of the offering.

The following table shows per ordinary share and total cash placement agent’s fees we will pay to the placement agent in connection with the sale of the ordinary shares pursuant to this prospectus supplement and the accompanying prospectus assuming the purchase of all of the ordinary shares offered hereby:

		Per ordinary share		Total
Public offering price	US$	0.8900	US$	16,130,716.00
Placement agent’s fees and commissions(1)	US$	0.0490	US$	887,189.38
Proceeds to us, before expenses(2)	US$	0.8411	US$	15,243,526.62

After deducting certain fees and expenses due to the placement agent and our estimated offering expenses (including reimbursement of placement agent’s accountable expenses, payment of the placement agent’s non-accountable expense allowance, and our legal, printing and other various costs, fees and expenses), we expect the net proceeds from this offering to be approximately US$14,828,000.

Placement Agent’s Warrant

We have agreed to issue to the placement agent warrants to purchase up to a total of 906,220 ordinary shares (equal to five percent (5%) of the ordinary shares sold in this offering) for an aggregate purchase price of $100. Such Placement Agent’s Warrants will be exercisable at a per share price of US$0.89. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our ordinary share and also upon any distributions of assets, including cash, stock or other property to our shareholders.

The Placement Agent’s Warrants may be exercised six months from the date of issuance, in cash or via cashless exercise, and will terminate on the fifth anniversary of the commencement of sales of this offering in compliance with FINRA Rule 5110(g)(8)(A).  The Placement Agent’s Warrants and the underlying shares will be deemed compensation by FINRA, and therefore will be subject to FINRA Rule 5110(e). In accordance with FINRA Rule 5110(e)(1), and except as otherwise permitted by FINRA rules, neither the Placement Agent’s Warrants nor any of our shares issued upon exercise of the Placement Agent’s Warrants may be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities by any person, for a period of 180 days beginning on the commencement of sales of this offering. In addition, we have granted the placement agent registration rights in certain cases, including one demand registration right and unlimited piggyback registration right. These registration rights apply to all of the securities directly and indirectly issuable upon exercise of the Placement Agent’s Warrants. In compliance with FINRA Rule 5110(g)(8), the one demand registration right and the unlimited piggyback registration right will expire five years from the commencement of sales of this offering.

S-41

Right of First Refusal

We have agreed to grant the placement agent, for the 12-month period following the closing of this offering, a right of first refusal to provide investment banking services to the Company on an exclusive basis in all matters for which investment banking services are sought by the Company (such right, the "Right of First Refusal"), which right is exercisable in the placement agent's sole discretion. For these purposes, investment banking services shall include, without limitation, (a) acting as lead manager for any underwritten public offering; (b) acting as exclusive placement agent, initial purchaser or financial advisor in connection with any private offering of securities of the Company; and (c) acting as financial advisor in connection with any sale or other transfer by the Company, directly or indirectly, of a majority or controlling portion of its capital stock or assets to another entity, any purchase or other transfer by another entity, directly or indirectly, of a majority or controlling portion of the capital stock or assets of the Company, and any merger or consolidation of the Company with another entity. The Right of First Refusal may be terminated by the Company for “cause,” which shall mean a material breach by the placement agent of the terms of its engagement letter with the Company or a material failure by the placement agent to provide the services as contemplated by such engagement letter.

Lock-up Agreements

Each of our officers, directors, and certain existing shareholders have agreed not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our common stock or other securities convertible into or exercisable or exchangeable for common stock for a period of 90 days from the closing of this offering is a part without the prior written consent of the placement agent.

The placement agent may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the placement agent will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

No Sales of Similar Securities

We have agreed, for a period from the date of the Securities Purchase Agreement until sixty (60) days after the closing of this offering, subject to certain limited exceptions, not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any ordinary shares or securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional ordinary shares (the “Ordinary Share Equivalents”) or file any registration statement, or amendment or supplement thereto, with the SEC.

In addition, we also agreed with the purchaser identified on the signature page to the Securities Purchase Agreement, as amended, that from the date of the Securities Purchase Agreement until such time as no purchaser as identified on the signature page of the Securities Purchase Agreement holds any of the Warrants, we will not effect or enter into an agreement to effect any issuance by us or any of our subsidiaries of ordinary shares or securities exercisable or convertible into ordinary shares (or a combination of units thereof) involving a “Variable Rate Transaction”, which means a transaction in which we (i) issue or sell any debt or equity securities that are Ordinary Share Equivalents either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the ordinary shares at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to our business or the market for the ordinary shares or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit or at-the-market offering facility, whereby we may issue securities at a future determined price.

Indemnification

We have agreed to indemnify the placement agent and specified other persons against certain civil liabilities, including liabilities under the Securities Act and the Exchange Act, and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it, and any profit realized on the resale of the ordinary shares and Warrants sold by it while acting as principal, might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the Securities Act and the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of ordinary shares and Warrants by the placement agent acting as principal. Under these rules and regulations, the placement agent:

•	may not engage in any stabilization activity in connection with our securities; and

•	may not bid for or purchase any of our securities, or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution in the securities offered by this prospectus supplement.

S-42

Relationships

Univest Securities, LLC acted as our placement agent in an offering pursuant to the placement agency agreement dated November 22, 2021. The Company paid the Placement Agent a cash fee of $1,146,746, including $906,862 in commissions which was equal to five point five percent (5.5%) of the aggregate gross proceeds raised in the offering, $164,884 as a non-accountable expense which was equal to one percent (1%) of the aggregate gross proceeds raised in the offering, and $75,000 in accountable expenses. In addition, the Company issued to Univest Securities, LLC the warrants to purchase up to 858,771 ordinary shares at an exercise price of $0.96 per share. Such warrants are first exercisable on May 24, 2022, which is six months after the closing of the offering, and expires on November 24, 2026.

Additionally, the placement agent and its affiliates may have provided us and our affiliates in the past and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, the placement agent and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. However, except for the foregoing and disclosed elsewhere in this prospectus supplement, we have no present arrangements with the placement agent for any further services.

S-43

TAXATION

Information regarding taxation is set forth under the heading “Item 10.E. Taxation” in the 2021 Annual Report, as updated by our subsequent filings under the Exchange Act.

MATERIAL CONTRACTS

Our material contracts are described in the documents incorporated by reference into this prospectus supplement. See “Incorporation of Documents by Reference” on page S-45 of this prospectus supplement.

MATERIAL CHANGES

Except as otherwise described in the 2021 Annual Report, in our Reports on Form 6-K furnished under the Exchange Act and incorporated by reference herein and as disclosed in this prospectus supplement, no reportable material changes have occurred since June 30, 2021.

EXPENSES

The following table sets forth the estimated costs and expenses (not including placement agent’s fees and commissions, accountable expenses and non-accountable expenses) payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates.

Legal fees and expenses	$128,000.00
Accounting fees and expenses	$50,000.00
Printing fees and expenses	$1,000.00
Miscellaneous	$219.46
Total	$179,219.46

LEGAL MATTERS

We are being represented by Ortoli Rosenstadt LLP with respect to certain legal matters as to United States federal securities and New York State law. The legality and validity of the securities offered from time to time under this prospectus supplement under the laws of the Cayman Islands was passed upon by Mourant Ozannes. Legal matters as to PRC law will be passed upon for us by TianTai Law Firm. Ortoli Rosenstadt LLP may rely upon Mourant Ozannes with respect to matters governed by Cayman Islands law and TianTai Law Firm with respect to matters governed by PRC law. Hunter Taubman Fischer & Li LLC is counsel to the placement agent in connection with this offering.

The current address of Ortoli Rosenstadt LLP is 366 Madison Avenue, 3rd Floor, New York, NY 10017. The current address of Mourant Ozannes is 94 Solaris Avenue, Camana Bay, Grand Cayman, KY1-1108, Cayman Islands. The current address of TianTai Law Firm is F6/A, North Star Huibin Plaza, No.8 Beichen East Road, ChaoYang District, Beijing, P.R. China. The current address of Hunter Taubman Fischer & Li LLC is 800 Third Avenue, Suite 2800, New York, NY 10022.

EXPERTS

The consolidated financial statements for the year ended June 30, 2021, incorporated by reference in this prospectus supplement have been so included in reliance on the report of WWC, P.C., an independent registered public accounting firm, given on their authority as experts in accounting and auditing. The office of WWC, P.C. is located at 2010 Pioneer Court, San Mateo, CA 94403.

The consolidated financial statements for the year ended June 30, 2020, incorporated by reference in this prospectus supplement have been so included in reliance on the report of Prager Metis CPAs LLC, an independent registered public accounting firm, given on their authority as experts in accounting and auditing. The office of Prager Metis CPAs LLC is located at 401 Hackensack Avenue, 4th floor, Hackensack, NJ 07601.

The consolidated financial statements for the year ended June 30, 2019 incorporated by reference in this prospectus supplement have been so included in reliance on the report of Friedman LLP, an independent registered public accounting firm, given on their authority as experts in accounting and auditing. The office of Friedman LLP is located at One Liberty Plaza, 165 Broadway, New York, New York 10006.

INTERESTS OF EXPERTS AND COUNSEL

No named expert of or counselor to us was employed on a contingent basis, or owns an amount of our shares (or those of our subsidiaries) which is material to that person, or has a material, direct or indirect economic interest in us or that depends of the success of the offering.

S-44

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement certain information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We hereby incorporate by reference into this prospectus supplement the following documents:

(1)	our annual report on Form 20-F for the fiscal year ended June 30, 2021, filed with the SEC on November 15, 2021;

(2)	our reports of foreign private issuer on Form 6-K, furnished to the SEC on November 24, 2021, December 1, 2021, December 6, 2021, December 14, 2021, December 17, 2021, December 20, 2021 and January 6, 2022;

(2)	the description of our ordinary shares contained in our registration statement on Form 8-A, filed with the SEC on April 2, 2019, and any amendment or report filed for the purpose of updating such description;

(3)	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus supplement and prior to the termination of the offering of the securities offered by this prospectus supplement; and

(4)	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus supplement that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus supplement forms a part.

Any statement contained in a document that is incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus supplement, modifies or supersedes that statement. The modifying or superseding statement does not need to state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.

Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those document unless such exhibits are specially incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:

CHINA XIANGTAI FOOD CO., LTD.

c/o Chongqing Penglin Food Co., Ltd.

Xinganxian Plaza

Building B, Suite 19-1

Lianglukou, Yuzhong District 400800

Chongqing, People’s Republic of China

Tel +86-023-86330158

You should rely only on the information that we incorporate by reference or provide in this prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus supplement by reference is accurate as of any date other than the date of the document containing the information.

S-45

WHERE YOU CAN GET MORE INFORMATION

As permitted by SEC rules, this prospectus supplement omits certain information and exhibits that are included in the registration statement of which this prospectus supplement forms a part. Since this prospectus supplement may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus supplement forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus supplement, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

S-46

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands entity, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a lesser extent. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any State of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

We have been advised by our counsel as to Cayman Islands law that the United States and the Cayman Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters (other than in relation to arbitral awards) and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, may not be enforceable in the Cayman Islands. We have also been advised by our counsel as to Cayman Islands law that a final and conclusive judgment obtained in U.S. federal or state courts under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt at common law in the Grand Court of the Cayman Islands.

S-47

China Xiangtai Food Co., Ltd.

$50,000,000

Ordinary Shares

Share Purchase Contracts

Share Purchase Units

Warrants

Debt Securities

Rights

Units

We may offer, from time to time, in one or more offerings, ordinary shares, share purchase contracts, share purchase units, warrants, debt securities, rights or units, which we collectively refer to as the “securities”. The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $50,000,000. We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at, or prior to, the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should read this prospectus and any applicable prospectus supplement before you invest.

The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents or directly to purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus. For general information about the distribution of securities offered, please see “Plan of Distribution”.

Our ordinary shares issued pursuant to a registration statement on Form F-1 (No. 333-226990) are traded on the Nasdaq Capital Market under the symbol “PLIN”. On May 13, 2020, the closing price of our ordinary shares as reported by the Nasdaq Capital Market was $2.25. The aggregate market value of our outstanding ordinary shares held by non-affiliates using the closing price on the Nasdaq Capital Market of $2.25 was approximately $20,461,561 based on 23,894,027 outstanding ordinary shares, of which approximately 9,094,027 ordinary shares were held by non-affiliates. We have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus.

Unless otherwise specified in an applicable prospectus supplement, our share purchase contracts, share purchase units, warrants, debt securities, rights and units will not be listed on any securities or stock exchange or on any automated dealer quotation system.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement. The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities.

Investing in our securities being offered pursuant to this prospectus involves a high degree of risk. You should carefully read and consider the ‘‘Risk Factors’’ section of this prospectus and in the applicable prospectus supplement before you make your investment decision.

Neither the Securities and Exchange Commission, Cayman Islands, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2020

2

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

3

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we have filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate offering price of $50,000,000.

Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.

We may offer and sell securities to, or through, underwriting syndicates or dealers, through agents or directly to purchasers.

The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

In connection with any offering of securities (unless otherwise specified in a prospectus supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution.”

Please carefully read both this prospectus and any prospectus supplement together with the documents incorporated herein by reference under “Incorporation by Reference” and the additional information described below under “Where You Can Get More Information.”

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences. You should read the tax discussion contained in the applicable prospectus supplement and consult your tax advisor with respect to your own particular circumstances.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is accurate only as of the date of this prospectus and any information incorporated by reference is accurate as of the date of the applicable document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

Except where the context otherwise requires and for purposes of this prospectus only, “we,” “us,” “our company,” “Company,” “our” refer to:

●	China Xiangtai Food Co., Ltd., a Cayman Islands exempted company (“Xiangtai Cayman” or the “Company” when individually referenced);

●	WVM Inc., a British Virgin Islands company (“Xiangtai BVI” when individually referenced);

●	CVS Limited (“Xiangtai HK” when individually referenced), a Hong Kong company that is a wholly owned subsidiary of Xiangtai BVI;

●	Chongqing Jinghuangtai Business Management Consulting Co., Ltd. (also known as “重庆精煌泰企业管理咨询有限公司”) “Xiangtai WFOE” when individually referenced), a PRC wholly foreign-owned enterprise and a wholly owned subsidiary of Xiangtai HK;

●	Guangan Yongpeng Food Co., Ltd. (also known as “广安勇鹏食品有限公司”) (“GA Yongpeng” when individually referenced), a PRC company and a wholly owned subsidiary of Xiangtai WFOE;

●	Chongqing Penglin Food Co., Ltd. (also known as “重庆鹏霖食品有限公司”) (“CQ Penglin” when individually referenced), a PRC company and a variable interest entity (“VIE”) contractually controlled by Xiangtai WFOE;

●	Chongqing Pengmei Supermarket Co., Ltd. also known as “重庆鹏美超市有限公司”) (“CQ Pengmei” when individually referenced), a PRC company and a wholly owned subsidiary of Xiangtai WFOE;

●	Xiangtai WFOE, CQ Penglin, GA Yongpeng and CQ Pengmei are collected referred to as the “PRC entities” hereafter.

4

We have relied on statistics provided by a variety of publicly-available sources regarding China’s expectations of growth. We did not, directly or indirectly, sponsor or participate in the publication of such materials, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus. We have sought to provide current information in this prospectus and believe that the statistics provided in this prospectus remain up-to-date and reliable, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus.

We qualify as an “emerging growth company,” as defined in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and regulatory requirements in contrast to those otherwise applicable generally to public companies. These provisions include, but are not limited to, an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to Section 404 the Sarbanes-Oxley Act of 2002.

We may take advantage of these reduced reporting and other regulatory requirements for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in annual revenue, become a “large accelerated filer” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or issue more than $1.0 billion of non-convertible debt over a three-year period. In addition, the JOBS Act provides that an emerging growth company may delay adopting new or revised accounting standards until those standards apply to private companies.

We are a “foreign private issuer” as defined in Rule 3b-4 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. As a result, our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act and transactions in our equity securities by our officers and directors are exempt from Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

ABOUT THE COMPANY

Our Company

China Xiangtai Food Co., Ltd. is a Cayman Islands exempted company and conducts business in China through subsidiaries and a variable interest entity in China. We are primarily a pork processing company that has operations across key sections of the industry value chain, including slaughtering, packing, distribution, wholesale, and retail of a variety of fresh pork meat and parts. We are committed to provide consumers with high-quality, nutritious and tasty products through our portfolio of trusted and well-known brands and to drive consumption trends, while setting a high industry standard in product quality and food safety. We match supply with demand and benefit from the strong industry trends in China.

Maintaining the highest industry standards for food safety, product quality and sustainability is one of our core values. We have food circulation permits and national industrial production certificates. We have strict quality control systems in each segment of our value chain, from production through sales and distribution. These objectives are grounded in our sustainability program, which focuses on key areas such as animal care, employee welfare, the environment, food safety and quality, helping communities and value creation.

We purchase live hogs through distributors who purchase hogs from local hog farms located in different cities in southern China. We use an automated standard modern production line to slaughter the hogs and pack the fresh pork and byproducts. We deliver the fresh pork to local distributors who then resell the fresh pork to smaller distributors and individual vendors from the local farmers’ market. We also purchase fresh, chilled and frozen pork, beef, lamb, chicken, duck, and rabbit meat from external distributors. We process some fresh pork, beef, lamb, chicken, duck, and rabbit meat into processed products. We sell fresh, chilled and frozen pork, beef and lamb, and processed meat products at our supermarket and to other local grocery stores in Chongqing. We have received many awards and honors including "Honest and Trustworthy Seller", “Annual Sales Star”, “Best Partner,” and “First Place in Fresh Grocery” from New Century Department Store, “Industrial Leading Enterprise” from Chongqing City Fuling District government, and “Vice President Entity” from Chongqing Tongchuan Chamber of Commerce. We won these awards and honors because we have had a close and successful working relationship with big supermarkets and department stores, have effectively discharged our sales and marketing effort, and penetrated deep into the meat market in Chongqing City.

5

Through the acquisition of Pengmei, consummated in July 2018, we currently operate one supermarket in Chongqing that offers a variety of products, including meats, fish and seafood, fresh produces, frozen foods, breads and bakery products, alcoholic and nonalcoholic beverages, housewares products, house-clean products and laundry products. Pengmei used to operate two supermarkets since November 2017. One of the supermarkets has temporarily stopped operation since August 2018 due to landlord’s failure to meet the fire safety requirements. We have filed a lawsuit against the landlord for breach of the store operating lease agreement. We expect this supermarket to be re-opened soon after the fire safety requirements are met.

We work closely with online retailers and plan to launch our online sales channel this year.

We have approximately 175 employees as of May 5, 2020. In our slaughterhouse and processing facility, we have a standardized and automatic production line for hog slaughtering and meat packing. We also have meat processing rooms and standardized freezers to process and store processed meat product. Additionally, we have established environment protection facilities, such as sewage treatment, harmless treatment and incineration treatment.

Recent Development

Share Purchase Agreement with JMC

On April 3, 2020, Xiangtai Cayman and Xiangtai WFOE entered into a Share Purchase Agreement (“SPA”) with Chongqing Ji Mao Cang Feed Co., Ltd. (“JMC”) and the shareholders of JMC (“JMC Shareholders”).

Pursuant to the SPA, the Company agreed to issue to the shareholder who owns 51% of JMC’s equity interest 2,000,000 duly authorized, fully paid and non-assessable ordinary shares of the Company, valued at a price of $3.71 per share, the closing price of the Company’s ordinary share on February 4, 2020, for an aggregate purchase price of $7,420,000, subject to the milestones as specified in the SPA, in exchange for JMC Shareholders’ agreement to cause JMC to enter into certain VIE agreements (the “VIE Agreements”) with WFOE, through which WFOE shall have the right to control, manage and operate JMC in return for a service fee equal to 100% of JMC’s after-tax net income. On April 23, 2020, the Company issued 1,000,000 ordinary shares to the JMC shareholder pursuant to the SPA. The transaction was not registered under the Securities Act in reliance on an exemption from registration set forth in Regulation S promulgated hereunder as a transaction by the Company not involving any public offering.

Founded in 2012, JMC specializes in feed raw material sales and providing feed formula solutions. It has more than 200 customers in farm industry and nearly 100 customers in feed production industry. In 2019, JMC sold more than 200,000 tons of soybean meal, exceeding RMB 500 million (approximately $70,000,000 USD) in sales. Given the Company’s revenue of fiscal year 2019 was $102,545,152USD, PLIN is expected to increase 70% of revenue through this acquisition. JMC has entered strategic alliances with large grain and oil companies such as Sinograin, COFCO, Cargill, Good Ocean, and Louis Dreyfus, and has obtained general distributorship in Chongqing, Sichuan and other places. JMC has more than 200 customers in farm industry and nearly 100 customers in feed production industry. In 2019, JMC had sold more than 200,000 tons of soybean meal and reported a revenue of RMB 525 million and a profit of RMB 15 million. JMC has all necessary licenses to carry out its business in China.

On April 3, 2020, Xiangtai WFOE entered into a series of VIE Agreements with JMC and JMC Shareholders. The VIE Agreements are designed to provide WFOE with the power, rights and obligations equivalent in all material respects to those it would possess as equity holder of JMC, including absolute rights to control the management, operations, assets, property and revenue of JMC.

Material terms of each of the VIE Agreements are described below:

Technical Consultation and Services Agreement.

Pursuant to the technical consultation and services agreement between JMC and WFOE dated April 3, 2020, WFOE has the exclusive right to provide consultation services to JMC relating to JMC’s business, including but not limited to business consultation services, human resources development, and business development. WFOE exclusively owns any intellectual property rights arising from the performance of this agreement. WFOE has the right to determine the service fees based on JMC’s actual operation on a quarterly basis. This agreement will be effective for 20 years, and can be extended if WFOE gives its written consent of the extension of this agreement before the expiration of this agreement and JMC shall agree with this extension without reserve. WFOE may terminate this agreement at any time by giving a 30 days’ prior written notice to JMC.

Equity Pledge Agreement.

Under the equity pledge agreement among WFOE, JMC and JMC Shareholders dated April 3, 2020, JMC Shareholders pledged all of their equity interests in JMC to WFOE to guarantee JMC’s performance of relevant obligations and indebtedness under the technical consultation and services agreement. In addition, JMC Shareholders will complete the registration of the equity pledge under the agreement with the competent local authority. If JMC breaches its obligation under the technical consultation and services agreement, WFOE, as pledgee, will be entitled to certain rights, including the right to sell the pledged equity interests. This pledge will remain effective until all the guaranteed obligations are performed.

6

Equity Option Agreement.

Under the equity option agreement among WFOE, JMC and JMC Shareholders dated April 3, 2020, each of JMC Shareholders irrevocably granted to WFOE or its designee an option to purchase at any time, to the extent permitted under PRC law, all or a portion of his equity interests in JMC. Also, WFOE or its designee has the right to acquire any and all of its assets of JMC. Without WFOE’s prior written consent, JMC’s shareholders cannot transfer their equity interests in JMC and JMC cannot transfer its assets. The acquisition price for the shares or assets will be the minimum amount of consideration permitted under the PRC law at the time of the exercise of the option. This pledge will remain effective until all options have been exercised.

Voting Rights Proxy and Financial Support Agreement.

Under the voting rights proxy and financial support agreement among WFOE, JMC and JMC Shareholders dated April 3, 2020, each JMC Shareholder irrevocably appointed WFOE as its attorney-in-fact to exercise on such shareholder’s behalf any and all rights that such shareholder has in respect of his equity interests in JMC, including but not limited to the power to vote on its behalf on all matters of JMC requiring shareholder approval in accordance with the articles of association of JMC. The proxy agreement is for a term of 20 years and can be extended by WFOE unilaterally by prior written notice to the other parties.

Convertible Debt Financing

On November 22, 2019, Xiangtai Cayman entered into a securities purchase agreement with an accredited investor (the “Debenture Holder”) to place convertible debentures, as amended on December 18, 2019, (each a “Debenture” and collectively, the “Debentures”) with a maturity date of twelve months after the issuance thereof in the aggregate principal amount of up to $5,000,000, provided that in case of an event of default, the Debentures may become at the debenture holder’s election immediately due and payable. The initial closing occurred on November 22, 2019 when we issued a Debenture for $2,000,000 (the “First Debenture”). The second closing of a Debenture in an amount of $2,000,000 occurred on December 30, 2019 when we issued a Debenture for $2,000,000. The third closing occurred on March 9, 2020 when we issued a Debenture for $1,000,000. In addition, we paid to an affiliate of the debenture holder a fee equal to 4% of the amount of each Debenture at each closing and a one-time due diligence and structuring fee of $15,000 at the first closing.

The debenture holder may convert a Debenture in its sole discretion at any time on or prior to maturity at the lower of $5.06 or 93% of the average of the four lowest daily VWAPs during the 10 consecutive trading days immediately preceding the conversion date, provided that the conversion price may never be less than $3.00. The holder may not convert any portion of a Debenture if such conversion would result in the holder beneficially owning more than 4.99% of our then issued and ordinary shares, provided that such limitation may be waived by the holder with 65 days’ notice.

Any time after the issuance of a Debenture that the daily VWAP is less than $3.00 for a period of 10 consecutive trading days (each such occurrence, a “Triggering Event”) and only for so long as such conditions exist after a Triggering Event, we shall make monthly payments beginning on the 30th day after the date of the Triggering Event. Each monthly payment shall be in an amount equal to the sum of (i) the principal amount outstanding as of the date of the Triggering Event divided by the number of such monthly payments until maturity, (ii) a redemption premium of 10% during the six month after the issuance of a Debenture of 20% thereafter in respect of such principal amount and (iii) accrued and unpaid interest hereunder as of each payment date. We may, no more than twice, obtain a thirty-day deferral of a monthly payment due as a result of a Triggering Event through the payment of a deferral fee in the amount equal to 10% of the total amount of such monthly payment. Each deferral payment may be paid at our option either in (i) cash or (ii) if the conversion price on the date of the payment is above $3.00 and such shares issued will be immediately freely tradable shares in the hands of the holder, by the issuance of such number of shares as is equal to $3.00.

On May 22, 2020, we entered in a conversion agreement (the “Conversion Agreement”) with the Debenture Holder to convert $750,000 in principal due and accrued and unpaid interest under the First Debenture into 750,000 ordinary shares of the Company at a per share price of $1.00, which was below the per share price of $3.00 that the Debenture Holder would have been able to convert at pursuant to the terms of the First Debenture. We issued the 750,000 ordinary shares upon signing the Conversion Agreement.

Changes in Company’s Certifying Accountant.

(1)	Previous Independent Registered Public Accounting Firm

(i)	On April 25, 2020, the Company dismissed its independent registered public accounting firm, Friedman LLP (“Friedman”).

(ii)	The report of Friedman on the financial statements of the Company for the fiscal years ended June 30, 2019 and 2018, and the related statements of operations and comprehensive income (loss), changes in stockholders’ equity (deficit), and cash flows for the fiscal years ended June 30, 2019 and 2018 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

(iii)	The decision to change the independent registered public accounting firm was recommended and approved by the Audit Committee and Board of Directors of the Company.

(iv)	During the Company’s most recent fiscal year ended June 30, 2019 and through April 25, 2020, the date of dismissal, (a) there were no disagreements with Friedman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Friedman, would have caused it to make reference thereto in its reports on the financial statements for such years and (b) there were no “reportable events” as described in Item 304(a)(1)(v) of Regulation S-K.

7

(v)	On April 25, 2020, the Company provided Friedman with a copy of this Current Report and has requested that it furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above statements.

(2)	New Independent Registered Public Accounting Firm

Effective May 4, 2020, the Audit Committee of the Company appointed Prager Metis CPAs, LLC (“Prager Metis”) as its new independent registered public accounting firm to audit and review the Company’s financial statements. During the two most recent fiscal years ended June 30, 2019 and June 30, 2018 and any subsequent interim periods through the date hereof prior to the engagement of Prager Metis, neither the Company, nor someone on its behalf, has consulted Prager Metis regarding:

(i)	either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and either a written report was provided to the Company or oral advice was provided that the new independent registered public accounting firm concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

(ii)	any matter that was either the subject of a disagreement as defined in paragraph 304(a)(1)(iv) of Regulation S-K or a reportable event as described in paragraph 304(a)(1)(v) of Regulation S-K.

History and Structure of the Company

The following diagram illustrates our corporate structure:

Incorporated on January 23, 2018 China Xiangtai Food Co., Ltd. (“Xiangtai Cayman” or the “Company”) is a Cayman Islands exempted company. We conduct our business in China through our subsidiaries and VIE. Zeshu Dai currently has majority interest and control over our subsidiaries and VIE.

8

Under our memorandum of association, we are authorized to issue 50,000,000 ordinary shares with a par value of $0.01 each. Upon incorporation of our company, the subscriber received 1 ordinary share as incorporation founder. The subscriber's share was later transferred to China Meitai Food Co., Ltd., which is controlled by Zeshu Dai through a call option agreement and an entrustment agreement with Magic Pace Limited, the sole shareholder of China Meitai Food Co., Ltd. As of May 26, 2020, there are 23,894,027 ordinary shares issued and outstanding, and China Meitai Food Co., Ltd owns 13,300,000 ordinary shares. As a result, Zeshu Dai is deemed to beneficially own 13,300,000 ordinary shares and thus has controlling interest of our Company.

We do not foresee any conflict of interest between China Meitai Food Co., Ltd. and Xiangtai Cayman, because China Meitai Food Co., Ltd. is a holding company and do not have business operations.

WVM Inc. was incorporated on February 11, 2015 (“Xiangtai BVI”). Its 100% equity interest is held by Xiangtai Cayman. Xiangtai BVI is currently not engaging in any active business and merely acting as a holding company.

CVS Limited (“Xiangtai HK”) was incorporated on March 4, 2015 under the law of Hong Kong SAR. The registered share capital is USD 3,800 and paid-in-capital is zero, with 100% of the equity interest held by Xiangtai BVI. Xiangtai HK is currently not engaging in any active business and merely acting as a holding company.

Xiangtai WFOE is a PRC wholly foreign owned entity incorporated on September 1, 2017 in Chongqing under the laws of the People’s Republic of China. It is a wholly-owned subsidiary of CVS Limited and a wholly foreign-owned entity under the PRC laws. Xiangtai WFOE is currently not engaging in any active business and merely acting as a holding company.

GA Yongpeng was incorporated on May 10, 2008 in Chongqing under the laws of the People’s Republic of China. The registered principal activities of the company are purchase of livestock and poultry, breeding, slaughter, processing, sale and retail of fresh livestock and poultry meat and meat products (preserved meat products, sauce, meat products, smoked sausage, ham products, etc.) 100% of the equity interest is held by Xiangtai WFOE.

Chongqing Pengmei was incorporated on July 27, 2017 in Chongqing under the laws of the People’s Republic of China. The registered principal activities of the company are sales of cosmetics, agricultural produce, aquatic products, consumer products, clothing, toys, furnitures, electronic appliance and devices, storage, etc. 100% of the equity interest is held by Xiangtai WFOE.

Contractual Arrangements between Xiangtai WFOE and CQ Penglin

CQ Penglin was incorporated on November 3, 2005 in Chongqing under the laws of the People’s Republic of China. CQ Penglin’s registered capital is RMB 20,650,000 and RMB 11,650,000 is paid. The registered principal activities of the company are retail of pre-packaged food, live hog slaughtering, purchase of livestock and poultry, processing and sale of fresh livestock and poultry meat, process and retail of meat products (preserved meat products, sauce, meat products, smoked sausage, ham products, etc.). CQ Penglin’s shareholders are Zeshu Dai, Penglin Wang, and Taizhou Qisi Ruilin Investment Management LLP.

CQ Penglin is deemed as our variable interest entity (the “VIE”).

We conduct our business through the VIE, which we effectively control through a series of contractual arrangements. These contractual arrangements allow us to:

•	exercise effective control over the VIE;

•	receive substantially all of the economic benefits of the VIE; and

•	have an exclusive option to purchase all or part of the equity interests in the VIE when and to the extent permitted by PRC law.

We conduct our business through contractual arrangements rather than direct ownership because one of CQ Penglin’s businesses is to conduct market research in the meat and livestock industry, which can give the company a more precise understanding of market demand, target customers, and competition environment. According to Catalogue of Industries for Guiding Foreign Investment (Revision 2017) effected since July 28, 2017, market research is a restricted Foreign Investment Industry. Even though CQ Penglin collects information and processes data for its own operational purpose, such market research may fall into the restricted category. In addition, the Telecommunications Regulations and its related implementation rules promulgated by the State Council and, including the Catalogue of Classification of Telecommunications Business issued by the Minister of Industry and Information Technology (the “MIIT”), categorize various types of telecommunications and telecommunications-related activities into basic or value-added telecommunications services, and classify internet information services, or ICP services, as value-added telecommunications businesses. Under the Telecommunications Regulations, commercial operators of value-added telecommunications services must first obtain an ICP License from the MIIT or its provincial level counterparts. The Administrative Measures on Internet-based Information Services released by the State Council in 2000, as amended in 2011, requires that a commercial ICP service operator shall obtain an ICP License from the relevant government authorities before engaging in any commercial ICP service in China. The Administrative Provisions on Foreign-funded Telecommunications Enterprises released by State Council in 2001, as amended in 2016, further requires that for foreign-funded telecommunications enterprises to operate value-added telecommunications services, capital contribution from foreign investors shall not exceed 50% of all capital contribution. CQ Pengin plans to set up an online supermarket after the offering to expand business and reduce sales costs, which would require it to obtain an ICP License. If we control CQ Penglin through direct ownership, it will have more than 50% foreign-sourced capital contribution and will not be qualified for an ICP license. Therefore, the company decide to conduct operation through contractual arrangements.

9

As a result of these contractual arrangements, we have become the primary beneficiary of, and we treat the VIE as our variable interest entity under U.S. GAAP. We have consolidated the financial results of the VIE in our consolidated financial statements in accordance with U.S. GAAP.

The following is a summary of the currently effective contractual arrangements by and among our wholly-owned subsidiary, Xiangtai WFOE, our consolidated variable interest entity, the CQ Penglin, and the shareholders of the VIE.

Agreement that Provide Us Effective Control over the VIE

Equity Pledge Agreement

Pursuant to the equity pledge agreements, as amended, among the shareholders who collectively owned all of CQ Penglin, pledge all of the equity interests in CQ Penglin to Xiangtai WFOE as collateral to secure the obligations of CQ Penglin under the exclusive consulting services and operating agreement. These shareholders may not transfer or assign transfer or assign the pledged equity interests, or incur or allow any encumbrance that would jeopardize Xiangtai WFOE’s interests, without Xiangtai WFOE’s prior approval. In the event of default, Xiangtai WFOE as the pledgee will be entitled to certain rights and entitlements, including the priority in receiving payments by the evaluation or proceeds from the auction or sale of whole or part of the pledged equity interests of CQ Penglin. The agreement will terminate at the date these shareholders have transferred all of their pledged equity interests pursuant to the equity option agreement.

Voting Rights Proxy and Financial Supporting Agreement

Pursuant to the voting rights proxy and financial supporting agreements, as amended, the shareholders of CQ Penglin give Xiangtai WFOE an irrevocable proxy to act on their behalf on all matters pertaining to CQ Penglin and to exercise all of their rights as shareholders of CQ Penglin, including the right to attend shareholders meeting, to exercise voting rights and to transfer all or a part of their equity interests in CQ Penglin. In consideration of such granted rights, Xiangtai WFOE agrees to provide the necessary financial support to CQ Penglin whether or not CQ Penglin incurs loss, and agrees not to request repayment if CQ Penglin is unable to do so. The agreements shall remain in effect for 30 years until October 8, 2047.

Agreement that allows us to Receive Economic Benefits and absorb losses from the VIE

Technical Consultation and Services Agreement

Pursuant to the technical consultation and services agreement between Xiangtai WFOE and CQ Penglin, as amended, Xiangtai WFOE is engaged as exclusive provider of management consulting services to CQ Penglin. For such services, CQ Penglin agree to pay service fees determined based on all of their net income to Xiangtai WFOE or Xiangtai WFOE has obligation to absorb all of the losses of CQ Penglin.

The technical consultation and services agreement, as amended, remains in effect for 30 years until October 8, 2047. The agreement can be extended only if Xiangtai WFOE gives its written consent of extension of the agreement before the expiration of the agreement and CQ Penglin then may extend without reservation.

Business Cooperation Agreement

Pursuant to the business cooperation agreement between Xiangtai WFOE and CQ Penglin, as amended, Xiangtai WFOE has the exclusive right to provide CQ Penglin with technical support, business support and related consulting services, including but not limited to technical services, business consultations, equipment or property leasing, marketing consultancy, system integration, product research and development, and system maintenance. In exchange, Xiangtai WFOE is entitled to a service fee that equals to all of the net income of CQ Penglin determined by U.S. GAAP. The service fees may be adjusted based on the services rendered by Xiangtai WFOE in that month and the operational needs of CQ Penglin.

The business cooperation agreement, as amended, remains in effect unless Xiangtai WFOE commits gross negligence, or a fraudulent act, against CQ Penglin. Nevertheless, Xiangtai WFOE shall have the right to terminate this agreement upon giving 30 days’ prior written notice to CQ Penglin at any time.

10

Agreements that Provide Us with the Option to Purchase the Equity Interest in the VIE

Equity Option Agreement

Pursuant to the equity option agreements, as amended, among Xiangtai WFOE, CQ Penglin and its shareholders. CQ Penglin’s shareholders jointly and severally grant Xiangtai WFOE an option to purchase their equity interests in CQ Penglin. The purchase price shall be the lowest price then permitted under applicable PRC laws. If the purchase price is greater than the registered capital of CQ Penglin, these shareholders of CQ Penglin are required to immediately return any amount in excess of the registered capital to Xiangtai WFOE or its designee of Xiangtai WFOE. Xiangtai WOFE may exercise such option at any time until it has acquired all equity interests of CQ Penglin, and may transfer the option to any third party. The agreements will terminate at the date on which all of these shareholders’ equity interests of CQ Penglin has been transferred to Xiangtai WFOE or its designee.

Entrustment Agreement and Call Option Agreement

China Meitai Food Co., Ltd. currently holds 13,300,000 of the issued and outstanding ordinary shares of the Company out of a total of 23,894,027 issued and outstanding ordinary shares. Magic Pace Limited is currently the sole shareholder of China Meitai Food Co., Ltd.

Ms. Zeshu Dai entered into an entrustment agreement with Magic Pace Limited, according to which Magic Pace Limited entrusted its voting power, personnel appointment power and other power related to operating and managing of China Meitai Food Co., Ltd., and therefore effectively the control of our company, to Ms. Dai to the extent permitted by the laws of the British Virgin Islands.

Ms. Dai has also entered into a call option agreement with Magic Pace Limited. Pursuant to the call option agreement, Magic Pace Limited granted Ms. Dai an option that upon the closing of the initial public offering of the Company, Ms. Dai can exercise the option to acquire 97.74% of the shares of China Meitai Food Co., Ltd for consideration. Upon excising the option shares in China Meitai Food Co., Ltd., Ms. Dai will own 55.66% shares of the Company through China Meitai Food Co., Ltd.

If Ms. Dai elects not to exercise such option, Ms. Dai remains to have control of the company through the entrustment agreement with Magic Pace Limited and ordinary shares held by Magic Pace Limited.

Corporate Information

We are a Cayman Islands exempted company and conduct business in China through subsidiaries and variable interest entities in China. Our principal office is located at Xinganxian Plaza, Building B, Suite 19-1, Lianglukou, Yuzhong District, Chongqing, People’s Republic of China 400800, telephone number +86 (023) 86330158.

We maintain a website at www.drespace.cn/PLIN where general information about us is available. Investors can obtain copies of our filings with the Securities and Exchange Commission, or SEC, from this site free of charge, as well as from the SEC website at www.sec.gov. Except for these documents incorporated by reference that are accessible on our website, we are not incorporating the contents of our website into this prospectus.

Coronavirus (COVID-19) Update

Recently, there is an ongoing outbreak of a novel strain of coronavirus (COVID-19) first identified in China and has since spread rapidly globally. The pandemic has resulted in quarantines, travel restrictions, and the temporary closure of stores and business facilities globally for the past few months. In March 2020, the World Health Organization declared the COVID-19 as a pandemic. Given the rapidly expanding nature of the COVID-19 pandemic, and because substantially all of our business operations and our workforce are concentrated in China, we believe there is a risk that our business, results of operations, and financial condition will be adversely affected, especially for our export related business. Potential impact to our results of operations will also depend on future developments and new information that may emerge regarding the duration and severity of the COVID-19 and the actions taken by government authorities and other entities to contain the COVID-19 or mitigate its impact, almost all of which are beyond our control.

The impacts of COVID-19 on our business, financial condition, and results of operations include, but are not limited to, the following:

●	Our management and the employees work in the supermarket sector of our business resumed working on February 11, 2020, shortly after the Chinese Lunar New Year holiday. The employees who work in the slaughtering and processing sector of our business resumed working by the end of February. Our supermarket, as an essential business, remained open during the pandemic. We experienced significant increase in supermarket sales in February and March 2020 as compared to the same period last year. However, we experienced a decrease in distribution sales during February and March 2020 as some of our customers, such as farmers’ markets, restaurants, hotels, school cafeterias, were required to temporarily close their businesses to adhere to local policy. These affected customers are slowly resuming business during April 2020 and we expect the demand will recover. For the fiscal years ended June 30, 2019 and 2018, farmers’ markets sales account for 93% and 96% of the total revenue, respectively. Overall, our revenue and income may be negatively impacted in 2020.

●	The situation may worsen if the COVID-19 outbreak continues. We will continue to closely monitor the development throughout 2020.

11

●	The global stock markets have experienced, and may continue to experience, significant decline from the COVID-19 outbreak. It is possible that the price of our ordinary shares will decline significantly after the consummation of this offering, in which case you may lose your investment.

Because of the uncertainty surrounding the COVID-19 outbreak, the business disruption and the related financial impact related to the outbreak of and response to the coronavirus cannot be reasonably estimated at this time. For a detailed description of the risks associated with the novel coronavirus, see “Risk Factors—Risks Related to Our Business—Our business could be materially harmed by the ongoing coronavirus (COVID-19) pandemic.”

Implications of Being an Emerging Growth Company

We qualify as and elect to be an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include, but not limited to:

•	Reduced disclosure about the emerging growth company’s executive compensation arrangements in our periodic reports, proxy statements and registration statements; and

•	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.0 billion in annual revenue, have more than $700 million in market value of our ordinary shares held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three-year period. Except for our consolidated balance sheets, which we include for the fiscal years ended June 30, 2017, 2018 and 2019, we have decided to include three years of audited financial statements and three years of related management’s discussion and analysis of financial condition and results of operations disclosure.

Implication of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

•	we are not required to provide as many Exchange Act reports or provide periodic and current reports as frequently, as a domestic public company;

•	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

•	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

•	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

•	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

•	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Implication of Being a “Controlled Company”

We are, and will remain, following this offering, to be a “controlled company” within the meaning of the Nasdaq Stock Market Rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

We are, and will be, a “controlled company” as defined under the Nasdaq Stock Market Rules as long as our majority shareholder, Zeshu Dai, our CEO and Chairwoman (who is deemed to beneficially own her shares through China Meitai Food Co., Ltd.), owns and holds more than 50% of our outstanding ordinary shares. For so long as we are a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

12

•	an exemption from the rule that a majority of our board of directors must be independent directors;

•	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

•	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elected to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors upon closing of the offering.

Our Products

We offer three main series of our products, namely the fresh series and the processed series. Summary description of our main product series are set forth below.

Product Series	Main Products

Fresh Series	Fresh pork and byproducts, beef, lamb, chicken, duck and rabbit meat

Chilled and Frozen Series	Chilled and frozen pork, beef and lamb, Frozen pork, beef and lamb

Processed Series	Shredded meat, sliced meat, meat stuffing, pickled meat, lamb and offal, sausage, bacon, steamed meat, breaded chicken, spicy meat

Fresh Series. We have established the processing and marketing channels of pork and meat products over the years. After slaughter and cleaning, the acid in pork is eliminated in a 0-4 °C environment. The pork is mainly sold as whole pieces without being cut into pieces. A very minimal amount would be cut into different parts and cuts in our sterile room. Fresh pork sell at supermarkets are mainly purchased from the market and supplied by contracted vendors. Fresh beef, lamb, chicken and rabbit meat are also purchased from the market and supplied by contracted vendors.

Chilled and Frozen Series. We have established a cold supply chain that supports the storage, distribution and sale of chilled and frozen meat. We are able to store meat for a much longer period. We can keep the chilled series fresh for up to10 days and the frozen series fresh for up to one year. As the supply of pork in China decreases while the demand remains the same, having longer storage time allows us to provide a steady stream of supply whenever the market demand rises. It also expand our supply channels, allowing us to purchase meat from cities and countries far away from Chongqing. We purchase the chilled meat from Yun’nan Province and Shandong Province within China. We plan to import frozen meat from outside of PRC.

Processed Series. In order to accommodate to people’s busy working lifestyle, we introduced processed products that can be easily prepared at home. Through the low-temperature and quick-freezing treatment, the freshness, flavor and the nutrition of the meat can be maintained to the utmost extent, and food bacteria can be effectively eliminated. While mixing the ingredients, the content of fat, calorie and cholesterol are controlled by different combinations of raw materials to suit the needs of different consumers. We add seasonings, spices, and vegetables in the package so consumers can easily cook the food at home. During peak season, which typically would be around the Chinese New Year, our processed products are in high demand as households prefer to buy food that are ready to be cooked.

Our Facility

Our slaughtering plant in Linshui Industrial Park, Sichuan Province covers an area of 27,000 square meters, with a construction area of 8,500 square meters, a slaughtering area of 3,000 square meters, 9 large refrigeration houses of 4,500 square meters, office and dormitory of 1,500 square meters, and a boiler room of 200 square meters.

We also have a processing factory in Fuling, Chongqing, covering an area of 8,000 square meters, with a construction area of 11,000 square meters, a processing area of 4,000 square meters, 7 large refrigeration houses of 2,200 square meters, offices and dormitories of 3,000 square meters, and boiler rooms of 200 square meters. There are sausage and bacon production line, canned meat (ham) production line, salty braised pork production line, and soy sauce stewed products production line.

13

Our Production Cycle

We source all of our live hogs from our suppliers. It usually takes less than 24 hours to transfer the hogs from the purchasing point to the slaughterhouse, and only 2-3 hours to slaughter and cut into pieces, which can then be sold. Fresh pork is the main source of protein for Chinese consumers in daily life. Our factories operate year-round. Generally, the sales season is from the winter solstice on December 22 to the spring of the next year.

For our processed products such as sausage and bacon, it usually takes more than two weeks to process from fresh pork. Lamb offal are sourced from suppliers. We are able to process them within 2-3 hours. These processed products are seasonal, generally due to the demand for meats before and after the Chinese New Year period.

Raw Material

Live hogs. We signed contracts with live hog distributors to purchase the live hogs from large and medium-sized hog farmers in the southern region. The quality of the hogs is specified in the contracts and must comply with the national health and quarantine standards. We have signed six suppliers to meet the daily supply. For the fiscal year ended June 30, 2019, we relied on four main suppliers who aggregately accounts for approximately 80.7% of pour operating expenses for purchasing live hogs.

Pork, Beef, lamb, chicken, duck and rabbit meat. We source pork, beef, lamb, chicken and rabbit meat from many suppliers, who provide us the meat cuts. We do not purchase live animals from them. We purchase on an annual basis about 3,000 tons of meat from these suppliers.

Seasonings. They are mainly used for meat products processing. We purchase on an annual basis 1,000 kg Chinese red pepper, 2,000 kg marinating spice, 3,000 kg chili pepper, 2,000 kg refined salt, and 2,000 kg chicken bouillon and other seasonings.

RISK FACTORS

You should carefully consider the risks incorporated by reference in this prospectus before making an investment decision. You should also consider the matters described below and in “Risk Factors” in “Item 3. Key Information—D. Risk factors” in our Annual Report, as amended, on Form 20-F for the year ended June 30, 2019, and all of the information included or incorporated by reference in this prospectus before deciding whether to purchase our ordinary shares. Our business, financial condition and results of operations could be materially and adversely affected by any of these risks or uncertainties. In that case, the trading price of our ordinary shares could decline, and you may lose all or part of your investment. The risks also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Special Notice Regarding Forward-Looking Statements.”

Our financial and operating performance may be adversely affected by epidemics, natural disasters and other catastrophes.

Our business could be materially and adversely affected by the outbreak of epidemics including but not limited to the 2019 novel coronavirus (COVID-19), swine influenza, avian influenza, middle east respiratory syndrome (MERS-CoV) and severe acute respiratory syndrome (SARS-CoV). Our financial and operating performance may be adversely affected by epidemics such as the on-going novel coronavirus (COVID-19), natural disasters and other catastrophes. As a result of the on-going novel coronavirus, we expect our operation to experience slowdown or temporary suspension in production. Our business could be materially and adversely affected in the event that the slowdown or suspension carries for a long period of time. During such epidemic outbreak, China may adopt certain hygiene measures, including quarantining visitors from places where any of the contagious diseases were rampant. Those restrictive measures adversely affected and slowed down the national economic development during that period. Any prolonged restrictive measures in order to control the contagious disease or other adverse public health developments in China or our targeted markets may have a material and adverse effect on our business operations.

Similarly, natural disasters, wars (including the potential of war), terrorist activity (including threats of terrorist activity), social unrest and heightened travel security measures instituted in response, and travel-related accidents, as well as geopolitical uncertainty and international conflict, will affect travel volume and may in turn have a material adverse effect on our business and results of operations. In addition, we may not be adequately prepared in contingency planning or recovery capability in relation to a major incident or crisis, and as a result, our operational continuity may be adversely and materially affected, which in turn may harm our reputation.

Our business could be materially harmed by the ongoing coronavirus (COVID-19) pandemic.

Recently, there is an ongoing outbreak of a novel strain of coronavirus (COVID-19) in China, which has spread rapidly to many parts of the world. The epidemic has resulted in quarantines, travel restrictions, and the temporary closure of stores and business facilities in China for the past few months. In March 2020, the World Health Organization declared the COVID-19 as a pandemic. Given the rapidly expanding nature of the COVID-19 pandemic, and because substantially all of our business operations and our workforce are concentrated in China, we believe there is a substantial risk that our business, results of operations, and financial condition will be adversely affected. Potential impact to our results of operations will also depend on future developments and new information that may emerge regarding the duration and severity of the COVID-19 and the actions taken by government authorities and other entities to contain the COVID-19 or mitigate its impact, almost all of which are beyond our control.

14

The impacts of COVID-19 on our business, financial condition, and results of operations include, but are not limited to, the following:

●	Our management and the employees work in the supermarket sector of our business resumed working on February 11, 2020, shortly after the Chinese Lunar New Year holiday. The employees who work in the slaughtering and processing sector of our business resumed working by the end of February. Our supermarket, as an essential business, remained open during the pandemic. We experienced significant increase in supermarket sales in February and March 2020 as compared to the same period last year. However, we experienced a decrease in distribution sales during February and March 2020 as some of our customers, such as farmers’ markets, restaurants, hotels, school cafeterias, were required to temporarily close their businesses to adhere to local policy. These affected customers are slowly resuming business during April 2020 and we expect the demand will recover. For the fiscal years ended June 30, 2019 and 2018, distribution sales account for 93% and 96% of the total revenue, respectively. Overall, our revenue and income may be negatively impacted in 2020.

●	The situation may worsen if the COVID-19 outbreak continues. We will continue to closely monitor the development throughout 2020.

●	The global stock markets have experienced, and may continue to experience, significant decline from the COVID-19 outbreak. It is possible that the price of our ordinary shares will decline significantly after the consummation of this offering, in which case you may lose your investment.

Because of the uncertainty surrounding the COVID-19 outbreak, the business disruption and the related financial impact related to the outbreak of and response to the coronavirus cannot be reasonably estimated at this time.

We might require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to develop new features or enhance our existing solutions, improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we may need to engage in equity or debt financings to secure additional funds. If we raise additional funds through further issuances of equity or convertible debt securities, our existing shareholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our ordinary shares. Any debt financing secured by us in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. In addition, we may not be able to obtain additional financing on terms favorable to us, or at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly impaired.

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements contained in this prospectus other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the “Risk Factors” section. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward- looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, we undertake no duty to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.

CAPITALIZATION AND INDEBTNESS

Our capitalization and indebtedness will be set forth in a prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

15

USE OF PROCEEDS

Unless we otherwise indicate in a prospectus supplement, we currently intend to use the net proceeds from the sale of our securities for general corporate purposes.

More detailed information regarding the use of proceeds from the sale of securities, including any determinable milestones at the applicable time, will be described in any applicable prospectus supplement. We may also, from time to time, issue securities otherwise than pursuant to a prospectus supplement to this prospectus.

DIVIDEND POLICY

Our dividend policy is set forth under the heading “Item 8.A. Consolidated Statements and Other Financial Information” in our Annual Report, as amended, on Form 20-F for the year ended June 30, 2019, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act.

OFFER AND LISTING DETAILS

We may offer and issue from time to time ordinary shares, share purchase contracts, share purchase units, warrants, debt securities, rights or units, or any combination thereof, up to an aggregate initial offering price of up to $50,000,000 in one or more transactions under this shelf prospectus. The price of securities offered will depend on a number of factors that may be relevant at the time of offer. See “Plan of Distribution.”

The ordinary shares have been listed on the Nasdaq Capital Market under the symbol “PLIN” since August 14, 2019.

The following tables sets forth, for the periods indicated, the high and low trading prices of the ordinary shares as reported on the Nasdaq Capital Market prior to the filing of this prospectus.

Ordinary shares (Nasdaq symbol: “PLIN”)

	Market Price Per Share
Quarterly:	High	Low
August 14, 2019 to September 30, 2019	$5.00	$4.145
October 1, 2019 to December 31, 2019	$4.90	$3.51
January 1, 2020 to March 31, 2020	$4.74	$1.11
April 1, 2020 to June 30, 2020 (until May 22, 2020)	$2.53	$1.50

DESCRIPTION OF ORDINARY SHARES

China Xiangtai Food Co., Ltd. was incorporated on January 23, 2018 under the Companies Law (as amended) of the Cayman Islands (the “Cayman Islands Companies Law”) As of the date of this prospectus, we are authorized to issue 50,000,000 ordinary shares of $0.01 par value per share. As of May 26, 2020, there are 23,894,027 ordinary shares issued and outstanding.

Our memorandum and articles of association do not permit a director to decide what compensation he or she will receive. All decisions about director compensation will be recommended by the compensation committee, and approved at a general meeting of the Company in accordance with our articles of association. Assuming the minimum offering, we will have 21,791,667 ordinary shares issued and outstanding. Assuming the maximum offering, we will have 23,791,667 ordinary shares issued and outstanding.

The following are summaries of the material provisions of our memorandum and articles of association and the Cayman Islands Companies Law, insofar as they relate to the material terms of our ordinary shares. Copies of our memorandum and articles of association are filed as exhibits to the registration statement of which this prospectus is a part. As a convenience to potential investors, we provide the below description of Cayman Islands law and our articles of association together with a comparison to similar features under Delaware law.

16

General

Under our memorandum of association, we are authorized to issue 50,000,000 ordinary shares with a par value of $0.01 each. As of May 26, 2020, there are 23,894,027 ordinary shares issued and outstanding.

Each ordinary share in the Company confers upon the shareholder:

•	the right to one vote at a meeting of the shareholders of the Company or on any resolution of shareholders;

•	the right to an equal share in any dividend paid by the Company; and

•	the right to an equal share in the distribution of the surplus assets of the Company on its liquidation.

Distributions

The holders of our ordinary shares are entitled to such dividends or other distributions as may be recommended by the board and authorized by shareholders subject to the Cayman Islands Companies Law and our memorandum and articles of association.

Shareholders’ voting rights

Any action required or permitted to be taken by the shareholders must be taken at a duly called annual or special meeting of the shareholders entitled to vote on such action and may also be effected by a unanimous written resolution of the shareholders. At each general meeting, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each ordinary share which such shareholder holds.

Election of directors

Delaware law permits cumulative voting for the election of directors only if expressly authorized in the certificate of incorporation. The laws of Cayman Islands, however, do not specifically prohibit or restrict the creation of cumulative voting rights for the election of our directors. Cumulative voting is not a concept that is accepted as a common practice in Cayman Islands, and we have made no provisions in our memorandum and articles of association to allow cumulative voting for elections of directors.

Meetings of shareholders

Any of our directors may convene a meeting of shareholders whenever they think fit. We must provide at least seven days’ written notice (exclusive of the day on which the notice is served or deemed to be served, but inclusive of the day for which the notice is given) of all meetings of shareholders, stating the time, place of the general meeting and, in the case of special business, the general nature of that business to shareholders whose names appear as shareholders in the register of members on the date of the notice and are entitled to vote at the meeting. Our board of directors must convene a general meeting upon the written request of one or more shareholders holding at least 10% of our shares.

No business may be transacted at any general meeting unless a quorum is present at the time the meeting proceeds to business. One or more shareholders holding in the aggregate not less than one-third of the total issue share capital of the Company present in person or by proxy and entitled to vote shall be a quorum. If, within half an hour from the time appointed for the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be dissolved. In any other case, it shall stand adjourned to the same day in the next week, at the same time and place and if, at the adjourned meeting, a quorum is not present within half an hour from the time appointed for the meeting, the shareholders present shall be a quorum and may transact the business for which the meeting was called. If present, the chair of our board of directors shall be the chair presiding at any meeting of the shareholders.

A corporation that is a shareholder shall be deemed for the purposes of our articles of association to be present at a general meeting in person if represented by its duly authorized representative. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Meeting of directors

The management of our company is entrusted to our board of directors, who will make decisions by voting on resolutions of directors. Our directors are free to meet at such times and in such manner and places within or outside the Cayman Islands as the directors determine to be necessary or desirable. A director must be given not less than 5 days’ notice of a meeting of directors. At any meeting of directors, a quorum will be present if at least two directors are present. If there is a sole director, that director shall be a quorum. An action that may be taken by the directors at a meeting may also be taken by a unanimous written resolution of the directors.

Protection of minority shareholders

We would normally expect Cayman Islands courts to follow English case law precedents, which would permit a minority shareholder to commence a representative action, or derivative actions in our name, to challenge (1) an act which is ultra vires or illegal, (2) an act which constitutes a fraud against the minority by parties in control of us, (3) the act complained of constitutes an infringement of individual rights of minority shareholders (such as the right to vote and pre-emptive rights), and (4) an irregularity in the passing of a resolution which requires a special majority of the shareholders, subject to the terms of our memorandum and articles of association.

17

Pre-emptive rights

There are no pre-emptive rights applicable to the issue by us of new shares under either Cayman Islands law or our memorandum and articles of association.

Transfer of ordinary shares

Subject to the restrictions in our memorandum and articles of association and applicable securities laws, any of our shareholders may transfer all or any of his or her ordinary shares by written instrument of transfer signed by the transferor and containing the name of the transferee. Our board of directors may resolve by resolution to refuse or delay the registration of the transfer of any ordinary share without giving any reason.

Winding up

If we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay the whole of the paid up capital at the commencement of the winding up, the excess shall be distributable pari passu among those shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them, respectively. If we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the paid up capital, those assets shall be distributed so that, to the greatest extent possible, the losses shall be borne by the shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them, respectively. If we are wound up, the liquidator may with the sanction of a special resolution and any other sanction required by the Cayman Islands Companies Law, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property of the same kind or not), and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.

The liquidator may also vest the whole or any part of these assets in trusts for the benefit of the shareholders as the liquidator shall think fit, but so that no shareholder will be compelled to accept any assets, shares or other securities upon which there is a liability.

Calls on ordinary shares and forfeiture of ordinary shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Repurchase of ordinary shares

We are empowered by the Cayman Islands Companies Law and our memorandum and articles of association to purchase our own shares, subject to certain restrictions and requirements. Our directors may only exercise this power on our behalf, subject to the Cayman Islands Companies Law, our memorandum and articles of association and to any applicable requirements imposed from time to time by the Nasdaq, the Securities and Exchange Commission, or by any other recognized stock exchange on which our securities are listed. Under the Cayman Islands Companies Law, the repurchase of any share may be paid out of our company’s profits or out of the proceeds of a fresh issue of shares made for the purpose of such repurchase, or out of capital (including share premium account and capital redemption reserve). If the repurchase proceeds are paid out of our company’s capital, our company must, immediately following such payment, be able to pay its debts as they fall due in the ordinary course of business. In addition, under the Cayman Islands Companies Law no such share may be repurchased (1) unless it is fully paid up, (2) if such repurchase would result in there being no shares outstanding, or (3) if the company is being wound up and: (a) the terms of the repurchase provided for it to take place after the commencement of the winding up; or (b) during the period beginning on the date when the repurchase was to have taken place and ending with the commencement of the shares were to have been repurchased. In addition, under the Cayman Islands Companies Law, our company may accept the surrender of any fully paid share for no consideration unless, as a result of the surrender, the surrender would result in there being no shares outstanding (other than shares held as treasury shares).

Modifications of rights

All or any of the special rights attached to any class of our shares may(unless otherwise provided by the terms of issue of the shares of that class) be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by not less than three-fourths of such shareholders of that class as may be present in person or by proxy at a separate general meeting of the holders of shares of that class.

18

Changes in the number of shares we are authorized to issue and those in issue

We may from time to time by resolution of shareholders in the requisite majorities:

•	amend our memorandum of association to increase or decrease the maximum number of shares we are authorized to issue;

•	divide our authorized and issued shares into a larger number of shares; and

•	consolidate our authorized and issued shares into a smaller number of shares.

Inspection of books and records

Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Get More Information.”

Rights of non-resident or foreign shareholders

There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional ordinary shares

Our memorandum and articles of association authorizes our board of directors to issue additional ordinary shares from authorized but unissued shares, to the extent available, from time to time as our board of directors shall determine.

Listing

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “PLIN”. On May 22, 2020, the last reported sale price per share for our ordinary shares on the Nasdaq Capital Market as reported was $1.69.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is Securities Transfer Corporation, 2901 N Dallas Parkway, Suite 380, Plano, Texas 75093.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a report filed under the Exchange Act.

General

We may issue warrants that entitle the holder to purchase ordinary shares, debt securities or any combination thereof. We may issue warrants independently or together with ordinary shares, debt securities or any combination thereof, and the warrants may be attached to or separate from these securities.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;
•	the currency for which the warrants may be purchased, if not United States dollars;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•	in the case of warrants to purchase ordinary shares, the number of ordinary shares purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency, if not United States dollars, in which, this principal amount of debt securities may be purchased upon such exercise;
•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
the term of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreement and warrants may be modified;
•	federal income tax consequences of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

19

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or
•	in the case of warrants to purchase our ordinary shares, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Modification of the Warrant Agreement

The warrant agreements may permit us and the warrant agent, if any, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:

•	to cure any ambiguity;
•	to correct or supplement any provision which may be defective or inconsistent with any other provisions; or
•	to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

20

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities mean the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a new senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Together, the senior indentures and the subordinated indentures are sometimes referred to in this prospectus as the indentures. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures (and any amendments or supplements we may enter into from time to time which are permitted under each indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of China Xiangtai Food Co., Ltd. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

Unless otherwise specified in a prospectus supplement, the indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time at par or at a discount, and in the case of the new indentures, if any, in one or more series, with the same or various maturities. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

•	the title of the debt securities and whether they are subordinated debt securities or senior debt securities;
•	any limit on the aggregate principal amount of the debt securities;
•	the ability to issue additional debt securities of the same series;
•	the price or prices at which we will sell the debt securities;
•	the maturity date or dates of the debt securities on which principal will be payable;
•	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;
•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;
•	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;
•	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;
•	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;
•	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the indenture;
•	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;
•	our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;
•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;
•	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an event of default (as described below), if other than the full principal amount;

21

•	the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;
•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;
•	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable indenture;
•	any limitation on our ability to incur debt, redeem shares, sell our assets or other restrictions;
•	the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;
•	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;
•	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our ordinary shares or other securities or property;
•	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;
•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;
•	the depository for global or certificated debt securities;
•	any special tax implications of the debt securities;
•	any foreign tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;
•	any trustees, authenticating or paying agents, transfer agents or registrars, or other agents with respect to the debt securities;
•	any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented;
•	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;
•	if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);
•	the portion of the principal amount of any securities of the series which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable indenture if other than the entire principal amount; and
•	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined).

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange and will be issued in fully-registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing senior indebtedness.

22

Unless otherwise specified in the applicable prospectus supplement, under the subordinated indenture, “senior indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture, or thereafter incurred or created:

•	the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
•	all of our capital lease obligations or attributable debt (as defined in the indentures) in respect of sale and leaseback transactions;
•	all obligations representing the balance deferred and unpaid of the purchase price of any property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto, except any such balance that constitutes an accrued expense or trade payable or any similar obligation to trade creditors;
•	all of our obligations in respect of interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; other agreements or arrangements designed to manage interest rates or interest rate risk; and other agreements or arrangements designed to protect against fluctuations in currency exchange rates or commodity prices;
•	all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and
•	all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

However, senior indebtedness does not include:

•	any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;
•	any of our obligations to our subsidiaries or of a subsidiary guarantor to us or any other of our other subsidiaries;
•	any liability for federal, state, local or other taxes owed or owing by us or any subsidiary guarantor,
•	any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);
•	any obligations with respect to any capital stock;
•	any indebtedness incurred in violation of the indenture, provided that indebtedness under our credit facilities will not cease to be senior indebtedness under this bullet point if the lenders of such indebtedness obtained an officer’s certificate as of the date of incurrence of such indebtedness to the effect that such indebtedness was permitted to be incurred by the indenture; and
•	any of our indebtedness in respect of the subordinated debt securities.

Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

Unless otherwise noted in an accompanying prospectus supplement, if we default in the payment of any principal of (or premium, if any) or interest on any senior indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occurs, we will pay in full all senior indebtedness before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

•	any dissolution or winding-up or liquidation or reorganization of Xiangtai Cayman, whether voluntary or involuntary or in bankruptcy,
•	insolvency or receivership;
•	any general assignment by us for the benefit of creditors; or
•	any other marshaling of our assets or liabilities.

In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

The subordinated indenture does not limit the issuance of additional senior indebtedness.

23

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “events of default” under the indentures with respect to each series of debt securities:

•	we default for 30 consecutive days in the payment when due of interest on the debt securities;
•	we default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the debt securities;
•	our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 60 days after we receive notice of such failure;
•	certain events of bankruptcy, insolvency or reorganization of the Xiangtai Cayman; or
•	any other event of default provided with respect to securities of that series.

Unless an accompanying prospectus supplement states otherwise, if an event of default with respect to any debt securities of any series outstanding under either of the indentures shall occur and be continuing, the trustee under such indenture or the holders of at least 25% (or at least 10%, in respect of a remedy (other than acceleration) for certain events of default relating to the payment of dividends) in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under either indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (1) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (2) certain events of default relating to the payment of dividends.

The trustee is required within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (1) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture, (2) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (3) the trustee shall not have instituted such action within 60 days of such request and (4) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series. We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each indenture.

Discharge, Defeasance and Covenant Defeasance

We may discharge or defease our obligations under the indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.

We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we or, if applicable, any guarantor, have paid all other sums payable under the applicable indenture.

24

If indicated in the applicable prospectus supplement, we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except in all cases as otherwise provided in the relevant indenture) (“legal defeasance”) or (2) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of legal defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either legal defeasance or covenant defeasance, we shall have delivered to the trustee (1) if applicable, an officer’s certificate to the effect that the relevant debt securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (2) an officer’s certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

Under the indentures, unless an accompanying prospectus supplement states otherwise, we and the applicable trustee may supplement the indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, the indentures require the consent of each holder of debt securities that would be affected by any modification which would:

•	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•	reduce the principal of or change the fixed maturity of any debt security or, except as provided in any prospectus supplement, alter or waive any of the provisions with respect to the redemption of the debt securities;
•	reduce the rate of or change the time for payment of interest, including default interest, on any debt security;
•	waive a default or event of default in the payment of principal of or interest or premium, if any, on, the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities and a waiver of the payment default that resulted from such acceleration);
•	make any debt security payable in money other than that stated in the debt securities;
•	make any change in the provisions of the applicable indenture relating to waivers of past defaults or the rights of holders of the debt securities to receive payments of principal of, or interest or premium, if any, on, the debt securities;
•	waive a redemption payment with respect to any debt security (except as otherwise provided in the applicable prospectus supplement);
•	except in connection with an offer by us to purchase all debt securities, (1) waive certain events of default relating to the payment of dividends or (2) amend certain covenants relating to the payment of dividends and the purchase or redemption of certain equity interests;
•	make any change to the subordination or ranking provisions of the indenture or the related definitions that adversely affect the rights of any holder; or
•	make any change in the preceding amendment and waiver provisions.

The indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indentures.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

25

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

•	we deliver to the trustee notice from DTC that it is unwilling or unable to continue to act as depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by us within 120 days after the date of such notice from DTC;
•	we in our sole discretion determine that the debt securities (in whole but not in part) should be exchanged for definitive debt securities and deliver a written notice to such effect to the trustee; or
•	there has occurred and is continuing a default or event of default with respect to the debt securities.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

The indentures and debt securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to its principles of conflicts of laws, except to the extent the Trust Indenture Act is applicable or as otherwise agreed to by the parties thereto.

Trustee

The trustee or trustees under the indentures will be named in any applicable prospectus supplement.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our ordinary shares or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our ordinary shares or other securities to be received by the holders of such series of debt securities to be adjusted. Any such conversion or exchange will comply with applicable Cayman Islands law and our memorandum and articles of association.

DESCRIPTION OF UNITS

We may issue units comprising one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or occurrence.

26

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depository arrangements relating to such units.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

We may issue share purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of ordinary shares or other securities registered hereunder at a future date or dates, which we refer to in this prospectus as “share purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts.

The share purchase contracts may be issued separately or as part of units consisting of a share purchase contract and debt securities, warrants, other securities registered hereunder, which we refer to herein as “share purchase units.” The share purchase contracts may require holders to secure their obligations under the share purchase contracts in a specified manner. The share purchase contracts also may require us to make periodic payments to the holders of the share purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The share purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the share purchase contracts or share purchase units, will be filed with the SEC in connection with the offering of share purchase contracts or share purchase units. The prospectus supplement relating to a particular issue of share purchase contracts or share purchase units will describe the terms of those share purchase contracts or share purchase units, including the following:

•	if applicable, a discussion of material tax considerations; and
•	any other information we think is important about the share purchase contracts or the share purchase units.

DESCRIPTION OF RIGHTS

We may issue rights to purchase ordinary shares that we may offer to our securityholders. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

•	the date of determining the securityholders entitled to the rights distribution;
•	the aggregate number of rights issued and the aggregate number of ordinary shares purchasable upon exercise of the rights;
•	the exercise price;
•	the conditions to completion of the rights offering;
•	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and
•	applicable tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of debt securities or ordinary shares at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

27

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

TAXATION

Information regarding taxation is set forth under the heading “Item 10.E. Taxation” in our Annual Report, as amended, on Form 20-F for the year ended June 30, 2019, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus through underwriters or dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

•	the name or names of any underwriters, if any, and if required, any dealers or agents, and the amount of securities underwritten or purchased by each of them, if any;
•	the public offering price or purchase price of the securities from us and the net proceeds to us from the sale of the securities;
•	any underwriting discounts and other items constituting underwriters’ compensation;
•	any discounts or concessions allowed or re-allowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed.

We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;
•	market prices prevailing at the time of sale;
•	varying prices determined at the time of sale related to such prevailing market prices; or
•	negotiated prices.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If we use underwriters in the sale, the underwriters will either acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale, or sell the Shares on a “best efforts, minimum/maximum basis” when the underwriters agree to do their best to sell the securities to the public. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, the securities will be sold directly to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Our ordinary shares are listed on the NASDAQ Capital Market. Unless otherwise specified in the related prospectus supplement, all securities we offer, other than ordinary shares, will be new issues of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We may apply to list any series of warrants or other securities that we offer on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we may pay the agent in the applicable prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the applicable prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

28

We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

EXPENSES

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee		$6,490
FINRA fee	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Printing fees and expenses	$	*
Miscellaneous	$	*
Total	$	*

*       Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the Company anticipates it will incur in connection with the offering of securities under the registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

WHERE YOU CAN GET MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities described in this prospectus and any accompanying prospectus supplement, as applicable. This prospectus and any accompanying prospectus supplement, which constitute a part of that registration statement, do not contain all of the information set forth in that registration statement and its exhibits. For further information with respect to us and our securities, you should consult the registration statement and its exhibits.

We are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, we also must file reports with, and furnish other information to, the SEC. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as U.S. companies. However, we file with the SEC an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and we submit to the SEC, on Form 6-K, unaudited quarterly financial information.

29

You may read and copy any document we file with, or furnish to, the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an internet site (www.sec.gov) that makes available reports and other information that we file or furnish electronically with it.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the documents we file with, or furnish to, it, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus forms a part of this prospectus, and information that we file later with the SEC automatically updates and supersedes any information in this prospectus. We incorporate by reference into this prospectus the documents listed below:

•	our Annual report on Form 20-F for the fiscal year ended June 30, 2019, filed with the SEC on November 6, 2019;
•	our Current Report on Form 6-K, furnished to the SEC on November 25, 2019;
•	our Current Report on Form 6-K, furnished to the SEC on December 19, 2019;
•	our Registration Statement on Form F-1, filed with the SEC on December 19, 2019;
•	our Current Report on Form 6-K, furnished to the SEC on January 7, 2020;
•	our Prospectus on Form 424B4, filed with the SEC on January 21, 2020;
•	our Current Report on Form 6-K, furnished to the SEC on February 12, 2020;
•	our Current Report on Form 6-K, furnished to the SEC on March 3, 2020;
•	our Current Report on Form 6-K, furnished to the SEC on March 26, 2020;
•	our Current Report on Form 6-K, furnished to the SEC on April 3, 2020; and
•	our Current Report on Form 6-K, furnished to the SEC on May 5, 2020.
•	our Current Report on Form 6-K, furnished to the SEC on May 15, 2020.
•	our Current Report on Form 6-K, furnished to the SEC on May 22, 2020.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus are incorporated by reference into this prospectus and form part of this prospectus from the date of filing or furnishing of these documents. Any documents that we furnish to the SEC on Form 6-K subsequent to the date of this prospectus will be incorporated by reference into this prospectus only to the extent specifically set forth in the Form 6-K.

Any statement contained in a document that is incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus, modifies or supersedes that statement. The modifying or superseding statement does not need to state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.

You may access the documents incorporated by reference on our website at www. www.drespace.cn/PLIN/sec.html. Additionally, upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to us at Xinganxian Plaza, Building B, Suite 19-1, Lianglukou, Yuzhong District, Chongqing, People’s Republic of China 400800 or by emailing us at ir@cqplinfood.com.

30

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of Cayman Islands as an exempted company with limited liability. We are incorporated in Cayman Islands because of certain benefits associated with being a Cayman Islands entity, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, Cayman Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a lesser extent. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any State of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

AllBright Law Offices, our counsel as to Chinese law, has advised us that there is uncertainty as to whether the courts of China would (1) recognize or enforce judgments of United States courts obtained against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or (2) be competent to hear original actions brought in each respective jurisdiction, against us or such persons predicated upon the securities laws of the United States or any state thereof.

AllBright Law Offices has advised us that the recognition and enforcement of foreign judgments are provided for under the Chinese Civil Procedure Law. Chinese courts may recognize and enforce foreign judgments in accordance with the requirements of the Chinese Civil Procedure Law based either on treaties between China and the country where the judgment is made or in reciprocity between jurisdictions. China does not have any treaties or other agreements with Cayman Islands or the United States that provide for the reciprocal recognition and enforcement of foreign judgments. As a result, it is uncertain whether a Chinese court would enforce a judgment rendered by a court in either of these two jurisdictions.

We have been advised by Mourant Ozannes, our counsel as to Cayman Islands law, that the United States and Cayman Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters (other than in relation to arbitral awards) and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, may not be enforceable in the Cayman Islands. We have also been advised by Mourant Ozannes that a final and conclusive judgment obtained in U.S. federal or state courts under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt at common law in the Grand Court of the Cayman Islands.

MATERIAL CHANGES

Except as otherwise described in our Annual Report on Form 20-F for the fiscal year ended June 30, 2019, in our Reports on Form 6-K furnished under the Exchange Act and incorporated by reference herein and as disclosed in this prospectus, no reportable material changes have occurred since June 30, 2019.

LEGAL MATTERS

The legality and validity of the securities offered from time to time under this prospectus was passed upon by Mourant Ozannes. Ortoli Rosenstadt LLP is acting as counsel to our company regarding U.S. securities law matters. Certain legal matters as to PRC law will be passed upon for us by AllBright Law Offices. Ortoli Rosenstadt LLP may rely upon AllBright Law Offices with respect to matters governed by PRC law.

The current address of Mourant Ozannes is 94 Solaris Avenue, Camana Bay, Grand Cayman, KY1-1108, Cayman Islands. The current address of Ortoli Rosenstadt LLP is 366 Madison Avenue, 3rd Floor, New York, NY 10017. The current address of Allbright Law Offices is 11, 12/F, Shanghai Tower, No.501, Yincheng Middle Road, Pudong New Area, Shanghai 200120, P.R. China.

EXPERTS

The consolidated financial statements as of June 30, 2019 and 2018 and for the years respectively then ended, as set forth and incorporated by reference in this prospectus and elsewhere in the registration statement have been so included in reliance on the report of Friedman LLP, an independent registered public accounting firm, given on their authority as experts in accounting and auditing. The current address of Friedman LLP is One Liberty Plaza, 165 Broadway, New York, New York 10006.

31

INTERESTS OF EXPERTS AND COUNSEL

No named expert of or counselor to us was employed on a contingent basis, or owns an amount of our shares (or those of our subsidiaries) which is material to that person, or has a material, direct or indirect economic interest in us or that depends of the success of the offering.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

32

18,124,400 Ordinary Shares

CHINA XIANGTAI FOOD CO., LTD.

Prospectus Supplement

Placement Agent

Univest Securities, LLC

January 28, 2022